UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
_____________________________

Filed by the Registrant: ☒ Filed by a Party other than the Registrant: ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14A-12

_____________________________
Cushman & Wakefield Ltd.
(Name of Registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CUSHMAN & WAKEFIELD

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

Better never settles

225 West Wacker Drive
Suite 3000
Chicago, Illinois 60606
Dear Fellow Shareholder:
At Cushman & Wakefield we are driven by our desire to make an impact – for the real asset ecosystem, for our communities, and for you – our shareholders. Over the past few years, “Better never settles” has become our rallying cry, in no small part because of how it perfectly captures how we think about our impact. Our impact is never complete. It is not a point in time, nor is it confined by geography or a single unit of measurement. By design, our impact is meant to be replete and longstanding.
Every day our approximately 53,000 employees worldwide are inspired by the challenge to serve our clients and communities, better. We pride ourselves in ‘out thinking’ and ‘out doing’, and we revel in the fact that we sit at the intersection of both. We are motivated by the desire to solve complex problems and we know that, now more than ever, complexity is the norm – ever faster, ever changing, and ever important.

After more than 100 years of existence, our iconic brand is one of our most valuable assets. We take seriously our responsibility to honor its history, while also ensuring its longevity. As the world’s complexity increases, we are always adapting, analyzing trends, leveraging new technologies, and rethinking our approach to ensure our valuable impact is felt – by you, and for you, for another century to come. After all, Better never settles.

Sincerely,
MICHELLE MACKAY
Chief Executive Officer

We are motivated by the desire to solve complex problems and we know that, now more than ever, complexity is the norm..."

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	1

225 West Wacker Drive
Suite 3000
Chicago, Illinois 60606

Dear Fellow Shareholder:
On behalf of Cushman & Wakefield Ltd., I am pleased to share with you the enclosed materials relating to our 2026 annual general meeting of shareholders (the “Annual Meeting”). The Annual Meeting is being held on May 14, 2026 at 9:00 a.m. (Eastern Time) via webcast. The enclosed notice of Annual Meeting and proxy statement ("Proxy Statement") provide more details and outline the business matters to be addressed during the Annual Meeting.
We believe that hosting our Annual Meeting virtually makes shareholder attendance more convenient and more accessible. It also helps us save money and ensure the physical security for all participants. We encourage you to join us from wherever you will be on May 14, 2026.
Thank you for your continued support of Cushman & Wakefield.
Sincerely,
NOELLE PERKINS
Executive Vice President, Chief Legal Officer & Secretary

2	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 14, 2026 9:00 a.m. (Eastern Time)

Location
Via webcast at meetnow.global/MTNRSGW. There is no physical location for the Annual Meeting.
Record Date
Shareholders of record as of the close of business on March 16, 2026 (“Record Date”) will be entitled to attend and vote at the Annual Meeting.
Delivery Date
On or about April 3, 2026, our proxy materials (comprised of this notice of the Annual Meeting, the Proxy Statement, a proxy card or voting instruction form, and our Annual Report on Form 10-K for the year ended December 31, 2025 ("2025 Annual Report")), or the notice of internet availability of the proxy materials (“notice card”), are first being distributed or made available to shareholders.
How to Vote
INTERNET Visit www.envisionreports.com/CWK. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.
PHONE
Call +1 800 652-8683 or the number on your proxy card, voting instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.
MAIL
If you received a paper copy of the proxy materials by mail, you may send your completed and signed proxy card or voting instruction form to the address listed on your proxy card or voting instruction form.
AT THE VIRTUAL ANNUAL MEETING
To vote online during the virtual meeting, you will need to access the meeting by following the instructions on the proxy card or notice card that you received (if you are a shareholder of record) or by registering for access to the meeting as described in the Proxy Statement (if you are a beneficial owner).
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2026
This notice of Annual Meeting, the Proxy Statement and the 2025 Annual Report are available for viewing, printing and downloading at envisionreports.com/CWK
You may request a copy of the materials relating to the Annual Meeting, including our Proxy Statement and form of proxy card, as well as our 2025 Annual Report, by following the instructions on your notice card or by contacting our Investor Relations team by telephone at +1 (312) 338-7860 or by email at ir@cushwake.com.

AGENDA:
1.Election of the three nominees named in the Proxy Statement to the Board of Directors to a one-year term expiring at the 2027 annual general meeting: Jodie McLean, Timothy Wennes and Billie Williamson.
2.Appointment of KPMG LLP as independent auditor for the year ending December 31, 2026 and authorization of the Audit Committee to set the independent auditor’s remuneration.
3.Non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed in the Proxy Statement ("Say on Pay").
4.Approval of our 2026 Omnibus Share and Cash Incentive Plan.

By Order of the Board of Directors NOELLE PERKINS Executive Vice President, Chief Legal Officer & Secretary April 3, 2026

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	3

To assist you in reviewing the proposals to be voted upon at the Annual Meeting, we have summarized important information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.
Voting
Shareholders of record as of Record Date may cast their votes in any of the following ways:

INTERNET

Visit www.envisionreports.com/CWK You will need the multi-digit number included in your proxy card, voting instruction form or notice card.

PHONE

Call +1 (800) 652-8683 or the number on your proxy card, voting instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.

MAIL

If you received a paper copy of the proxy materials by mail, you may send your completed and signed proxy card or voting instruction form to the address listed on your proxy card or voting instruction form.

AT THE VIRTUAL ANNUAL MEETING

To vote online during the virtual Annual Meeting, you will need to access the Annual Meeting by following the instructions on the proxy card or notice card that you received (if you are a shareholder of record) or by registering for access to the Annual Meeting as described in this Proxy Statement (if you are a beneficial owner). If you attend and vote electronically during the virtual Annual Meeting, your vote during the Annual Meeting will replace any earlier vote.

4	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

PROXY SUMMARY INFORMATION
Voting Matters and Board Recommendations
Voting Matters and Board Recommendations

Proposal	Board Vote Recommendations
Election of directors nominees named herein to a one-year term expiring at the 2027 annual general meeting (page 32)	FOR each director nominee
Appointment of KPMG LLP as independent auditor for the year ending December 31, 2026 and authorization of the Audit Committee to set the independent auditor’s remuneration (page 35)	FOR
Non-binding, advisory vote on the compensation of Named Executive Officers as disclosed in this Proxy Statement (“Say-on-Pay”) (page 64)	FOR
Approval of our 2026 Omnibus Share and Cash Incentive Plan (page 65)	FOR
Summary of Director Nominees
The following table provides summary information about each of the director nominees standing for election at the Annual Meeting.

Name		Age	Director Since	Principal/Most Recent Occupation	Other U.S. Public Company Boards
	JODIE MCLEAN (1)	56	2018	Chief Executive Officer, EDENS	None
	TIMOTHY WENNES (1)	58	2025	Former Chief Executive Officer, Santander Holdings USA	None
	BILLIE WILLIAMSON (1)	73	2018	Former Partner, Ernst & Young LLP	Two
(1)Independent director

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	5

PROXY SUMMARY INFORMATION
2025 Highlights
2025 Highlights
Overview
Cushman & Wakefield is a leading global commercial real estate services firm driven to solve complex problems for real estate occupiers and investors. Led by an experienced executive team, our approximately 53,000 employees in over 350 offices and nearly 60 countries provide exceptional problem-solving, advisory and execution across the built environment, and we manage approximately 6.5 billion square feet of commercial real estate globally. Our business is focused on meeting the increasing demands of our clients through comprehensive global offerings including (i) Services, (ii) Leasing, (iii) Capital markets and (iv) Valuation and other services.
We are a firm built around the belief that Better Never Settles. As an organization and as individuals, we will never settle for the world that’s been built, but relentlessly drive it forward for our clients, colleagues and communities. Our core values (Driven, Resilient, Inclusive, Visionary and Entrepreneurial) drive our business, create inspiration and help us provide value-added services to the built environment every day.
Our vision is to be recognized as the premier brand in the industry, setting the standard across the built environment by providing effective problem solving through quality advice and execution. We have strengthened our core operations, established a culture of operating with discipline and increased the level of data we use to make decisions, focusing on profitability and driving long-term growth. We have a balanced portfolio of businesses, generating consistent cash flow, and the Cushman & Wakefield brand is well known across the globe.
To support our vision, we plan to leverage the scale of our global platform and invest in advanced technologies to win new business, retain and expand existing client relationships while moving up the value chain and capture market share in high-growth asset classes, such as data centers. We aim to bring data-driven insights to clients, providing the most insightful and forward-thinking solutions.
In addition, we intend to continue investing in high-caliber talent, creating an environment where they can thrive and drive meaningful impact. By prioritizing our employees, we are building a high-performing company—one that is positioned to seize new opportunities, drive sustainable growth and set the standard for excellence in our industry.
Our approach to client relationships is centered on collaboration and transparency. By building strong partnerships based on trust and mutual respect, we seek to ensure that our clients’ needs are met with the highest level of service and professionalism. With a client-centric operating model, we align ourselves to our clients’ success.
In December 2025, we presented our long-term strategic priorities and financial targets at our Investor Day. For more information regarding our 2025 performance, see our 2025 Annual Report.
Cushman & Wakefield Platform of Real Estate Services

6	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

References in this Proxy Statement to “Cushman & Wakefield,” “Cushman,” the “Company,” the “Group,” “we,” “us” or “our” refer to Cushman & Wakefield Ltd. and all of its consolidated subsidiaries, unless the context indicates otherwise. References to the “Board” refer to our Board of Directors.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	7

Highlights

Corporate Governance	Compensation Accountability	Shareholder Rights

•10 directors, 9 of whom are independent
•Regular executive sessions of independent directors
•All Board committees consist entirely of independent directors
•Robust Global Code of Business Conduct, Corporate Governance Guidelines and other governance policies
•Annual self evaluation process conducted through an independent third party

•Share ownership requirements for non-employee directors, executive officers and other senior business leaders
•Policy restricting trading, and prohibiting hedging, pledging and short-selling, of our common shares
•Comprehensive and rigorous compensation clawback policy for executive officers that exceeds the minimum requirements set by applicable regulations
•No gross-up for tax liabilities not related to relocation
•Limited perquisites

•Shareholder right to call special general meetings
•Majority voting requirement for directors in uncontested elections
•Annual Say-on-Pay vote
•Shareholder approval required for use of shareholder rights plan (poison pill)
•In the process of declassifying the Board over a three-year period

The Board has adopted (i) Corporate Governance Guidelines, (ii) a Global Code of Business Conduct applicable to all directors and employees, including our principal executive officer, principal financial officer and principal accounting officer ("Global Code of Conduct"), and (iii) a Code of Business Conduct for Members of the Board of Directors ("Board Code of Conduct," and together with the Global Code of Conduct, collectively "Company Codes"). A copy of the Corporate Governance Guidelines and the Company Codes are available on our corporate website at https://ir.cushmanwakefield.com/governance/governance-documents and available without charge upon written request directed to Cushman & Wakefield Ltd., c/o Noelle Perkins, Secretary, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606. We intend to disclose any amendments to, or any material waivers of, any provision of the applicable Company Code involving our directors or executive officers, on our website to the extent required by Securities and Exchange Commission (“SEC”) or New York Stock Exchange (“NYSE”) rules.

8	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Experience, Expertise and Skills
Board Experience, Expertise and Skills
On a regular basis, the Nominating and Governance Committee ("NomGov Committee") reviews the skills and experience it needs to appropriately oversee the Company's strategy as it evolves over time; this process provides important input to the Board's recruitment and succession planning. Each of the skills and experience listed below directly maps to the Board's effective oversight of the Company, its strategy and operations, and any attendant risks.

Experience, Expertise or Skill	Importance to Cushman & Wakefield

Real Estate Industry	Experience in the commercial real estate industry and an understanding of market trends, the competitive landscape, the regulatory framework, financing, and the overall mechanics of how various types of commercial real estate transactions happen.

Professional Services/ Consulting	Expertise and understanding of professional and client services, client needs, and market dynamics, either through direct experience performing such services or as a consumer of such services.

Corporate Governance	Expertise and understanding of corporate governance principles and best practices either through service as a director or through academics.

CEO Leadership/ Executive Management	Strong leadership skills, including “C-Suite” experience with a public company and/or leadership experience as a division president or functional leader within a complex organization, fostering positive organizational culture and implementing effective management strategies.

Accounting/Finance/Capital Markets	Experience with finance, accounting and financial reporting, with a proven ability to analyze complex financial data, guide strategic financial decisions and evaluate capital structures.

International Operations	Experience with and understanding of global markets, supporting international strategies, cultivating business relationships internationally and navigating the complexities of operating in diverse geographic regions.

Human Capital Management	Experience with human capital management, inclusion, talent acquisition and executive compensation strategies.

Risk Management	Experience in identifying, assessing, managing and prioritizing potential threats and other significant risks facing multinational companies and implementing risk mitigation strategies.

Organic Growth	Ability to expand a business’s operations, revenue, and market share by maximizing internal resources, innovation, and operational efficiencies.

Sustainability	Experience with key sustainability and corporate responsibility issues, including sustainability reporting frameworks, developing and implementing sustainability strategies, incorporating environmental, social and governance principles into core business practices, and evaluating and improving supply chain practices.

Technology/Innovation/Artificial Intelligence ("AI")
Proficiency in leveraging technology and fostering innovation within an organization, which may include an understanding of information technology capabilities, AI, scalable data analytics, digital transformation and/or technology adoption as well as, an awareness of the latest developments in property technology, AI and/or other emerging technology trends.

Cybersecurity	Understanding of cybersecurity threats, risks and vulnerabilities, compliance standards, testing and tools, and incident response best practices, in each case gained through: (a) prior work experience in cybersecurity; (b) relevant degrees or certifications; or (c) other specific background in cybersecurity.

Mergers & Acquisitions	Experience with identifying, developing and executing merger & acquisition strategies including financing, financial modeling and due diligence reviews.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	9

CORPORATE GOVERNANCE
Board Experience, Expertise and Skills
The table below and the detailed director biographies below summarize the experience, expertise and skills of our directors.

Qualification/Attributes

Real Estate Industry

Professional Services/Consulting

Corporate Governance

CEO Leadership/ Executive Management

Accounting/Finance/Capital Markets

International Operations

Human Capital Management

Risk Management

Organic Growth

Sustainability

Technology/Innovation/AI

Cybersecurity

Mergers & Acquisitions

10	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition
Board Composition

Board Tenure
2
5
3
2 yrs or less
2 to 6 yrs
6 yrs or more

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	11

CORPORATE GOVERNANCE
Director Nomination Criteria: Qualifications, Skills and Experience
Director Nomination Criteria: Qualifications, Skills and Experience
Our Corporate Governance Guidelines and our NomGov Committee's charter address the criteria for selecting director candidates. In evaluating candidates, the Board seeks individuals of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all shareholders and provide practical insights and diverse perspectives. In connection with its annual recommendation of director nominees, the NomGov Committee assesses the contributions of incumbent directors eligible for nomination for a subsequent term.
The NomGov Committee is responsible for identifying and screening candidates, evaluating candidates recommended or nominated by shareholders, and recommending to the Board all nominees for election to the Board at the annual general meeting of shareholders. The NomGov Committee determines the qualifications, qualities and expertise required to be a director, including the following:
•integrity,
•strength of character,
•judgment,
•business experience,
•specific areas of expertise,
•ability to devote sufficient time to attendance at and preparation for Board meetings,
•factors relating to composition of the Board (including size and structure), and
•diversity of thought.
The Board has not introduced term or age limits, but could do so in the future. Such policies have advantages (ensuring fresh ideas and viewpoints) and disadvantages (loss of historical knowledge and insights) that the Board regularly evaluates to determine what is in the best interests of our shareholders.
The NomGov Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the NomGov Committee or shareholder recommendations. In 2024 and 2025, the NomGov Committee engaged a director search firm to assist with director recruitment and director succession planning. The NomGov Committee believes such search firm has been valuable in assessing available pools of talent in order for the NomGov Committee to identify and recruit the best possible director candidates for the Company. Each of Mr. Wennes, Mr. Plavin and Ms. Damler was recommended by such search firm. Although we do not have a formal policy with regard to the consideration of any director nominees recommended by shareholders because the NomGov Committee believes that it can adequately evaluate any such nominees on a case-by-case basis, a shareholder or group of shareholders may recommend potential candidates for consideration. The NomGov Committee evaluates potential candidates for director recommended by our shareholders using the same criteria and process outlined in our Corporate Governance Guidelines. In addition, shareholders seeking to request an individual be nominated as a director must follow the notification and other requirements set forth in our Bye-Laws adopted on November 27, 2025 ("Bye-Laws"). For more information about these notification and other requirements, see “Other Important Information for Shareholders—Submission of Shareholder Proposals and Board Nominees” in this Proxy Statement and Exhibit 3.2 to our 2025 Annual Report.

12	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
2026 Director Nominees
2026 Director Nominees

JODIE W. MCLEAN	CHIEF EXECUTIVE OFFICER, EDENS

Age: 57 Director Since: October 2018 Current Committees: •NomGov (Chair)
Professional Experience
•EDENS, a national retail and mixed-use real estate owner, operator and developer
Chief Executive Officer (2015 – present)
President and Chief Investment Officer (2002 – 2015)
Chief Investment Officer (1997 – 2002)
Director Qualifications
•Ms. McLean’s extensive executive, strategic and investment experience over 30 years at EDENS, including overall leadership and accountability as Chief Executive Officer for 10 years, enables her to provide valuable strategic insights related to investments, business development and the real estate industry at large to the Company’s management and the Board
•Ms. McLean’s deep experience in the retail real estate investment industry, together with strong corporate financial acumen, brings an investor’s perspective to the boardroom and ensures that management remains focused on the priorities of the Company’s shareholders
•Ms. McLean’s leadership at a national retail company known for its focus on enriching community and creating meaningful experiences through built space contributes an important perspective to the Board’s discussions regarding enhancing the Company’s impact in the built environment
•Ms. McLean’s previous service on the board of directors of the Federal Reserve Bank of Richmond, including as Chairman, brings to the Board insight regarding monetary and economic policy, a particularly valuable contribution in light of the current macroeconomic environment and its impact on the Company
Other Boards
Current Boards
•Milhaus
•Wofford College (Trustee)
Past Boards, among others
•Extended Stay America, Inc.
•International Council of Shopping Centers (Trustee)
•The Federal Reserve Bank of Richmond
•Sid Mashburn

Skills & Experience

Real Estate Industry	Professional Services/ Consulting	Corporate Governance	CEO Leadership/ Executive Management	Accounting/ Finance/ Capital Markets	Human Capital Management	Risk Management	Organic Growth	Sustainability	Technology/ Innovation/ AI	Cybersecurity	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	13

CORPORATE GOVERNANCE
2026 Director Nominees

TIMOTHY WENNES	FORMER CHIEF EXECUTIVE OFFICER, SANTANDER HOLDINGS USA

Age: 58 Director Since: August 2025 Current Committees: •Audit
Professional Experience
•Santander Holdings USA including Santander Bank, N.A. and Santander Holdings USA, Inc., a nationwide retail and commercial bank
President & Chief Executive Officer (2019 – February 2025)
•MUFG Union Bank, N.A., a nationwide retail bank
West Coast President (2014 – 2019)
Vice Chairman (2010 – 2014)
Head of the Regional Bank (2008 – 2010)
•Countrywide Bank (now part of Bank of America, N.A.), an independent mortgage lender
President and Chief Operating Officer, Retail Banking (2003 – 2008)
•Wells Fargo, a nationwide retail and commercial bank
Community Banking President & other leadership roles (1989 – 2003)
Director Qualifications
•With over 35 years of experience at major international banks, Mr. Wennes brings a deep understanding of global financial systems, capital markets and cross-border operations to the Company and the Board
•Mr. Wennes's oversight of a multi-billion dollar real estate portfolio during his tenure at Santander provides the Board with valuable insight into the client perspective
•Mr. Wennes brings to the Board a demonstrated track record of driving organic growth at large-scale institutions through transformation initiatives, digital innovation, strategic partnerships and acceleration of high-potential business lines
•Mr. Wennes’s executive leadership through multiple economic cycles and regulatory environments allows him to provide to the Board valuable insight on financial risk, compliance and governance

Skills & Experience

Real Estate Industry	Professional Services/ Consulting	Corporate Governance	CEO Leadership/ Executive Management	Accounting/ Finance/ Capital Markets	International Operations	Human Capital Management	Risk Management	Organic Growth	Sustainability	Technology/ Innovation/ AI	Mergers & Acquisitions

14	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
2026 Director Nominees

BILLIE IDA WILLIAMSON	FORMER PARTNER, ERNST & YOUNG LLP

Age: 73 Director Since: August 2018 Current Committees: •Audit (Chair)
Professional Experience
•Ernst & Young LLP, a global accounting firm
Senior Assurance Partner (1998 – 2011, 1974 – 1993)
•Marriott International, Inc., a multinational lodging company
Senior Vice President, Finance and Corporate Controller (1996 – 1998)
•AMX Corporation, a manufacturer of video switching and control devices
Chief Financial Officer (1993 – 1996)
Director Qualifications
•Ms. Williamson brings to the Board and Audit Committee a wealth of experience in global business operations, finance, risk management, financial reporting, internal controls and audit functions cultivated over a 40-year career as a Big Four partner, public company controller and chief financial officer
•As a certified public accountant, Ms. Williamson’s disciplined leadership of the Audit Committee is informed by her deep and nuanced understanding of accounting principles and financial reporting rules and regulations
•Ms. Williamson’s significant public company board experience contributes to the Board’s understanding of governance trends and issues faced by public companies
Other Boards
Current Boards
•Pentair plc (NYSE: PNR)
•Cricut, Inc. (Nasdaq: CRCT)
Past Boards, among others
•Kraton Corporation
•XL Group Ltd.
•CSRA Inc.
•Janus Capital Group
•Annie’s Inc.
•Exelis, Inc.

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Organic Growth	Sustainability	Technology / Innovation / AI	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	15

CORPORATE GOVERNANCE
Continuing Directors
Continuing Directors
Below are the biographies of our other current directors.

MICHELLE M. MACKAY	CHIEF EXECUTIVE OFFICER, CUSHMAN & WAKEFIELD LTD.

Age: 59 Director Since: July 2023 (and from 2018 to 2020)
Professional Experience
•Cushman & Wakefield Ltd.
Chief Executive Officer (July 2023 – present)
President and Chief Operating Officer (2022 – July 2023)
Executive Vice President and Chief Operating Officer (2020 – 2022)
•Safehold Inc. (formerly iStar Inc.), a real estate finance and investment company
Senior Advisor to the CEO (2017 – 2018)
Executive Vice President of Investments and Head of Capital Markets (2003 – 2017)
•UBS, a multinational investment bank and financial services company
Executive Director of Commercial Real Estate and Senior Member of Commercial Real Estate Investment Committee (1998 – 2001)
•J.P. Morgan, a multinational financial services firm
Vice President of Fixed Income (1996 – 1998)
•The Hartford Financial Services Group, Inc., an investment and insurance company
Assistant Vice President of Real Estate and Fixed Income (1991 – 1996)
Director Qualifications
•With expertise in real estate investments, global capital markets, operations and finance, and a strong track record for driving profitable growth, including as an executive of the Company, Ms. MacKay brings a unique and deeply informed perspective to the Board and management on the Company’s strategic initiatives and portfolio management
•Ms. MacKay plays a crucial role in cultivating strategic partnerships and collaborations to drive business growth, and her ability to foster relationships with key stakeholders serves the Company’s commitment to building strong industry connections
•Ms. MacKay’s extensive engagement with the Company’s shareholders ensures that shareholder priorities are given due consideration in the boardroom
•Widely recognized as a global industry leader, Ms. MacKay ensures that the Company’s views and interests are well represented on critical issues faced by the industry
Other Boards
Past Boards
•Americold Realty Trust (NYSE: COLD)
•WCI Communities, Inc.

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Organic Growth	Mergers & Acquisitions

16	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Continuing Directors

SUSAN DAIMLER	FORMER PRESIDENT, ZILLOW GROUP, INC.

Age: 48 Director Since: August 2025 Current Committees: •NomGov
Professional Experience
•Zillow Group, Inc, a leading real estate technology company
President (February 2021 – November 2024)
SVP, Premier Agent (2018 – February 2021)
SVP and GM, StreetEasy & Zillow NYC (2012 – 2018)
•Buyfolio, Inc., an online residential real estate platform acquired by Zillow
Co-Founder (2009 – 2012)
•SeatGuru, an online travel platform acquired by Expedia
Co-Founder (2004 - 2007)

Director Qualifications
•Ms. Daimler brings to the Board significant management experience at high-growth, scaled real estate and technology companies, with oversight of strategy, operations, sales and communications teams
•As the co-founder of two successful start-up companies, Ms. Daimler provides key insights on entrepreneurship, growth and transformation to the Board
•Ms. Daimler’s experience with apps, mobile vending and other technology solutions, as well as her past success in fostering growth and development of technology companies, contributes an important perspective to the Board
•Ms. Daimler has a proven track record of pivoting business models, restructuring operations and charting new growth trajectories through market cycles
Other Boards
Current Boards
•PubMatic, Inc. (Nasdaq: PUBM)
•The Johns Hopkins University (Board of Trustees)

Skills & Experience

Real Estate Industry	Corporate Governance	CEO Leadership / Executive Management	Human Capital Management	Risk Management	Organic Growth	Technology / Innovation / AI	Mergers & Acquisitions

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	17

CORPORATE GOVERNANCE
Continuing Directors

MICHELLE FELMAN	FORMER CO-HEAD OF ACQUISITIONS AND CAPITAL MARKETS, VORNADO REALTY TRUST

Age: 63 Director Since: November 2023 Current Committees: •Compensation (Chair) •NomGov
Professional Experience
•Columbia Business School
Adjunct Professor (2017 – present)
•Vornado Realty Trust, a publicly traded real estate investment trust
Consultant (2011 – 2012)
Executive Vice President, Co-Head of Acquisitions and Capital Markets (1997 – 2010)
•GE Capital, the financial services division of General Electric
Managing Director, Real Estate (1991 – 1997)
•Morgan Stanley, a multinational investment bank and financial services company
Associate (1988 – 1991)
Director Qualifications
•Ms. Felman’s experience finding and valuing investment properties, and overseeing the complex process of underwriting, negotiating and structuring their acquisition, contributes a valuable M&A perspective to the Board
•Ms. Felman’s business acumen, strong financial perspective and deep experience in global real estate help drive the Company toward its strategic goals
•Ms. Felman has extensive international experience and a strong track record working with developers and investors
Other Boards
Current Boards
•Acacia Research Corporation (Nasdaq: ACTG)
Past Boards, among others
•Cyxtera Technologies, Inc. (OTC: CYXTQ)
•Investcorp Holdings B.S.C. (Advisory Director to the real estate group)
•Cumming Corporation
•Scryer, Inc. (d/b/a Reonomy)
•Partners Group Holding AG

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Technology / Innovation / AI	Cybersecurity	Mergers & Acquisitions

18	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Continuing Directors

JENNIFER J. MCPEEK	FORMER CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

Age: 56 Director Since: March 2024 Current Committees: •Audit •Compensation
Professional Experience
•Align Advisory Partners LLC, a value-based management consultancy
Principal Owner (2020 - present)
•Russell Investments, an investment firm
Chief Financial Officer (2018 – 2019)
•Janus Henderson Investors plc (and predecessor firm Janus Capital Group), a global asset manager
Chief Operating & Strategy Officer (2016 – 2017)
Executive Vice President & Chief Financial Officer (2013 – 2016)
Senior Vice President of Corporate Finance & Treasurer (2011 – 2013)
Senior Vice President, Corporate Finance (2009 – 2011)
•ING Investment Management, Americas, an investment management company
Senior Vice President, Head of Strategic Planning (2005 – 2009)
•McKinsey & Company, a global consulting firm
Associate Principal, Corporate Finance & Strategy Practice (1995 – 2001)
Director Qualifications
•As a former chief financial officer of a publicly traded company, and as a director on other boards in the financial services industry, Ms. McPeek’s Board and Audit Committee service is informed by her extensive experience with finance, public company responsibilities and strategic transactions
•In line with her experience as a consultant to companies on value-based management and incentive design, Ms. McPeek’s contributions to Board discussions emphasize the importance of enhancing shareholder value
•As a result of her investments expertise gained from leadership roles at privately held and publicly traded asset management companies, and as a CFA Charterholder, Ms. McPeek offers an insightful perspective on the Company’s investment strategy
Other Boards
Current Boards
•Cboe Global Markets, Inc. (CboeBZX: CBOE)
•First American Funds Trust

Skills & Experience

Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Organic Growth	Mergers & Acquisitions

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CORPORATE GOVERNANCE
Continuing Directors

STEPHEN D. PLAVIN	FORMER SENIOR MANAGING DIRECTOR, REAL ESTATE, BLACKSTONE INC.

Age: 66 Director Since: October 2025 Current Committees: •Non-Executive Chairman of the Board
Professional Experience
•Blackstone Inc., a global investment management firm
Head of Europe and the Asia Investment Team, and Senior Managing Director, Real Estate Debt Strategies (June 2021 – July 2025)
Chief Executive Officer, Blackstone Mortgage Trust, Inc., a publicly traded commercial mortgage REIT (2012 – June 2021)
•Capital Trust, Inc., a commercial mortgage REIT and investment manager (and predecessor of Blackstone Mortgage Trust, Inc.)
Chief Executive Officer (2009 – 2012)
Chief Operating Officer (1998 – 2009)
•The Chase Manhattan Bank (and its predecessor Chemical Bank), a multinational bank
Global Co-Head of Real Estate and other positions (1984 - 1998)
Director Qualifications
•Mr. Plavin’s distinguished 40-year career in real estate finance, including leadership roles at Blackstone and Capital Trust, enables him to provide the Board with valuable insights into commercial real estate lending, capital markets and finance transactions, and the commercial real estate industry as a whole
•Mr. Plavin’s global experience, including oversight of real estate investing strategies across Europe and Asia, brings a broad international perspective to the Board’s strategic discussions
•Mr. Plavin’s strong experience in managing complex transactions and organizational change contributes to the Board’s oversight of corporate strategy and execution
•Mr. Plavin’s service on the boards of other public companies, including prior service as a Chairman of the Board, provides the Board with strong corporate governance experience and a deep understanding of shareholder priorities
Other Boards
Current Boards
•Omega Healthcare Investors, Inc. (NYSE: OHI)
Past Boards
•WCI Communities, Inc.
•Blackstone Mortgage Trust, Inc. (NYSE: BXMT)
•Capital Trust, Inc.

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Organic Growth	Sustainability	Cybersecurity	Mergers & Acquisitions

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CORPORATE GOVERNANCE
Continuing Directors

ANGELA SUN	PRINCIPAL, HYLAND VENTURES LLC

Age: 51 Director Since: November 2021 Current Committees: •Compensation
Professional Experience
•Hyland Ventures LLC (f/k/a Rise Health Group Inc.), an early-stage investment and advisory company
Principal (March 2021 – present)
•Alpha Edison, a venture capital firm
Chief Operating Officer and Partner (2019 – 2021)
•Bloomberg L.P., a privately held financial, software, data and media company
Global Head of Strategy and Corporate Development (2015 – 2017)
Chief of Staff to the CEO (2008 – 2014)
•Office of New York City Mayor Michael Bloomberg
Senior Policy Advisor (2006 – 2008)
•McKinsey & Company, a global management consulting firm
Engagement Manager (2001 – 2005)
•JPMorgan Chase & Co., an investment banking company
Financial Analyst, Real Estate Investment Banking Division (1996 – 1998)
Director Qualifications
•Ms. Sun’s broad-based experience in strategic planning, operations and business development across the financial services, technology, government, healthcare and media sectors brings diverse and invaluable insights into the boardroom
•Ms. Sun’s service in the Bloomberg Administration, including overseeing city-wide urban planning and real estate development projects in New York City, provides a unique government and regulatory perspective to the Company’s management and the Board
•Ms. Sun’s prior investment banking experience, including in large-scale land use projects, real estate development and commercial real estate transactions, enhances her contributions regarding finance, mergers & acquisitions and other Company transactions
•Ms. Sun’s recognized efforts to help establish the Bloomberg Gender Equality Index, an industry-wide standard for issuers and investors, brings an important perspective to the boardroom
•Ms. Sun’s public company board experience enhances the Board’s and the NomGov Committee’s understanding of key priorities
Other Boards
Current Boards
•The Western Union Company (NYSE: WU)
•Maxim Crane Works, L.P.
•Kero Sports
Past Boards
•Apollo Strategic Growth Company (NYSE: APGB)

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	International Operations	Human Capital Management	Risk Management	Sustainability	Technology / Innovation	Cybersecurity	Mergers & Acquisitions

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CORPORATE GOVERNANCE
Continuing Directors

RAJESH VENNAM	CHIEF FINANCIAL OFFICER, DARDEN RESTAURANTS, INC.

Age: 51 Director Since: March 2024 Current Committees: •Audit
Professional Experience
•Darden Restaurants, Inc., a national multi-brand restaurant owner and operator
Senior Vice President, Chief Financial Officer (December 2022 – present)
Senior Vice President, Chief Financial Officer and Treasurer
(January 2021 – December 2022)
Senior Vice President, Corporate Finance and Treasurer (2020 – January 2021)
Senior Vice President, Finance & Analytics (2016 – 2020)
•The Fresh Market, Inc., a specialty grocery retailer
Vice President, Financial Planning & Analysis and Investor Relations (2014 – 2016)
•Red Lobster Hospitality, LLC, a restaurant chain operator
Senior Vice President, Financial Planning & Analysis and Treasury (2014)
Vice President, Finance (2013 – 2014)
•Darden Restaurants, Inc., a national multi-brand restaurant owner and operator
Director, Financial Planning & Market Analysis, Longhorn Steakhouse (2010 – 2013)
Director Qualifications
•Mr. Vennam brings to the Board and Audit Committee valuable insight into business operations, corporate finance and treasury cultivated over a career in finance spanning over two decades, including as chief financial officer of a publicly traded company
•Mr. Vennam’s background in corporate acquisitions and divestitures, as well as his experience in financial and strategic planning, contributes to the Board’s investment and financial acumen
•Mr. Vennam also brings to the Board cross-functional experience gained from his leadership of information technology, investor relations, consumer insights and business analytics functions of large organizations

Skills & Experience

Real Estate Industry	Professional Services / Consulting	Corporate Governance	CEO Leadership / Executive Management	Accounting / Finance / Capital Markets	Human Capital Management	Risk Management	Organic Growth	Sustainability	Technology / Innovation	Cybersecurity	Mergers & Acquisitions

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CORPORATE GOVERNANCE
Board Composition
Board Composition
Current Board Composition
Our business and affairs are managed under the direction of the Board, which is currently comprised of 10 directors. Our Bye-Laws provide that the Board will have a minimum of 5 and a maximum of 11 directors. Although the Board currently is divided into three classes, with one class being elected at each year’s annual general meeting of shareholders, we are in the process of declassifying the Board over a three-year period. Accordingly, Ms. McLean, Mr. Wennes and Ms. Williamson, who are nominated for election at the Annual Meeting, will serve a one-year term and will stand for re-election every year thereafter. Ms. MacKay, Mr. Plavin, Ms. Sun and Mr. Vennam serve as Class III directors with a term expiring at our 2027 annual general meeting. Ms. Daimler, Ms. Felman and Ms. McPeek serve as Class I directors with a term expiring at our 2028 annual general meeting. Upon the expiration of the term of office for each class of directors, each director shall be elected annually and hold office until the next annual general meeting and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification, or removal from office. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by a determination of the directors then in office.
2025 Board Composition Changes
In 2025, the Board, guided by its NomGov Committee, underwent a refreshment that aligned with the Company’s strategic pivot towards growth and innovation. Mr. White retired from his role as director and non-Executive Chairman effective July 31, 2025 and served as a strategic consultant through February 28, 2026. Ms. Daimler and Mr. Wennes were each appointed to the Board effective August 1, 2025. Mr. Plavin was appointed to the Board, and to the role of non-Executive Chairman, effective October 1, 2025. Each of Mr. Wennes, Mr. Plavin and Ms. Daimler was recommended by our third-party search firm. For more information regarding our search firm, see "Director Nomination Criteria: Qualifications, Skills and Experience" in this Proxy Statement.
Director Independence
Our common shares are listed on the NYSE. Subject to certain exceptions, the NYSE listing rules require that (i) independent directors comprise a majority of a listed company’s board of directors and (ii) each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Members of the compensation committee and the audit committee of a listed company must also satisfy certain enhanced independence requirements under the NYSE listing rules and the rules promulgated under U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 10A-3 and Rule 10C-1.
For a director to be considered independent under the NYSE listing rules, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer or an organization that has a relationship with the Company). The Board has affirmatively determined that each director who served during 2025 was, and each nominee for director and current director qualifies as, an independent director in accordance with the NYSE listing rules, except for Ms. MacKay, our Chief Executive Officer (“CEO”). In addition, the Board has affirmatively determined that each director who served on the Audit Committee or the Compensation Committee during 2025 satisfied, and each current director who currently serves on such committees satisfies, the heightened independence standards for such committees under the applicable rules of the NYSE and the Exchange Act.
Independent Director Meetings
Our independent directors regularly meet in executive session without management or management directors present. Our independent Chairman presides at such meetings.
Board Leadership Structure
The following section describes the Board leadership structure, the reasons the Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. The Board believes that the mix of experienced independent and non-independent directors that currently makes up the Board, the Board committee composition, and the separation of the roles of Chairman and CEO benefit the Company and its shareholders.

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CORPORATE GOVERNANCE
Director Compensation Program
Independence
The Board has an appropriate mix of independent directors and non-independent directors. The Board currently includes nine independent directors and one non-independent director, Ms. MacKay, who serves as our CEO.
Separate Chairman and CEO
With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chairman and CEO are currently separated. The Board believes that this structure clarifies the individual roles and responsibilities of CEO and Chairman, streamlines decision-making and enhances accountability.
The Board believes that, at this time, separating the roles of Chairman and CEO is the most effective leadership structure because it allows Ms. MacKay to focus on the management of the Company, day-to-day operations, and engaging with external stakeholders.
Our Chairman, Mr. Plavin, focuses his attention on the broad strategic issues considered by the Board, leveraging his strong commercial real estate background to provide strategic guidance and effective oversight of management, engaging with the CEO between Board meetings and providing guidance to our CEO. With a distinguished 40-year career in real estate finance and strong public company board experience, Mr. Plavin has valuable experience with respect to the issues, challenges and opportunities facing our Company, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
Role of the Chairman
The principal duty of the Chairman is to lead and oversee the activities of the Board, including presiding over all Board meetings. Because our Chairman is an independent director, he also calls and presides over all executive sessions of the Board. The Chairman, in consultation with the CEO and any other executive officers as needed also establish an agenda for each meeting of the Board and review proposed meeting calendars and schedules to ensure that there is sufficient time for discussion of all agenda items. The Chairman reviews and provides input on Board pre-read materials and other information sent to the Board as he deems appropriate. Since our Chairman and CEO roles are separated, the Chairman briefs the CEO about the results of deliberations among the independent directors. The Chairman also serves as the liaison for consultation and communication with shareholders, as appropriate. Finally, the Chairman performs any other duties as the Board may from time to time designate.
Self-Evaluation
The NomGov Committee annually leads the process of evaluating the performance of the Board as a whole. From time to time the NomGov Committee engages an independent third-party to assist with the process ("Governance Consultant"). In 2025, the NomGov Committee engaged a Governance Consultant who conducted one-on-one interviews with each director and summarized the aggregated themes and conclusions, together with recommendations, in a verbal report to the Board. Thereafter, the Board engaged in responsive action planning. In addition, in 2025 the NomGov Committee oversaw the Board committee self-evaluation process. As part of this process, each of the Audit Committee, Compensation Committee and NomGov Committee annually evaluates its performance as a committee. The chair of each committee reports that committee’s conclusions to the Board and may make recommendations for improvement to the Board.
Director Compensation Program
Directors who are employees of the Company do not receive any compensation for their service as directors. In 2025, each director who was not an employee of the Company (each, a "Non-Employee Director") was entitled to receive annual cash retainers for Board and committee service as set forth in the below table.

Type of Compensation	Annual Cash Retainer
Annual Board member retainer	$110,000
Additional compensation:
Non-Executive Chairman	$100,000
Lead Director	$40,000
Audit Committee chair	$40,000

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CORPORATE GOVERNANCE
Succession Planning

Compensation Committee chair	$25,000
NomGov Committee chair	$20,000
Audit Committee member (non-chair)	$10,000
Compensation Committee member (non-chair)	$10,000
NomGov Committee member (non-chair)	$10,000
Directors do not earn fees for each meeting attended; however, they are reimbursed for reasonable out-of-pocket expenses relating to their service on the Board.
In addition, in 2025 each Non-Employee Director was eligible to receive an annual restricted stock unit (“RSU”) award with a grant date value of $180,000, which will vest in full on the first anniversary of the date of grant. Awards granted to directors in 2025 were made under our Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (such plan as further amended and restated by Third Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan, the "Omnibus Director Plan"). Additionally, the non-Executive Chairman of the Board is eligible to receive an additional annual RSU award with a grant date value of $100,000.
New Non-Employee Directors are eligible to receive pro-rated annual cash retainers for Board and committee service as well as a pro-rated annual RSU award based on when they join the Board.
2025 Director Compensation Table
The table below summarizes the compensation of each director who served on the Board in 2025 (other than Ms. MacKay, our CEO, whose compensation is discussed in the Summary Compensation Table).

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	All Other Compensation (3)	Total
Susan Daimler	$45,734	$141,645	$—	$187,379
Michelle Felman	$145,000	$179,998	$—	$324,998
Jodie McLean	$140,000	$179,998	$—	$319,998
Jennifer McPeek	$120,000	$179,998	$—	$299,998
Stephen Plavin	$52,500	$173,658	$—	$226,158
Angela Sun	$130,000	$179,998	$—	$309,998
Rajesh Vennam	$120,000	$179,998	$—	$299,998
Timothy Wennes	$45,734	$141,645	$—	$187,379
Brett White (3)	$122,690	$280,000	$25,000	$427,690
Billie Williamson	$180,000	$179,998	$—	$359,998

(1)The compensation in the table above reflects partial years of service on the Board and Board committee composition changes throughout 2025, where applicable. Mr. White retired from his role as director and non-Executive Chairman effective July 31, 2025, after which he served as a strategic consultant to the Company from July 31, 2026 until February 28, 2026. Ms. Daimler and Mr. Wennes joined the Board effective August 1, 2025. Mr. Plavin joined the Board effective October 1, 2025.
(2)This column represents the grant date fair value of the RSU awards to the Non-Employee Directors, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”), which is based on the closing price of our common shares on the applicable grant date (August 1, 2025 for each of Ms. Daimler and Mr. Wennes; October 1, 2025 for Mr. Plavin; and May 15, 2025 for all other directors). The aggregate number of outstanding stock awards held by our independent directors as of December 31, 2025 consisted of 17,013 for each of Ms. Felman, Ms. McLean, Ms. McPeek, Ms. Sun, Mr. Vennam and Ms. Williamson, 11,873 for each of Ms. Daimler and Mr. Wennes and 10,874 for Mr. Plavin.
(3)Mr. White received an RSU grant on May 15, 2025 however, pursuant to its terms, the award was subsequently forfeited in connection with his retirement from the Board. Accordingly, Mr. White did not hold any outstanding stock awards as of December 31, 2025. Amount in “All Other Compensation” column represents payment to Mr. White for his service as a strategic consultant to the Company in fiscal 2025, following his retirement from the Board.

Succession Planning
Succession planning and talent development are important at all levels within the Company. In 2025, the Board was responsible for the oversight of the Company’s succession planning for the CEO and other executive officers. In 2026, the Board amended the NomGov Committee's charter to expand the NomGov Committee's responsibilities to include oversight of succession planning for the CEO and Chief Financial Officer ("CFO"). Succession planning oversight includes identifying the skills, experience and attributes needed to be an effective leader in light of the Company’s business strategies, opportunities and challenges. The process is designed to prepare the Company for both expected successions, such as those arising from anticipated

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CORPORATE GOVERNANCE
Compensation Committee Interlocks and Insider Participation
retirements, as well as those occurring when executives leave unexpectedly, or due to death, disability or other unforeseen events.
At least annually, the NomGov Committee recommends to the Board, leadership development initiatives and short- and long-term succession plans for the CEO and CFO, while the CEO reviews and recommends to the Board leadership development initiatives and short- and long-term succession plans for our other executive officers, all in the context of the Company’s overall business strategy. The Board may also from time to time retain outside advisors to assist the Board in assessing internal succession candidates and identifying developmental needs. In addition, the CEO may provide regular assessments to the Board of senior leaders and their potential to succeed in key senior management positions. As part of this process, potential leaders interact with Board members through formal presentations and during informal events to get exposure to the Board for purposes of leadership development.
Compensation Committee Interlocks and Insider Participation
During 2025, each of Ms. Felman, Ms. McLean and Ms. Sun served as a member of the Compensation Committee. None of them (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries, or (c) had any related party relationships requiring disclosure under Item 404 of Regulation S-K. During 2025, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company whose executive officers or directors serve or served as a member of the Board or our Compensation Committee.
Board Role in Enterprise Risk Oversight
Full Board
The Board has responsibility for the direct oversight of the Company’s enterprise risks, including risks related to AI. In its risk oversight role, the Board has the responsibility to satisfy itself that the enterprise risk management processes, risk profile and exposure, activities, and controls designed and implemented by management are adequate and functioning as designed. The Board oversees a holistic, pro-active enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic direction, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks the Company faces and what steps management is taking to identify, assess, mitigate and manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. These committees meet regularly and report back to the full Board through committee chair reports on risks and play a significant role in carrying out the Board’s risk oversight function.
Audit Committee
Our Audit Committee discusses the process by which management assesses and manages the Company’s exposure to risk, including major financial risk exposure, and the steps taken by the Company to monitor and control such exposures. The Audit Committee oversees and evaluates the Company’s overall guidelines, policies and procedures with respect to information security and cybersecurity risks, and oversees the global insurance program, legal and compliance matters that may have a material impact on our financial statements, tax matters and related party transactions. The Audit Committee receives regular reports from our CFO, Chief Ethics & Compliance Officer, Global Controller, Head of Internal Audit, Head of SOX Compliance, Chief Digital & Information Officer, Chief Information Security Officer ("CISO") and Chief Tax Officer, as well as updates from our Chief Legal Officer, on developments affecting our overall risk profile and on issues of non-compliance and incident management.
Compensation Committee
Our Compensation Committee oversees the design and implementation of our incentive and compensation programs and monitors the incentives created by these programs to determine whether they encourage

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CORPORATE GOVERNANCE
Board Role in Enterprise Risk Oversight
excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management practices and policies, and compensation, and considers controls or changes that could mitigate risk.
NomGov Committee
Our NomGov Committee oversees any risks associated with corporate governance matters, the Company's sustainability strategy, shareholder proposals, Board independence, and Board and committee composition.
Management
The Company’s management, as delegated by the Board, is responsible for assessing and managing the Company’s exposure to risk on a day-to-day basis, which is embedded within the strategic and operational planning process of the Company. In collaboration with our legal, compliance and ethics, internal audit, and other functional teams within the Company, senior global executives representing various service lines, operational areas and geographic regions are members of our Investment & Risk Committee (the “IRC”), which meets periodically to (among other things) monitor risks, assign owners of certain risks, update, identify and consider new or emerging risks, and discuss our most current significant enterprise risks as reviewed by the Board annually. The Chief Legal Officer provides periodic updates to the Board, which are intended to deliver deeper insights on governance practices, the Company’s risk management framework and mitigation strategies, and the effectiveness of our controls, designs, and execution of risk policies and procedures. As part of its annual process, the IRC interviews regional and functional senior global leaders and aggregates their feedback with other internal and external data sources to prepare a risk register of the most significant enterprise risks facing the Company for Board review.

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CORPORATE GOVERNANCE
Board Meetings and Committees
Board Meetings and Committees
Our directors are expected to attend all or substantially all Board meetings and meetings of the committees on which they serve, as well as the annual general meeting of shareholders of the Company.
The Board held five meetings in 2025. In 2025, each director attended at least 75% of all meetings of the Board and of any committees on which they served during the period such director was on the Board or such committee. Seven of our eight then-current directors attended our 2025 annual general meeting of shareholders.
The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the NomGov Committee, each of which consists solely of independent directors. Each standing committee has adopted a written charter, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management and has the authority to retain outside advisors in its discretion at the Company’s expense. The primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the governance section on our website at https://ir.cushmanwakefield.com.
The following table indicates: (i) the current members of each standing committee, (ii) the number of meetings held by each standing committee during the year ended December 31, 2025 and (iii) the directors determined to be independent under the NYSE listing rules:

Director	Board	Audit Committee (3)	Compensation Committee (4)	NomGov Committee (5)	Independent
MICHELLE MACKAY
SUSAN DAIMLER (1)
MICHELLE FELMAN			Chair
JODIE MCLEAN				Chair
JENNIFER MCPEEK
STEPHEN PLAVIN (2)
ANGELA SUN
RAJESH VENNAM
TIMOTHY WENNES (1)
BILLIE WILLIAMSON		Chair
NUMBER OF MEETINGS	5	10	5	4	—

(1)Appointment to Board effective August 1, 2025.
(2)Appointment to Board effective October 1, 2025.
(3)During 2025, the Audit Committee was comprised of Ms. Williamson (Chair), Ms. McPeek and Mr. Vennam.
(4)During 2025, the Compensation Committee was comprised of Ms. Felman (Chair), Ms. McLean and Ms. Sun.
(5)During 2025, the NomGov Committee was comprised of Ms. McLean (Chair), Ms. Felman and Ms. Sun.

The current membership and current primary responsibilities of each standing committee are summarized below.

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Board Meetings and Committees

Audit Committee

The primary responsibilities of the Audit Committee are addressed below.

Relevant Areas of Focus:	Committee Members
•Appoint our independent registered public accounting firm annually (our “Independent Auditor”), evaluate the Independent Auditor’s independence and performance and replace it as necessary, and set guidelines for the hiring of former employees of the Independent Auditor;
•Pre-approve audit and non-audit services from our Independent Auditor;
•Review the audit plans and findings of our Independent Auditor and our internal audit function;
•Review with our management and Independent Auditor our financial statements, including significant financial reporting issues and new accounting policies;
•Review with our management and Independent Auditor the adequacy of our internal controls over financial reporting;
•Discuss the process by which management assesses and manages the Company’s exposure to risk and the steps taken to monitor and control such exposures;
•Oversee the implementation and effectiveness of our compliance and ethics program, including our “whistleblowing” procedures; and
•Evaluate and discuss the Company’s overall guidelines, policies, processes and procedures with respect to information security and cybersecurity and receive reports from the CISO on the adequacy of the Company’s computerized information system controls and related security.
Billie Williamson (Chair)
Jennifer McPeek
Rajesh Vennam
Timothy Wennes
All members qualify as an “audit committee financial expert” as defined by the SEC

Compensation Committee

The primary responsibilities of the Compensation Committee are addressed below.

Relevant Areas of Focus:	Committee Members
•Review and recommend to the Board for approval the performance goals and objectives applicable to the compensation of our CEO, evaluate the performance of our CEO in light of those goals and objectives, and recommend to the Board for approval the compensation of our CEO based on that evaluation and such other factors as it deems appropriate;
•Review and approve (a) the compensation of our executive officers (other than the CEO) in light of the recommendations from the CEO and such other factors as it deems appropriate and (b) any compensation agreements or arrangements with any executive officer;
•Review and approve compensation of the non-employee directors on the Board;
•Review and approve any policies and guidelines related to the compensation of our executive officers and directors;
•Establish, amend and administer the Company’s cash incentive plans (as they relate to the Company's executive officers) and equity incentive plans broadly;
•Review shareholder feedback in relation to the Company's executive compensation practices; and
•Review and discuss the Company's human capital management.
Michelle Felman (Chair)
Jennifer McPeek
Angela Sun

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CORPORATE GOVERNANCE
Board Meetings and Committees

Nominating and Corporate Governance Committee

The primary responsibilities of the NomGov Committee are addressed below.

Relevant Areas of Focus:	Committee Members
•Develop and recommend criteria to the Board for selecting new directors;
•Conduct inquiries into the qualifications and background of candidates for the Board and recommend proposed nominees to the Board;
•Recommend corporate governance guidelines and other governance-related policies to the Board;
•Review and recommend to the Board independence and committee criteria determinations;
•Oversee the annual evaluation of the performance of the Board and its committees;
•Review and monitor the Company’s development and implementation of goals on sustainability matters and human capital matters;
•Oversee the preparation of and recommend criteria to the Board for CEO and CFO succession planning; and
•Review shareholder feedback in relation to the Board's governance practices.
Jodie McLean (Chair)
Susan Daimler
Michelle Felman

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Share Ownership Policy
Share Ownership Policy
We recognize the importance of aligning the interests of our management and directors with those of our shareholders. As a result, the Compensation Committee has adopted a share ownership policy for directors, executive officers and certain other senior business leaders. Under this policy, our Named Executive Officers (as defined below), other senior leaders, and Non-Employee Directors are expected to accumulate “Qualifying Equity” of the Company having a fair market value equal to the multiples of annual base salary or cash retainer set forth in the table below. “Qualifying Equity” includes all common shares beneficially owned, vested but unsettled RSUs, all unvested time-vesting RSUs, and shares held in a 401(k) plan or notionally through a deferred compensation plan.

Qualifying Equity
CEO	6x Salary
Other Named Executive Officers	3x Salary
Certain other senior business leaders	2x Salary
Non-Employee Directors	5x Annual Base Cash Retainer
Our stock ownership guidelines also include a retention requirement. Until an individual has reached their required ownership level, the individual may not sell or transfer any Company shares. Once the required ownership level is reached, the individual may not sell or transfer shares at any time if doing so would cause them to fall below their required ownership threshold. These transfer restrictions do not apply to shares withheld to satisfy an exercise price or tax obligations upon the exercise of stock options or the vesting of RSUs. The Compensation Committee calculates the amount of Qualifying Equity required to be held by each individual annually on May 31 based upon (a) his or her then-current annual base salary or cash retainer and (b) our average closing share price over the previous 30-day period.
As of December 31, 2025, all of our directors and Named Executive Officers were in compliance with or exceeded the share ownership policy, either by meeting the applicable minimum ownership requirement or by satisfying the retention requirement.
Policies on Hedging, Pledging and Insider Trading
We have adopted an insider trading policy that provides that no employee, officer or director, nor certain of their family members, household members or entities which they control, may engage in any short sales, derivative transactions (including put or call options) or hedging transactions (including “zero-cost collars”) relating to our securities. It also prohibits such persons from holding our securities in margin accounts or pledging our securities as collateral. This policy and our procedures are intended to, among other things, prohibit our employees, officers and directors from insulating themselves against the effects of poor share price performance and are reasonably designed to promote compliance with insider trading laws, rules and regulations as well as NYSE standards.
Our insider trading policy also sets out requirements for trades in our securities that all directors, executive officers and other designated insiders must follow. Under the policy, our directors, executive officers and other designated insiders are prohibited from trading in our securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance by our legal department, in each case except under pre-approved trading plans under Rule 10b5-1 under the Exchange Act.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	31

ELECTION OF DIRECTORS
Based on the recommendation of the NomGov Committee, the Board has nominated Jodie McLean, Timothy Wennes and Billie Williamson for election at the Annual Meeting to hold office until the annual general meeting of shareholders to be held in 2027 and will stand for re-election every year thereafter.
Required Vote
A nominee must receive more votes “FOR” than “AGAINST” her or his re-election in order to be re-elected. Shareholders may vote “FOR” or “AGAINST” both or any of the nominees or may elect to “ABSTAIN” their vote for both or any of the nominees. Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast and so will not affect the outcome of the nominee’s election.
Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR.

32	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

The following table shows the fees for audit and other services provided by KPMG LLP for the years ended December 31, 2025 and 2024 and describes the types of services provided in each category:

Fees	2025	2024
Audit Fees (1)	$8,891,000	$9,263,000
Audit-Related Fees (2)	$765,000	$462,000
Tax Fees (3)	$232,000	$96,000
All Other Fees (4)	—	—
Total Fees	$9,888,000	$9,821,000

(1)Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees associated with the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended ("SOX Act").
(2)Includes fees associated with internal control matters and services not required by statute or regulation.
(3)Includes fees associated with tax compliance at domestic and international locations and domestic and international tax advice.
(4)Not applicable.

Pre-Approval Policies and Procedures
Consistent with its charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility and pursuant to the Policy for Pre-Approval of Audit and Non-Audit Services, the Audit Committee is required to pre-approve all audit and non-audit services proposed to be provided by the independent auditor, including the fees to be paid for such services, to assure that they do not impair the auditor’s independence from the Company. In accordance with the Policy for Pre-Approval of Audit and Non-Audit Services, all audit and non-audit services provided by the independent auditor were pre-approved by the Audit Committee.
Audit Committee Report
The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of this charter annually. For a brief description of the primary responsibilities of the Audit Committee, see “Corporate Governance—Board Meetings and Committees—Audit Committee” in this Proxy Statement.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2025 with management and our Independent Auditor, KPMG LLP.
Discussions included, among other things:
•the acceptability of accounting principles and practices;
•the reasonableness of significant accounting judgments and critical accounting policies, practices and estimates; and
•the effectiveness of Cushman & Wakefield’s internal controls over financial reporting and adequacy of financial reporting and disclosure procedures.
Management represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with management and KPMG LLP the process used to support certifications by the Company’s CEO and CFO that are required by the SEC and the SOX Act to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	33

AUDIT AND OTHER FEES
Audit Committee Report
The Audit Committee also discussed with the Independent Auditor the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (including significant accounting policies, critical accounting policies and estimates, alternative accounting treatments and critical audit matters). In addition, the Audit Committee received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence and discussed with the Independent Auditor their independence.
Based upon the review and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the 2025 Annual Report.
Submitted by the Audit Committee of the Company’s Board of Directors:
Billie Williamson (Chair)
Jennifer McPeek
Rajesh Vennam
Timothy Wennes

34	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION FOR THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION
Under Bermuda law, our shareholders have the responsibility to approve the appointment of the Independent Auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee to set the Independent Auditor’s remuneration. At the Annual Meeting, the shareholders will be asked to approve the appointment of KPMG LLP as our Independent Auditor for the fiscal year ending December 31, 2026, and to authorize the Audit Committee to set the Independent Auditor’s remuneration. The selection of KPMG LLP as our Independent Auditor for the fiscal year ending December 31, 2026 was approved by the Audit Committee in February 2026.
We anticipate that a representative of KPMG LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to any appropriate questions that may be submitted by shareholders at the Annual Meeting.
Required Vote
This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered votes cast and will not have any effect on this proposal. If you own common shares through a bank, broker or other nominee, your bank, broker or such nominee may vote your shares on this proposal in the absence of instructions from you because this is considered a “routine” matter. For more information on "routine matters", see "General Information about the Annual Meeting—What are ‘routine’ and ‘non-routine’ matters and what are ‘broker non-votes?" in this Proxy Statement.
Recommendation

FOR
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPOINT KPMG LLP AS OUR INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2026 AND AUTHORIZE THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	35

This Compensation Discussion and Analysis addresses the principles underlying our executive compensation program and the policies and practices for the year ended December 31, 2025 for (i) our principal executive officer in 2025, (ii) our principal financial officer in 2025, and (iii) the three other most highly compensated executive officers of the Company as of December 31, 2025. We refer to (i) through (iii), collectively, as our “Named Executive Officers.”
Set forth below is the name, age and biographical information of each of our Named Executive Officers, other than Ms. MacKay, our CEO and director, whose biography is included under "Continuing Directors" above:

MICHELLE MACKAY	NEIL JOHNSTON	ANDREW MCDONALD	NATHANIEL ROBINSON	NOELLE PERKINS
CEO	Chief Financial Officer	Global President & Chief Operating Officer	Chief Investment & Strategy Officer	Chief Legal Officer & Secretary
Executive Officers

Age: 60 Executive Vice President & Chief Financial Officer
NEIL JOHNSTON

Mr. Johnston has served as our Executive Vice President & Chief Financial Officer since February 2021 and also served as our Chief Accounting Officer from September 2022 to May 2024. Prior to his current role, he served as a consultant to the Company from January 2021 to February 2021. Previously, Mr. Johnston served as Executive Vice President & Chief Financial Officer of Presidio, Inc., a global digital services and solutions provider, from January 2018 to December 2020. Earlier in his career, Mr. Johnston spent more than two decades with Cox Enterprises and its affiliated companies, including serving as Executive Vice President & Chief Financial Officer of Cox Automotive and holding senior finance, strategy, and digital innovation leadership roles across Cox Media Group and Cox Radio, Inc. (together, "Cox"). Prior to joining Cox, Mr. Johnston worked for Coca-Cola Enterprises, Inc. and Deloitte & Touche LLP. Mr. Johnston holds an M.B.A. from the Wharton School of the University of Pennsylvania and degrees in accounting, finance and information systems from Georgia State University and the University of Cape Town, South Africa. He is a Certified Public Accountant (CPA) and a Chartered Accountant (South Africa).

36	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Officers

Age: 51 Global President & COO
ANDREW MCDONALD

Mr. McDonald has served as our Global President & Chief Operating Officer (“COO”) since July 1, 2023. Prior to these current roles, Mr. McDonald served as our President from January 2022. Prior to that, Mr. McDonald served as Chief Executive, Americas beginning in July 2020. Mr. McDonald led Cushman & Wakefield’s Americas West region from November 2017 to July 2020 and before that he served as Executive Managing Director and Regional Managing Principal for Greater Los Angeles/Orange County. Mr. McDonald began his professional career at ASIMCO, a Beijing-based private equity firm. He later joined Cushman Realty Corporation, which merged with Cushman & Wakefield in 2001. Mr. McDonald currently serves as Board Chair of Altadena Recovery and Rebuild Corporation and is on the Board of Directors of the Los Angeles Fire Department Scholarship Fund. He is a member of the Real Estate Roundtable and the Policy Advisory Board at the Fisher Center for Real Estate and Urban Economics.

Age: 48 Executive Vice President, Chief Legal Officer & Secretary
NOELLE PERKINS

Ms. Perkins has served as our Executive Vice President, Chief Legal Officer & Secretary since February 2025. Prior to that, she served as our Executive Vice President, General Counsel & Corporate Secretary since July 2023. Prior to joining Cushman & Wakefield, Ms. Perkins served as Senior Vice President, General Counsel, Chief Risk Officer & Secretary of Univar Solutions, Inc. (“Univar”), a global chemical and ingredient distributor, from November 2019 to June 2023. From March 2018 to October 2019, Ms. Perkins served as Deputy General Counsel and Assistant Secretary of Univar. Prior to that, Ms. Perkins served as Chief Counsel for the Oilseeds Processing segment of Archer Daniels Midland Company, a global agricultural processing and food ingredient public company, from August 2014 to March 2018. She holds a B.A. from Northwestern University and a J.D. from the University of Illinois College of Law.

Age: 51 Executive Vice President, Chief Investment & Strategy Officer
NATHANIEL ROBINSON

Mr. Robinson has served as our Executive Vice President, Chief Investment & Strategy Officer since July 2023. Prior to that, he served as our Chief Investment Officer and Executive Vice President of Strategic Planning beginning in 2018 and as our Senior Vice President, Corporate Development beginning in 2016. Prior to joining Cushman & Wakefield, Mr. Robinson was an Investment Partner at Virgo Capital where he focused on making new platform investments and developing strategic initiatives for the firm’s portfolio companies. Mr. Robinson also previously worked in Morgan Stanley’s Global Technology Group and is a co-founder and former chairman of PhillyCarShare, which was acquired by Enterprise Holdings in 2011. He holds a B.S. in finance and accounting from Drexel University, a M.P.P. from Harvard University and a M.B.A. from Dartmouth College.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS
2025 Company Performance and Highlights
2025 Company Performance and Highlights

In December 2025, we hosted our Investor Day in New York City and via webcast, giving shareholders the opportunity to deeply understand the Company's long-term strategic priorities and financial targets.

v
We generated $10.3 billion in revenue in 2025, an increase of 9% from the prior year.

We generated $340.4 million of net cash from operating activities and $293.0 million of free cash flow(1) in 2025, an increase of $132.4 million and $126.0 million, respectively, from the prior year, demonstrating our focused management of the Company’s working capital as well as our prudence in capital spending.

Diluted earnings per share of $0.38 decreased by $0.18, or 32%, and adjusted diluted earnings per share(1) of $1.22 was up $0.31, or 34%, from the prior year.

In 2025, we completed three repricings of our term loans due in 2030, achieving the lowest credit spread in our history. We also elected to prepay $300.0 million in principal outstanding under our term loans.

At December 31, 2025, we had $1.8 billion in liquidity, consisting of $1.0 billion (undrawn) availability under our revolving credit facility and $0.8 billion of cash and cash equivalents. We believe this level of liquidity is healthy and provides us with adequate flexibility to prudently manage our business regardless of external conditions.

(1)Non-GAAP financial measure. For more information and for a reconciliation of Net cash provided by operating activities to Free cash flow and a reconciliation of Net income to Adjusted net income and Adjusted diluted earnings per share, see Annex A of this Proxy Statement.

Review of Compensation Practices
Say-on-Pay
At our 2025 annual general meeting of shareholders, shareholders showed strong support for our 2024 executive compensation program, with approximately 98.6% of the votes cast in favor of approving, on an advisory basis, the compensation of our Named Executive Officers. The Compensation Committee considered this result, and given the high level of support, did not make any significant changes to our executive compensation program specifically as a result of this say-on-pay vote. In order to ensure that our compensation programs align with the interests of our shareholders and attract and retain necessary talent for the Company, we will continue to engage with our shareholders, as needed, and review and evolve our compensation programs.

38	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Compensation Philosophy and Objectives
Our compensation philosophy is to provide an effective compensation package that is competitive, tied to performance and aligned with the interests of our shareholders. Our compensation program is designed to drive Company performance delivering consistent high performance to our clients, shareholders and other stakeholders and to help us recruit, motivate and retain our top executive talent and our broader workforce.
As guiding principles for all compensation-related matters, our compensation philosophy includes the following key tenets:

Pay For Performance	Align with Shareholders’ Interests	Attract and Retain Top Talent

•Base compensation on both business and individual performance
•Incorporate corporate values into how individual performance is measured
•Consider achievement of both short-term and long-term quantitative performance goals in incentive design

•Include equity as an important component of executives’ total compensation
•Tie senior leaders’ equity awards to long-term metrics and shareholder interests
•Subject senior leaders’ compensation to clawback and share ownership requirements
•Cap pay to prevent excessive risk taking
•Limit usage of perquisites

•Benchmark compensation against the market to ensure competitiveness
•Pay fairly based on role, experience, contribution and performance
•Drive transparency of compensation decisions through effective communication

Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program (including our executive compensation policies and practices) and approving the compensation of our executive officers, including the Named Executive Officers.
The Board is responsible for approving all compensation paid to our CEO. Pursuant to its charter, the Compensation Committee has the responsibility to review and recommend to the Board any proposed change in compensation for our CEO at least annually, as well as for evaluating our CEO’s performance and recommending actual payments under our annual incentive plan ("AIP") in light of the corporate goals and objectives applicable to her. In determining the appropriate compensation for the CEO, the Board gives substantial weight to the recommendation of the Compensation Committee, but retains ultimate oversight and responsibility for such compensation decisions.
Role of Executive Officers
Our CEO evaluates the performance of each of our executive officers against any annual objectives established for the business or functional area for which such executive officer is responsible. Our CEO then reviews each executive officer’s target compensation opportunity and based upon the target compensation opportunity, market competitive benchmarks, and the individual’s performance, proposes compensation adjustments, and provides the Committee with recommendations for the other Named Executive Officers. Neither our CEO nor any other Named Executive Officer participates in the evaluation of his or her own performance and he or she is not present during discussions relating to his or her compensation.
Role of Independent Compensation Consultant
In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers on an as-needed basis. The Compensation Committee has historically retained the services of Pay Governance LLC ("Pay Governance") as its independent compensation consultant, in accordance with the Compensation Committee's charter. In September 2025, the Compensation Committee changed its independent compensation consultant to Meridian Compensation Partners ("Meridian"). References in this disclosure to the "Compensation Consultant" include both Pay Governance and Meridian during their applicable period of service during 2025.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS
Compensation-Setting Process
The Compensation Consultant regularly attends meetings of the Compensation Committee, responds to inquiries from members of the Compensation Committee and provides analysis with respect to these inquiries. At the direction of the Compensation Committee, the Compensation Consultant works collaboratively with our management to gain an understanding of our business and compensation programs to help them advise the Compensation Committee. In addition, the Compensation Consultant confers with our management to collect, analyze and present data requested by the Compensation Committee.
The Compensation Committee asked the Compensation Consultant to regularly provide independent advice on the following matters (among others):
•the composition of our compensation peer group, including analyzing executive compensation levels and practices of the companies in our compensation peer group;
•our compensation plan risk;
•current market trends and best practices in executive and director compensation design; and
•the overall levels of compensation and types and blend of various compensation elements.
For fiscal year 2025, neither Pay Governance nor Meridian provided any services to us other than the services provided to the Compensation Committee.
Peer Group
Our Compensation Committee, with the assistance of the Compensation Consultant, reviews and establishes our peer group annually and uses such peer group as a reference source in its executive compensation deliberations. The peer group is established by evaluating companies that the Compensation Committee, with the assistance of the Compensation Consultant, believes are comparable to us with respect to industry, core operations and various financial criteria. Our 2024 peer group, set forth below, was referenced when setting compensation for fiscal 2025. Our 2025 peer group, which was approved by the Compensation Committee in May 2025, is also set forth below and was referenced when setting compensation for fiscal 2026. The changes from our 2024 peer group to our 2025 peer group were as follows. First, ABM Industries Incorporated and Stantec Inc. were each added. The Compensation Committee believed this change ensured that our peer companies more accurately represented our business operations and were of comparable scope. Second, CGI Inc. ("CGI") and KBR, Inc. were removed due to their emphasis on IT consulting and operations, as well as the size of CGI's market cap. Finally, Unisys was removed as it is no longer a suitable peer based on size.

Peer Group	2024 Peer	2025 Peer
ABM Industries Incorporated (NYSE: ABM)		X
AECOM (NYSE: ACM)	X	X
BXP, Inc. (NYSE: BXP)	X	X
CBRE Group, Inc. (NYSE: CBRE)	X	X
CGI Inc. (NYSE: GIB)	X
Colliers International Group Inc. (Nasdaq: CIGI)	X	X
Compass, Inc. (NYSE: Compass) (1)	X	X
DXC Technology Company (NYSE: DXC)	X	X
EMCOR Group, Inc. (NYSE: EME)	X	X
Fluor Corporation (NYSE: FLR)	X	X
Jacobs Solutions Inc. (NYSE: J)	X	X
Jones Lang LaSalle Inc. (NYSE: JLL)	X	X
KBR, Inc. (NYSE: KBR)	X
ManpowerGroup Inc. (NYSE: MAN)	X	X
Newmark Group, Inc. (Nasdaq: NMRK)	X	X
Stantec Inc. (NYSE: STN)		X
Unisys Corporation (NYSE: UIS)	X
Vornado Realty Trust (NYSE: VNO)	X	X
(1) Anywhere Real Estate Inc. formed part of our 2024 and 2025 peer groups. On January 9, 2026, Compass Inc. acquired Anywhere Real Estate Inc. and as a result, we have removed Anywhere Real Estate Inc. from this table.
We believe our peer group provides our Compensation Committee with a sound basis for comparing our compensation to market competitors. This peer group data is not used by the Compensation Committee in isolation but rather serves as one point of reference for making decisions about compensation.

40	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Clawback Policy
The Compensation Committee also takes into consideration other factors it considers relevant, such as the financial and operational performance of our businesses, individual performance, experience and skill set, specific retention concerns and internal equity.
Clawback Policy
The Compensation Committee has adopted a Clawback Policy, effective as of October 2, 2023, which complies with SEC and NYSE rules. As required by such rules, our Clawback Policy requires the Company to recover erroneously awarded incentive-based compensation, which means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined therein), from current and former executive officers in the event of certain restatements of financial information. Additionally, our Clawback Policy requires the Company to recoup certain incentive-based compensation in the event of misconduct by an executive officer or by certain other global leaders of the Company. Misconduct is defined as engaging in intentional bad acts related to one’s employment with the Company including, but not limited to, fraud, felonious criminal activities, material violations of the Global Code of Conduct that cause substantial harm to the Company, or violence. The Company is required to recover compensation in accordance with the Clawback Policy except in very limited circumstances, such as when the direct cost of recovery would exceed the amount recovered. The Compensation Committee believes the Clawback Policy is in the best interests of the Company as it helps maintain a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy. The foregoing is intended to be a summary only. To review a copy of our Clawback Policy in its entirety, see Exhibit 97.1 to our most recent Annual Report on Form 10-K.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
Compensation Elements
Our executive compensation program consists of base salary, annual incentive compensation, long-term equity incentive awards, and health, welfare and other customary employee benefits. Our 2025 compensation program is summarized below.

Pay Component	Purpose & Key Features	Primary Drivers/Metrics
Base Salary	•Compensates for expected day-to-day responsibilities •Provides competitive pay to attract and retain executives •Delivered in cash
•Market pay rates and desired compensation position with respect to our peer group
•Qualifications, experience and tenure
•Scope of responsibilities
•Individual performance
•Criticality of role
•Internal equity

Annual Incentive Plan Compensation	•Short-term, at-risk compensation •Focus on the achievement of annual operating plan ("AOP") financial objectives •Capped at 200% of target award •Delivered in cash	•Compensation EBITDA •Individual performance against goals and our DRIVE values
Long Term Equity Awards
•Long-term, partially at-risk compensation
•Aligns executives with the long-term interests of shareholders and creates an "ownership culture"
•Provides a total compensation opportunity with payouts varying based on Company performance, but capped at a certain maximum percentage
•Delivered in a mix of time-based RSUs and performance-based RSUs (“PRSUs”)
•Serves as a retention incentive
•Adjusted EPS Metric •Relative total shareholder return ("relative TSR") Modifier •Value directly linked to share price •Individual performance •Future potential •Continued employment
Health, Welfare and Other Customary Benefits	•Employee benefits provided to our Named Executive Officers on the same basis as our other full-time employees	•Market considerations
Perquisites	•Limited perquisites provided to our most senior executives designed to support the performance of their duties and enhance their security, productivity, and availability	•Market and external considerations

42	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
Base Salary
The table below shows base salaries of our Named Executive Officers as of December 31, 2025 compared to their base salaries as of December 31, 2024.

Named Executive Officer	2025 Base Salary	2024 Base Salary	Percent Change
Ms. MacKay (1)	$1,250,000	$1,000,000	25.0%
Mr. Johnston (2)	$700,000	$600,000	16.7%
Mr. McDonald	$900,000	$900,000	0.0%
Mr. Robinson	$500,000	$500,000	0.0%
Ms. Perkins (3)	$600,000	$580,000	3.4%

(1)Effective January 1, 2025, the Board approved an increase in Ms. MacKay's base salary to $1,250,000 to better align her total compensation with the market and to recognize her performance.
(2)Effective July 1, 2025, the Compensation Committee approved an increase in Mr. Johnston's base salary to $700,000 to recognize his experience and performance.
(3)Effective January 1, 2025, the Compensation Committee approved an increase in Ms. Perkins's to $600,000 to better align her total compensation with the market and to recognize her performance.

Annual Incentive Compensation
Each year, our executive officers are eligible to receive annual cash incentive awards under our AIP.
Target Annual Cash Bonus Opportunities
Similar to base salaries, in evaluating the target cash bonus opportunity of our Named Executive Officers, the Compensation Committee considers several factors, including individual and company performance, qualifications, experience, tenure and scope of responsibilities, future potential, competitive market practices, criticality of role, our desired compensation position with respect to the competitive market and internal equity.
The following table shows the 2025 and 2024 bonus targets for each Named Executive Officer.

Named Executive Officer	2025 Target Cash Bonus	2024 Target Cash Bonus
Ms. MacKay	$2,500,000	$2,500,000
Mr. Johnston (1)	$975,616	$900,000
Mr. McDonald	$1,700,000	$1,700,000
Mr. Robinson	$1,000,000	$1,000,000
Ms. Perkins (2)	$600,000	$522,000

(1)Effective July 1, 2025, the Compensation Committee approved an increase in Mr. Johnston's target annual bonus opportunity from $900,000 to $1,050,000 to better recognize Mr. Johnston’s experience and performance. The 2025 target cash bonus amount shown above reflects a prorated value to account for Mr. Johnston’s mid-year increase.
(2)Effective January 1, 2025, the Compensation Committee approved an increase in Ms. Perkins' target annual bonus opportunity from $522,000 to $600,000 to better align Ms. Perkins' total compensation with the market and to recognize her performance.

2025 Annual Incentive Plan
At the beginning of each year, the Compensation Committee (and the Board for the CEO) approves the terms and conditions of the AIP for such year, including the selection of one or more performance measures as the basis for determining the funding of annual cash bonuses, the performance range relative to our AOP and the weighting of such performance measures.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
For the 2025 AIP for Named Executive Officers, similar to the 2024 AIP, the following performance measure was used:

Metric	Description	Weight	Performance Range as Measured against AOP Target (2)	Link
Compensation EBITDA	“Compensation EBITDA” means Adjusted EBITDA further adjusted for (a) currency rate fluctuations and (b) certain other one-time items outside of our control (1)	100%	Threshold of 70%, target range of 98% to 102%, maximum of 130% (with straight line interpolation between performance levels)	Focuses executives on achieving responsible, profitable growth

(1)These adjustments may be made to the performance measure at the discretion of the Compensation Committee (and the Board for the CEO) to ensure that the achievement reflects underlying performance of the Company. For information regarding the adjustments made from Net income to Adjusted EBITDA, see footnote 8 to the "Pay Versus Performance Table" in this Proxy Statement.
(2)Measured against the 2025 AOP target for this metric.

The Compensation Committee and the Board continue to believe that Compensation EBITDA is a good measure of financial performance. The amount paid to each Named Executive Officer under the 2025 AIP was based on a funded range of 0% to 200% of the Named Executive Officer’s respective applicable target.
The 2025 AIP design also included an optional +/- 20% modifier for executive officers based on individual performance against goals and values, provided that (a) our executive officers are expected to have strong performance and that their AIP payouts reflect the enterprise role they each play in contributing to company-wide performance and (b), the 2025 AIP shall not exceed the maximum funding cap of 200%. Further, the Compensation Committee (and the Board for the CEO) has the discretion to adjust the amount of the actual cash bonus payments to be received as it deems to be appropriate, upwards to the applicable cap or downwards to zero.
The following formula provides an overview of the structure of the AIP awards for our Named Executive Officers in 2025:

Target AIP Award	x	Funding Level of Compensation EBITDA Metric (0% - 200%)	x	Individual Performance Modifier (80% - 120%)	=	Final Payout (0% - 200%)
For the 2025 AIP, the target for the Compensation EBITDA performance measure was $610 million. Achievement within the range of $600 million to $620 million would result in a payout of 100% of target. The threshold was set at $430 million, and the maximum was set at $790 million. This target was set based on macroeconomic performance modeling completed in late 2024 and was aligned to the Company's AOP for 2025. The actual achieved Compensation EBITDA in 2025 for purposes of the 2025 AIP was $604 million, within the target range, resulting in a proposed funding level of 100%.
As for the individual modifier, criteria and goals to evaluate the individual performance for each of our Named Executive Officers were set at the beginning of the year in alignment with our DRIVE values (Driven, Resilient, Inclusive, Visionary, Entrepreneurial). Based on the evaluation of the performance of each individual, the Compensation Committee (and the Board for Ms. MacKay) determined that each Named Executive Officer achieved their individual performance goals at the target level or better in 2025. Accordingly, given the high expectations we have for our executive officers, no individual modifier was applied to the 2025 AIP payout for any Named Executive Officer, resulting in an aggregate payout of 100% for the 2025 AIP to each Named Executive Officer.

44	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
The following table summarizes the payouts to the Named Executive Officers under the 2025 AIP, which payments were made in March 2026.

Named Executive Officer	2025 Actual AIP Payment	AIP Payment as Percentage of AIP Target
Ms. MacKay	$2,500,000	100%
Mr. Johnston	$975,616	100%
Mr. McDonald	$1,700,000	100%
Mr. Robinson	$1,000,000	100%
Ms. Perkins	$600,000	100%

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
Long-Term Incentive Compensation
At the beginning of each year, the Compensation Committee (and the Board for the CEO) determines the design, metric(s), and targets for the equity awards granted to each Named Executive Officer. Fundamentally, the Compensation Committee believes that long-term equity programs should align executive interests with the Company's long-term strategic and financial objectives and drive the creation of sustainable shareholder value. In addition, the Compensation Committee generally does not exercise discretion to change the terms of a grant once issued. Thus, any award granted should withstand the changes in circumstance that occur over the vesting period.
In light of sector and market volatility and exogenous factors outside of management's control, the Compensation Committee reviews the long-term incentive program ("LTIP") design prior to each annual grant. Given the Company's ongoing strategic transformation, the Compensation Committee has elected to emphasize different performance metrics in different grant cycles to reflect the evolution of our focus areas. Several years ago, the Compensation Committee was focused on strategic cost management. However, more recently the Compensation Committee has been focused on deleveraging and growth. In addition, given the challenges attendant to making forward-looking macroeconomic predictions, at times the Compensation Committee has chosen to use targets tied to three one-year performance periods that remain subject to a cumulative three-year performance modifier and a three-year overall vesting schedule.
With this context, what follows is an overview of the equity programs that have been utilized over the past several years, as well as a brief description of the design of the grants made in 2026, which will vest in 2029.
Payouts for 2023 PRSUs
On February 25, 2026, the Compensation Committee determined the payout for the PRSU grants issued to the Named Executive Officers in 2023. Based on the Company’s performance over the applicable three-year performance periods, the calculation resulted in a payout level of 178.0% of the target for the 2023 PRSUs.
The calculation was based (a) 50% on a target Adjusted Free Cash Flow metric, and (b) 50% on a target Strategic Cost Efficiency metric, each as measured as the average of three separate one-year performance periods (2023, 2024 and 2025). Then, a +/- 20% relative TSR modifier was applied, with the relative TSR multiplier to be measured on a cumulative basis over the three-year performance period. "Adjusted Free Cash Flow" is a measure of achievement equal to the Company’s operating cash flow less Capital Expenditures spent on payments for property and equipment, with such adjustments as are approved by the Compensation Committee for infrequent or unusual items. "Strategic Cost Efficiency" is a measure of achievement of the Company’s progress on strategic cost efficiency goals as compared to the relevant AOP approved by the Board each year, with such adjustments as approved by the Compensation Committee for (a) currency rate fluctuations and (b) infrequent or unusual items. “Relative TSR” is the Company’s total shareholder return over the three-year period relative to the companies in the Russell 2000.
For each performance metric, payout ranged from 50% to 200% of target. Additionally, below the minimum threshold, the payout for such metric for such year would be 0%. The payout for each metric was linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum. Further, if the Company’s total shareholder return for the performance period was negative, then the TSR multiplier could not exceed 100%. The calculation of the payout percentage is based on the following:
Adjusted Free Cash Flow (50% weighting):

Performance Year	Threshold	Target	Max	Results	Actual Achievement
2023 (year 1)	-$200m	-$75m to -$25m	$100m	$101m	200.0%
2024 (year 2)	-$175m	-$50m to $0m	$100m	$167m	200.0%
2025 (year 3)	$50m	$125m to $175m	$275m	$293m	200.0%
THREE-YEAR AVERAGE:					200.0%

46	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
Strategic Cost Efficiency (50% weighting):

Performance Year	Threshold	Target	Max	Results	Actual Achievement
2023 (year 1)	$35m	$50m	$75m	$118m	200.0%
2024 (year 2)	$15m	$30m	$45m	$67m	200.0%
2025 (year 3)	$25m	$50m	$75m	$34m	68.2%
THREE-YEAR AVERAGE:					156.1%
Relative TSR Modifier:

Performance Period	80%	100%	120%	Results	Actual Achievement
3-year cumulative (January 1, 2023 – December 31, 2025)	Less than 25th Percentile	25th to 75th Percentile	Greater than 75th Percentile	64th Percentile	100%

Aggregate Weighted Payout	Weight	Metric Payout of Target	rTSR Modifier	Weighted Payout
Adjusted Free Cash Flow	50%	200.0%	100%	100.0%
Strategic Cost Efficiency	50%	156.1%	100%	78.0%
AGGREGATE WEIGHTED VESTING PERCENTAGE				178.0%
The Compensation Committee believes these results demonstrate how impactful the PRSU program design was in relation to the Company's Adjusted Free Cash Flow and Strategic Cost Efficiency performance. For the 2023 grant, Adjusted Free Cash Flow, in particular, was identified as an area of opportunity for the Company and the Compensation Committee believes this program effectively incentivized leaders to strengthen a variety of working capital management practices, litigation recoveries, and monetization of non-strategic assets. Similarly, following the COVID-19 pandemic, the Company demonstrated strong cost management, as reflected by the Strategic Cost Efficiency metric performance in 2023 and 2024. In 2025, the Company shifted its focus toward growth-oriented initiatives, resulting in lower achievement against this metric.
The number of shares delivered to each of our Named Executive Officers following the vesting of the 2023 PRSUs are reflected in the table below. The 2023 PRSUs granted in February 2023 vested on February 25, 2026. Ms. Perkins did not receive a grant of PRSUs in February 2023 as she joined the Company later that year. Certain Named Executive Officers received an additional grant of 2023 PRSUs in July 2023 as a result of promotions (for Ms. MacKay and Mr. McDonald) or hiring (for Ms. Perkins), and such PRSUs granted in July 2023 will vest on July 1, 2026, subject to the individual's continued employment as of that date.

	February 2023 PRSUs			July 2023 PRSUs
	At Target	Aggregate Payout	Shares Vested	At Target	Aggregate Payout	Shares That Will Vest
Ms. MacKay	113,976	178.0%	202,877	74,878	178.0%	133,283
Mr. Johnston	82,212	178.0%	146,337	N/A	N/A	N/A
Mr. McDonald	104,634	178.0%	186,249	32,090	178.0%	57,120
Mr. Robinson	29,895	178.0%	53,213	N/A	N/A	N/A
Ms. Perkins	N/A	N/A	N/A	91,687	178.0%	163,203
2025 Time-Vesting RSUs and Performance-Vesting RSUs – Summary of Terms
In February 2025, the Compensation Committee (and the Board for the CEO) approved the terms of the 2025 RSU grants to the Named Executive Officers. The Compensation Committee determined not to retain the unique design that was developed for the 2024 awards.(1) Accordingly, in 2025, our long-term incentive program consisted of a combination of time-vesting RSUs and PRSUs.
The mix of RSUs granted in 2025 to each Named Executive Officer was 50% time-vesting RSUs and 50% PRSUs ("50/50 Mix"). For each of Ms. MacKay, Mr. McDonald, Mr. Johnston and Mr. Robinson, this 50/50 Mix represented a change from the prior year. In 2024, each received an equity grant comprised entirely of PRSUs to incentivize achievement of the financial metrics most critical to our new three-year strategic plan. This was meant as a one-time incentive to align top executives around the accelerated achievement of our

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
strategy. Reverting to a 50/50 Mix in 2025 and beyond is more in line with market practice and provides the right balance between incentivizing keep outcomes in line with our strategy with executive retention. For Ms. Perkins, there was no change from the prior year - she received a 50/50 Mix of RSUs in both 2024 and 2025.
The terms of the 2025 PRSUs granted to our Named Executive Officers are as follows:

LTIP Component	Weighting of Grant Value	Vesting Conditions	Performance Linkage
PRSUs	50%	3-year performance period vesting tied to achievement of an Adjusted EPS metric with a relative TSR modifier, subject to continued employment through the performance period	•Incentivizes achievement of long-term growth goal •Incorporates both absolute and relative performance metrics •Tied to long-term shareholder value •Supports retention
Time-Vesting RSUs	50%	3-year ratable vesting, subject to continued employment through applicable vesting dates	•Tied to share price performance and long-term shareholder value •Supports retention
To support the Company's focus on growth, the 2025 PRSUs are measured based on Adjusted EPS, using three one-year performance periods and targets set annually by the Compensation Committee. Performance is also subject to a +/- 20% relative TSR modifier measured on a cumulative basis over the three-year performance period. “Adjusted EPS” means adjusted diluted earnings per share as reported externally with additional adjustments made in the Compensation Committee’s discretion. “Relative TSR” means the Company’s total shareholder return relative to the companies in the Russell 2000. The Compensation Committee believes that adopting an Adjusted EPS metric supports the Company’s focus on accelerating growth and aligns our senior leadership with shareholder interests.
For the 2025 PRSUs, uncertainty in the macroeconomic environment at the time of grant made forecasting the Company’s performance against quantitative financial metrics over a multi-year period challenging. In addition, given the Company's dynamic strategic priorities, the Compensation Committee determined that an annual goal-setting structure would provide greater flexibility to align incentives with the Company’s strategic and capital allocation priorities. Accordingly, the Compensation Committee adopted three one-year Adjusted EPS performance periods. The targets for the 2025 performance year were established in February 2025 and subsequently the financial targets for 2026 were set in February 2026. The goals and the results will be disclosed following the completion of the performance period. More broadly, we seek to align the PRSU metrics with the objectives outlined at our 2025 Investor Day.
(1)    The 2024 awards for the CEO, CFO, and two other Named Executive Officers were 100% performance-based with no portion of the award tied to the passage of time only. In exchange for this much higher mix of PRSUs, the max payout of these awards was set higher than the historical 200% cap that had been used. For a further description of the 2024 award design, see the Company's Proxy Statement for its 2025 annual general meeting of shareholders.
2025 Target Award Values
In February 2025, each of the Named Executive Officers received an annual long-term incentive equity grant. The following table summarizes the target equity award values of each Named Executive Officer in 2025 and 2024.

Named Executive Officer	2025 Target Award Values		2024 Target Award Values
Ms. MacKay	$7,250,000	(1)	$5,500,000
Mr. Johnston	$2,200,000		$2,200,000
Mr. McDonald	$3,850,000		$3,850,000
Mr. Robinson	$1,000,000		$1,000,000
Ms. Perkins	$1,100,000	(2)	$900,000

(1)In 2025, the Board approved an increase in Ms. MacKay's target equity award to $7,250,000 to better align her compensation with the market and to recognize her performance.
(2)In 2025, the Compensation Committee approved an increase in that Ms. Perkins's target equity award to $1,100,000 to better align her compensation with the market and recognize her performance.

48	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Elements
The 2025 awards for our Named Executive Officers were granted under our Second Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan (as further amended and restated, the “Omnibus Management Plan”).
2026 Long Term Incentive Award Design
In February 2026, the Compensation Committee (and the Board, with respect to the CEO) approved the terms of the 2026 RSU grants to the Named Executive Officers. The terms of the 2026 RSU grants to the Named Executive Officers are substantially the same as those made in 2025, including a 50/50 Mix. The 2026 PRSUs will continue to use Adjusted EPS as the primary measure, based on the average of three one-year performance periods, and a +/- 20% relative TSR modifier measured against the Russell 2000. The Compensation Committee believes that Adjusted EPS is an effective metric for the PRSUs because it provides a direct linkage to shareholder value, aligns with the Company's financial guidance provided at its Investor Day in December 2025, and serves as a holistic earnings metric that reflects broader performance beyond Adjusted EBITDA.
Health, Welfare, Retirement and Other Employee Benefits
We provide benefits to our Named Executive Officers who are employees of the Company on the same basis as all of our full-time employees. These benefits include 401(k) retirement savings, medical, pharmacy, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
Perquisites and Other Personal Benefits
To help attract and retain talented executives, the Company recognizes the need to provide a competitive level of executive perquisites as part of its executive compensation program. Accordingly, pursuant to our Executive Perquisite Policy approved by the Compensation Committee in July 2024, the Company may make limited perquisites available to its executive officers. The methodology for setting these perquisite levels is driven primarily by competitive practice, business necessity, corporate culture, and financial considerations.
In 2025, the only perquisite offered to our Named Executive Officers was financial planning and tax preparation services. The Compensation Committee approved this benefit after consulting with the Compensation Consultant, reviewing peer practices and considering the overall modest cost. The Compensation Committee believes this perquisite benefits the Company by allowing these executives to remain focused on their responsibilities as Named Executive Officers.
In 2025, following a review of heightened security considerations and concerns applicable to senior executives, the Compensation Committee determined it was appropriate to provide the CEO with certain personal security services. The Compensation Committee reviewed an independent third-party security assessment and related recommendations and, based on its review of relevant risk considerations, approved the provision of such security services for the CEO, including secure transportation and residential hardened physical security measures, subject to an aggregate annual cost cap of $500,000.
The Compensation Committee believes that the perquisites and personal benefits that we currently provide are a reasonable component of our overall executive compensation program and are consistent with market practice. We may provide other perquisites or other personal benefits in the future to achieve similar goals, subject to compliance with the Executive Perquisite Policy and approval by the Compensation Committee.
Employment Agreements and Severance Arrangements
Each of Ms. MacKay, Mr. Johnston, Mr. McDonald, Mr. Robinson and Ms. Perkins is party to an offer letter with the Company which is described in more detail under “Employment Arrangements” below.
Ms. MacKay’s and Mr. McDonald’s rights to receive severance are set forth in their respective offer letters and in our Second Amended & Restated Executive Employee Severance Pay Plan (the “A&R Severance Plan”). The severance benefits for Ms. MacKay and Mr. McDonald are more fully described below under “Employment Arrangements.” Mr. Johnston, Mr. Robinson and Ms. Perkins are each eligible to receive severance benefits upon certain terminations of employment under the A&R Severance Plan, as described in more detail under “ — Potential Payments Upon Termination or Change in Control — A&R Severance Plan” below.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS
Compensation-Related Risk Assessment
Compensation-Related Risk Assessment
The Compensation Committee evaluates each element of our executive compensation program in order to ensure that it does not encourage our executive officers to take excessive or unnecessary risks or incentivize the achievement of short-term results at the expense of our long-term interests. We believe we have designed our executive compensation program to address potential risks while also rewarding our executive officers for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Among other things, we have attempted to mitigate risk by adopting a share ownership policy, hedging and pledging prohibitions, maximum payout thresholds, appropriate financial controls and a clawback policy that goes beyond what is required by current law. Based on our 2025 evaluation, the Compensation Committee concluded that our executive compensation policies and practices are appropriately structured and do not encourage employees to take unnecessary or excessive risks.
Practices Related to the Grant of Equity Awards
The Company did not grant any options, stock appreciation rights or similar instruments in 2025.
In August 2025, the Board adopted an updated Policy and Procedures for the Granting of Equity-Based Awards (the “Equity Grant Policy”). Among other things, the Equity Grant Policy provides that equity-based awards (including RSUs) issued to officers and employees are granted during open trading windows to minimize the risk of grant decisions being made when in possession of material, non-public information. Generally, annual grants of equity-based awards are made on the date on which the Board approves the CEO annual award grants (which is typically the date of the Board meeting held in the first quarter). Regardless of grant date, the number of equity awards granted under the annual grants will be calculated based on the closing share price on the date of the regular Board meeting held in the first quarter. Additionally, new hire grants of equity-based awards are made on the opening date of the next quarterly trading window. In 2025, the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2025 Annual Report.
The Compensation Committee
Michelle Felman (Chair)
Jennifer McPeek
Angela Sun

50	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Tables
Executive Compensation Tables
2025 Summary Compensation Table
The following table sets forth information regarding the compensation to our Named Executive Officers for the years presented:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
MICHELLE MACKAY, CEO	2025	1,243,269	—	5,687,408	2,500,000	39,022	9,469,699
	2024	1,000,000	—	6,151,551	2,500,000	30,800	9,682,351
	2023	870,192	—	2,899,618	890,750	8,250	4,668,810
NEIL JOHNSTON, Executive Vice President & CFO	2025	647,692	—	1,826,946	975,616	14,000	3,464,254
	2024	600,000	—	2,483,629	900,000	13,800	3,997,429
	2023	600,000	—	1,501,205	305,400	8,250	2,414,855
ANDREW MCDONALD, Global President & COO	2025	900,000	—	3,168,139	1,700,000	12,250	5,780,389
	2024	900,000	—	4,321,694	1,700,000	13,800	6,935,494
	2023	796,154	—	2,261,369	687,150	8,250	3,752,923
NATHANIEL ROBINSON, Executive Vice President, Chief Investment & Strategy Officer	2025	500,000	—	800,088	1,000,000	14,000	2,314,088
	2024	500,000	—	1,103,137	1,000,000	13,800	2,616,937
NOELLE PERKINS, Executive Vice President, Chief Legal Officer & Secretary	2025	599,462	—	1,118,836	600,000	28,635	2,346,933
	2024	580,000	—	1,216,319	522,000	27,800	2,346,119
	2023	278,846	300,000	1,002,139	133,941	4,462	1,719,388

(1)The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of the stock-based awards granted to the Named Executive Officers during the years presented, as computed in accordance with Topic 718. The “Stock Awards” column includes the value of time-vesting awards and performance-vesting awards. With respect to the PRSUs granted in 2025, the amounts listed in this column represent the fair value of the PRSUs at the grant date assuming the target level of performance conditions are achieved, which at the time of grant reflected the probable level of achievement. Assumptions made in the calculation of these amounts are set forth in Note 13 of the audited consolidated financial statements in our 2025 Annual Report. Assuming the maximum level of performance conditions are achieved, the amounts for this column would be $7,101,985, $2,357,310, $4,067,257, $1,010,818 and $1,589,375 for Ms. MacKay, Mr. Johnston, Mr. McDonald, Mr. Robinson and Ms. Perkins, respectively.
The PRSUs granted in 2025 (referred to herein as the 2025 PRSU (Tranche A), the 2025 PRSU (Tranche B) and the 2025 PRSU (Tranche C), collectively) were comprised of three one-year performance periods with payouts based on an Adjusted EPS metric. These three years will be averaged and then such average will be subject to a +/-20% relative TSR modifier. The performance goals for each of the 2025 PRSU (Tranche B) and 2025 PRSU (Tranche C) were not established at the dates of grant in 2025 and, as a result, for accounting purposes, the 2025 PRSU (Tranche B) and 2025 PRSU (Tranche C) will not be considered granted until the respective performance goals are established. Accordingly, for the 2025 PRSUs, only the grant date fair value of the 2025 PRSU (Tranche A) is reported in the Stock Awards column for 2025. The grant date fair values of the 2025 PRSU (Tranche B) and the 2025 PRSU (Tranche C) will not be reported in the Stock Awards column until the performance goals are established and we report for 2026 and 2027, respectively. The grant date fair values of the 2025 PRSU (Tranche A) were determined using a Monte Carlo simulation based on the assumptions set forth in Note 13 of the audited consolidated financial statements in our 2025 Annual Report.
The PRSUs granted in 2023 (referred to herein as the 2023 PRSU (Tranche A), the 2023 PRSU (Tranche B) and the 2023 PRSU (Tranche C), collectively) were comprised of three one-year performance periods with payouts based 50% on a target Adjusted Free Cash Flow metric and 50% on a target Strategic Cost Efficiency metric. These three years will be averaged for each performance metric, and then each will be subject to a +/-20% relative TSR modifier. The performance goals for each of the 2023 PRSU (Tranche B) and 2023 PRSU (Tranche C) were not established at the dates of grant in 2023 and, as a result, for accounting purposes, the 2023 PRSU (Tranche B) and 2023 PRSU (Tranche C) were not considered granted until the respective performance goals were established. The performance goals for the 2023 PRSU (Tranche C) were set in February 2025. Accordingly, the grant date fair value of the 2023 PRSU (Tranche C) is also reported in the Stock Awards column for 2025. The grant date fair values of the 2023 PRSU (Tranche C) were determined using a Monte Carlo simulation based on the assumptions set forth in Note 13 of the audited consolidated financial statements in our 2025 Annual Report.
(2)The amounts in this column represent cash bonus amounts earned pursuant to our AIP for the applicable year.
(3)The amounts in this column include the following categories of additional compensation for 2025: (a) for Ms. MacKay, $17,775 in financial planning and tax preparation services as detailed above under "Perquisites and Other Personal Benefits", $14,000 in 401(k) contributions by the Company and $7,247 for personal security services as detailed above under "Perquisites and Other Personal Benefits"; (b) for Mr. McDonald, $12,250 in 401(k) contributions by the Company; (c) for Mr. Johnston and Mr. Robinson, 401(k) contributions by the Company ($14,000 each); and (d) for Ms. Perkins, $14,635 in financial planning services as detailed above under "Perquisites and Other Personal Benefits" and $14,000 in 401(k) contributions by the Company. The amounts reported in this column represent the aggregate incremental cost incurred by the Company in providing these benefits to the indicated Named Executed Officer.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Tables
2025 Grants of Plan-Based Awards Table
The following table sets forth, for each of the Named Executive Officers, the plan-based awards granted during 2025.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)
			Target	Maximum	Threshold	Target	Maximum
MS. MACKAY			$2,500,000	$5,000,000
	2/27/2025	2/27/2025			40,616	101,541	152,311	304,622	$4,920,661
	2/26/2025	2/22/2023			15,197	37,992	75,984	—	$462,742
	2/26/2025	5/4/2023			9,984	24,959	49,919	—	$304,005
MR. JOHNSTON			$975,616	$1,951,232
	2/27/2025	2/26/2025			12,325	30,812	46,219	92,437	$1,493,165
	2/26/2025	2/22/2023			10,962	27,404	54,808	—	$333,781
MR. MCDONALD			$1,700,000	$3,400,000
	2/27/2025	2/26/2025			21,569	53,921	80,882	161,765	$2,613,040
	2/26/2025	2/22/2023			13,951	34,878	69,756	—	$424,814
	2/26/2025	5/4/2023			4,279	10,697	21,393	—	$130,285
MR. ROBINSON			$1,000,000	$2,000,000
	2/27/2025	2/26/2025			5,602	14,006	21,009	42,017	$678,714
	2/26/2025	2/22/2023			3,986	9,965	19,930	—	$121,374
MS. PERKINS			$600,000	$1,200,000
	2/27/2025	2/26/2025			6,162	15,406	23,109	46,219	$746,587
	2/26/2025	4/6/2023			12,225	30,562	61,125	—	$372,249

(1)These values represent the target and maximum cash payouts under the 2025 AIP.
(2)These amounts represent the threshold, target and maximum number of shares underlying PRSUs authorized by the Compensation Committee or by the Board. Row one in this column for each Named Executive Officer represents the PRSUs granted in February 2025. Such amounts reflect the 2025 PRSU (Tranche A) only. See Footnote 1 to the Summary Compensation Table above for a description of the 2025 PRSUs. The actual payout levels for these grants will be determined by the Compensation Committee in 2028 following the end of the three-year performance period. The 2025 PRSUs are eligible to vest in one installment on the date the Compensation Committee certifies the Company’s achievement of the applicable performance conditions. Rows two and three in this column for each Named Executive Officer represent the 2023 PRSU (Tranche C) for the February 2023 and/or July 2023 grants, as applicable. See Footnote 1 to the Summary Compensation Table above for a description of the 2023 PRSUs. The actual payout levels for each of these grants was determined by the Compensation Committee in February 2026 following the end of the three-year performance period. The February 2023 PRSUs vested in one installment on February 25, 2026, the date the Compensation Committee certified the Company’s achievement of the applicable performance conditions for the final tranche of such awards. Because the Compensation Committee has already certified the Company's achievement of the applicable performance conditions for the July 2023 PRSUs, such awards will vest in one installment on July 1, 2026, the third anniversary of the original grant date. For more information on the 2023 PRSUs and 2025 target LTIP mix, see “Compensation Elements—Long-Term Incentive Compensation—Payouts for 2023 RSUs" and "Compensation Elements—Long-term Incentive Compensation—2025 Time-Vesting RSUs and Performance Vesting RSUs—Summary of Terms" in this Proxy Statement, respectively.
(3)These amounts represent time-vesting RSUs that will vest and be settled in three equal installments on each of the first three anniversaries of the grant date to the Named Executive Officer's continuing employment through each such vesting date, with certain limited exceptions.
(4)The fair values for the 2025 time-vesting RSUs represent the fair value of a common share on the grant date, which is based on the closing price of our common shares on the grant date ($11.90). The grant date fair values for each of the 2025 PRSUs (Tranche A) and the 2023 PRSUs (Tranche C) were determined using a Monte Carlo simulation based on the assumptions set forth in Note 13 of the audited consolidated financial statements in our 2025 Annual Report.

For a description of the material terms of each Named Executive Officer’s employment agreement or arrangement, see “Employment Arrangements” below in this Proxy Statement.

52	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Tables
2025 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth, for each of the Named Executive Officers, the equity awards outstanding as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested (2)
MS. MACKAY	703,734	(4)	$11,393,453	1,884,294	$30,506,720
MR. JOHNSTON	266,179	(5)	$4,309,438	724,305	$11,726,498
MR. MCDONALD	450,709	(6)	$7,296,979	1,267,532	$20,521,343
MR. ROBINSON	105,196	(7)	$1,703,123	329,230	$5,330,234
MS. PERKINS	269,955	(8)	$4,370,571	136,128	$2,203,912

(1)For each Named Executive Officer, consists of (i) outstanding time-vesting RSUs and (ii) 2023 PRSUs (Tranches A, B, and C), with vesting and payouts based 50% on a target Adjusted Free Cash Flow metric and 50% on a target Strategic Cost Efficiency metric, each as measured based on the average annual achievement over 2023, 2024 and 2025, with the three-average performance of each metric subject to a +/- 20% Relative TSR modifier, of which 178.0% of each Named Executive Officer's target February 2023 PRSUs vested on February 25, 2026 and 178.0% of each Named Executive Officer's target July 2023 PRSUs will vest on July 1, 2026, as set forth below.

	2023 PRSUs
	February 2023 PRSUs		July 2023 PRSUs
Named Executive Officer	Target	Number which Vested in February 2026	Target	Number which Will Vest in July 2026
MS. MACKAY	113,976	202,877	74,878	133,283
MR. JOHNSTON	82,212	146,337	—	—
MR. MCDONALD	104,634	186,249	32,090	57,120
MR. ROBINSON	29,895	53,213	—	—
MS. PERKINS	—	—	91,687	163,203

(2)The market value of unvested and unearned stock awards is calculated as of December 31, 2025, as the aggregate number of common shares underlying the unvested time-vesting RSUs and the unvested PRSUs, respectively, multiplied by our year end closing price of $16.19 for our common shares.
(3)Consists of PRSUs (assuming maximum performance for 2024 PRSUs and target performance for 2025 PRSUs) for each Named Executive Officer as set forth below, representing: (i) 2024 PRSUs with vesting and payouts based 75% on a target Strategic Cash Generation metric and 25% on a target Strategic Cost Efficiency metric (except for Ms. Perkins, for whom such metrics are each weighted at 50%), and (ii) 2025 PRSUs (Tranches A, B and C), with vesting and payouts based on a target Adjusted EPS metric, measured based on the average annual achievement over 2025, 2026 and 2027, and then with such average subject to a +/- 20% Relative TSR modifier. For more information on the PRSUs, see “—Compensation Elements—Long-Term Incentive Compensation” in this Proxy Statement. The performance periods for the 2024 and 2025 PRSUs end on December 31, 2026 and December 31, 2027, respectively, after which a final payout achievement percentage will be determined.

Named Executive Officer	2024 PRSUs (at maximum)	2025 PRSUs (at target)
MS. MACKAY	1,579,672	304,622
MR. JOHNSTON	631,868	92,437
MR. MCDONALD	1,105,768	161,764
MR. ROBINSON	287,213	42,017
MS. PERKINS	89,910	46,218

(4)For Ms. MacKay, this amount consists of (i) 202,877 PRSUs which vested on February 23, 2026 and (ii) time-vesting RSUs, 37,992 of which vested on February 23, 2026 and 101,540 of which vested on February 27, 2026; the remaining shares are scheduled to vest as follows:

Number of Shares	Vehicle	Vesting Dates
133,283	PRSUs	July 1, 2026
24,960	RSUs	July 1, 2026
203,082	RSUs	Two substantially equal installments on February 27, 2027 and 2028

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Tables

(5)For Mr. Johnston, this amount consists of (i) 146,337 PRSUs which vested on February 23, 2026 and (ii) time-vesting RSUs, 27,405 of which vested on February 23, 2026 and 30,812 of which vested on February 27, 2026; the remaining 61,625 RSUs are scheduled to vest in two substantially equal installments on February 27, 2027 and 2028.
(6)For Mr. McDonald, this amount consists of (i) 186,249 PRSUs which vested on February 23, 2026 and (ii) time-vesting RSUs, 34,878 of which vested on February 23, 2026, 53,921 of which vested on February 27, 2026; the remaining shares are scheduled to vest as follows:

Number of Shares	Vehicle	Vesting Dates
57,120	PRSUs	July 1, 2026
10,697	RSUs	July 1, 2026
107,844	RSUs	Two substantially equal installments on February 27, 2027 and 2028

(7)For Mr. Robinson, this amount consists of (i) 53,213 PRSUs which vested on February 23, 2026 and (ii) time-vesting RSUs, 9,966 of which vested on February 23, 2026 and 14,005 of which vested on February 27, 2026; the remaining 28,012 RSUs are scheduled to vest in two substantially equal installments on February 27, 2027 and 2028.
(8)For Ms. Perkins, this amount consists of time-vesting RSUs, 14,985 of which vested on February 22, 2026, 15,406 of which vested on February 27, 2026 and the remainder of which are scheduled to vest as follows:

Number of Shares	Vehicle	Vesting Dates
163,203	PRSUs	July 1, 2026
30,563	RSUs	July 1, 2026
14,985	RSUs	February 22, 2027
30,813	RSUs	Two substantially equal installments on February 27, 2027 and 2028
2025 Stock Vested Table
The following table sets forth, for each of the Named Executive Officers, the number of common shares acquired upon the vesting of RSUs during 2025, and the aggregate value realized (before payment of any applicable withholding tax) upon the exercise or vesting of such awards. No Named Executive Officer exercised options in 2025.

Name	Number of Shares Vested	Value on Vesting
MS. MACKAY	117,316	$1,373,320
MR. JOHNSTON	66,620	$785,557
MR. MCDONALD	95,485	$1,121,625
MR. ROBINSON	24,226	$285,663
MS. PERKINS	45,547	$522,527

Employment Arrangements
Each of the Named Executive Officers is party to certain agreements or arrangements governing their employment, as described below.
Ms. MacKay
Ms. MacKay was promoted to our CEO on July 1, 2023. In connection with such promotion, the Company entered into a new offer letter with Ms. MacKay on May 4, 2023 (the “2023 Offer Letter”), which superseded her prior offer letter in its entirety. On March 12, 2025, the Company issued a compensation update letter to Ms. MacKay, which amended certain terms of her compensation (the "Update Letter"). On November 27, 2025, in connection with the closing of the Redomiciliation, Cushman & Wakefield Global, Inc. ("C&W Global") entered into a new offer letter with Ms. MacKay (the "MacKay Offer Letter"). The MacKay Offer Letter did not change Ms. MacKay's then-current compensation. Instead, it contained the exact terms as the 2023 Offer Letter as amended by the Update Letter, but was issued by C&W Global.
The MacKay Offer Letter provides for an annual base salary of $1,250,000 and an annual cash bonus opportunity with an initial target amount equal to $2,500,000 (and a maximum annual bonus opportunity equal to 200% of such target amount). Ms. MacKay is also eligible to receive, in the Board’s discretion, an annual grant of RSUs with an initial target grant date fair value of $7,250,000. All of these amounts are reviewed regularly and subject to change at the Board's discretion.

54	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Employment Arrangements
Upon certain terminations of employment, Ms. MacKay will be eligible to receive severance benefits as set forth in both the MacKay Offer Letter and the A&R Severance Plan. Under the A&R Severance Plan and the MacKay Offer Letter, if Ms. MacKay is terminated by the Company without “cause” (as defined in the A&R Severance Plan), Ms. MacKay will be entitled to receive the following severance benefits, subject to her execution of a valid release: (a) an amount equal to the sum of (i) 1.5 times her then-current base salary plus (ii) 1.0 times her target annual bonus for the year in which the termination occurs, which amount will be payable in substantially equal installments over 18 months following her termination of employment, (b) a discretionary pro-rated annual bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 18 months, and (d) reimbursement for outplacement services up to a maximum of $25,000. Additionally, the MacKay Offer Letter provides that upon a termination without cause, (a) with respect to Ms. MacKay’s time-vesting RSUs that are outstanding and unvested at the time of termination, Ms. MacKay will be deemed to have satisfied all continuous employment requirements and such time-vesting RSUs will remain outstanding and eligible to vest according to their regular vesting schedule; and (b) with respect to Ms. MacKay’s PRSUs that are outstanding and unvested at the time of termination, Ms. MacKay will be deemed to have satisfied all continuous employment requirements through the applicable performance periods and such PRSUs will remain outstanding and eligible to vest if applicable performance metrics are satisfied at the end of the applicable performance period.
In the event Ms. MacKay’s employment is terminated by the Company without cause or she resigns for good reason, in either case, on or within the two years following a change in control of the Company (a “Change in Control Termination”), under the A&R Severance Plan, Ms. MacKay will be entitled to receive the following severance benefits, subject to her execution of a valid release: (a) an amount equal to the sum of (i) 2.0 times her then-current base salary plus (ii) 2.0 times her target annual bonus for the year in which the termination occurs, which amount will be payable in substantially equal installments over 24 months following her Change in Control Termination, (b) a discretionary pro-rated bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 24 months, and (d) reimbursement for outplacement services up to a maximum of $25,000. To the extent the acquirer in such change in control transaction assumes the outstanding RSU awards in the transaction, under the terms of the A&R Severance Plan, Ms. MacKay would also be entitled to accelerated vesting in full of her outstanding and unvested RSU awards, with the vesting of any PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the Change in Control Termination. In the event there is a change in control in which the acquirer does not assume the Company’s outstanding RSU awards, the award agreements provide that Ms. MacKay’s RSU awards will accelerate and vest as of immediately prior to such change in control, with the vesting of any PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the change in control.
The MacKay Offer Letter further provides for certain benefits in the event Ms. MacKay’s termination of employment qualifies as a “Retirement,” as such term is defined in the MacKay Offer Letter. In the event of a Retirement, subject to approval by the Board in its sole discretion and Ms. MacKay’s execution of a valid release: (a) with respect to Ms. MacKay’s time-vesting RSUs that are outstanding and unvested at the time of such Retirement, Ms. MacKay will be deemed to have satisfied all continuous employment requirements and such time-vesting RSUs will remain outstanding and eligible to vest according to their regular vesting schedule; and (b) with respect to Ms. MacKay’s PRSUs that are outstanding and unvested at the time of such Retirement, Ms. MacKay will be deemed to have satisfied all continuous employment requirements through the applicable performance periods and such PRSUs will remain outstanding and eligible to vest if applicable performance metrics are satisfied as of the end of the applicable performance period. For purposes of the MacKay Offer Letter, “Retirement” means Ms. MacKay’s resignation, so long as: (a) she has delivered to the Company a notice of resignation no later than six months prior to the anticipated retirement date, (b) she has been in the role of CEO for at least three years at the time of the retirement date, (c) no “cause” exists at the time of resignation (as such term is defined in the A&R Severance Plan), and (d) the Board approves, in its sole discretion, the notice of termination and her retirement plan, including any necessary steps to ensure a smooth transition of her role.
In the event Ms. MacKay’s employment is terminated due to her death or “disability” (as defined in her applicable RSU award agreements), the RSU agreements provide that the RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior would vest on a pro-rated basis.
Ms. MacKay is also subject to certain restrictive covenants set forth in the MacKay Offer Letter and the agreements governing her equity awards, including (a) prohibitions on competing with us during her employment with us and for a period of 18 months thereafter, (b) prohibitions on soliciting or hiring our customers, suppliers or employees during her employment with us and for a period of 24 months thereafter, and (c) non-disparagement and confidentiality obligations.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS
Employment Arrangements
Mr. Johnston
C&W Global is party to an offer letter with Mr. Johnston, effective as of February 28, 2021 (the "Johnston 2021 Letter"). On August 11, 2025, C&W Global issued a compensation update letter to Mr. Johnston, effective as of July 1, 2025, which amended certain terms of his compensation (the "Johnston Update Letter" and, the Johnston 2021 Letter as amended by the Johnston Update Letter, the "Johnston Offer Letter").
The Johnston Offer Letter provides for an annual base salary of $700,000. Mr. Johnston is eligible for an annual cash bonus opportunity with a target amount equal to $1,050,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), which amounts are subject to change at the Compensation Committee's discretion. Under the terms of the Johnston Offer Letter, Mr. Johnston is also eligible to receive, in the Compensation Committee's discretion, an annual grant of RSUs with an initial target grant date fair value of $2,200,000.
Mr. Johnston is subject to certain restrictive covenants under the terms of the Johnston Offer Letter and the agreements governing his equity awards, including (a) prohibitions on competing with us during his employment with us and for a period of 12 months thereafter, (b) prohibitions on soliciting or hiring our clients or employees during his employment with us and for a period of 12 months thereafter, and (c) non-disparagement and confidentiality obligations. Upon certain terminations of employment, Mr. Johnston is eligible to receive severance benefits payable under our A&R Severance Plan, which benefits are discussed below under “—Potential Payments Upon Termination or Change in Control—A&R Severance Plan.”
Mr. McDonald
Mr. McDonald was promoted to our Global President & COO on July 1, 2023. In connection with such promotion, the Company entered into a new offer letter with Mr. McDonald on May 4, 2023 (the “McDonald 2023 Letter”), which superseded his prior offer letter in its entirety. On November 27, 2025 in connection with the closing of the Redomiciliation, C&W Global entered into a new offer letter with Mr. McDonald (the "McDonald Offer Letter"). The McDonald Offer Letter did not change Mr. McDonald's compensation. Instead, it contained the exact terms as the McDonald 2023 Letter but was issued by C&W Global.
The McDonald Offer Letter provides for an initial annual base salary of $900,000 and an annual cash bonus opportunity with an initial target amount equal to $1,700,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), which amounts are subject to change at the Compensation Committee's discretion. Under the terms of the McDonald Offer Letter, Mr. McDonald is also eligible to receive, in the Compensation Committee's discretion, an annual grant of RSUs with an initial target grant date fair value of $3,850,000.
Upon certain terminations of employment, Mr. McDonald will be eligible to receive severance benefits as set forth in both the McDonald Offer Letter and the A&R Severance Plan. Under the A&R Severance Plan and the McDonald Offer Letter, if Mr. McDonald is terminated by the Company without “cause” (as defined in the A&R Severance Plan), Mr. McDonald will be entitled to receive the following severance benefits, subject to his execution of a valid release: (a) an amount equal to the sum of (i) 1.0 times his then-current base salary plus (ii) 1.0 times his target annual bonus for the year in which termination occurs, which amount will be payable in substantially equal installments over 12 months following his termination of employment, (b) a discretionary pro-rated annual bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 12 months, and (d) reimbursement for outplacement services up to a maximum of $25,000. Additionally, the McDonald Offer Letter provides that upon a termination without cause, (a) with respect to Mr. McDonald’s time-vesting RSUs that are outstanding and unvested at the time of termination, Mr. McDonald will be deemed to have satisfied all continuous employment requirements and such time-vesting RSUs will remain outstanding and eligible to vest according to their regular vesting schedule; and (b) with respect to Mr. McDonald’s PRSUs that are outstanding and unvested at the time of termination, Mr. McDonald will be deemed to have satisfied all continuous employment requirements through the applicable performance periods and such PRSUs will remain outstanding and eligible to vest if applicable performance metrics are satisfied at the end of the applicable performance period.
In the event Mr. McDonald experiences a Change in Control Termination, under the A&R Severance Plan, Mr. McDonald will be entitled to receive the following severance benefits, subject to his execution of a valid release: (a) an amount equal to the sum of (i) 2.0 times his then-current base salary plus (ii) 2.0 times his target annual bonus for the year in which the termination occurs, which amount will be payable in substantially equal installments over 24 months following his Change in Control Termination, (b) a discretionary pro-rated bonus for the year of termination, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 24 months and (d) reimbursement for outplacement services up to a maximum of $25,000. To the extent the acquirer in such change in control transaction assumes the outstanding RSU awards in the transaction, under the terms of the A&R Severance Plan, Mr. McDonald would also be entitled to accelerated vesting in full of his outstanding and unvested RSU awards,

56	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Employment Arrangements
with the vesting of any PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the Change in Control Termination. In the event there is a change in control in which the acquirer does not assume the Company’s outstanding RSU awards, the award agreements provide that Mr. McDonald’s RSU awards will accelerate and vest as of immediately prior to such change in control, with the vesting of any PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the change in control.
In the event Mr. McDonald’s employment is terminated due to his death or “disability” (as defined in his applicable RSU award agreements), the RSU agreements provide that the RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior would vest on a pro-rated basis.
Mr. McDonald is also subject to certain restrictive covenants set forth in the McDonald Offer Letter and the agreements governing his equity awards, including non-disparagement and confidentiality obligations, among others.
Mr. Robinson
Mr. Robinson was promoted to our Executive Vice President, Chief Investment & Strategy Officer effective July 1, 2023. In connection with such promotion, C&W Global entered into a new offer letter with Mr. Robinson on August 3, 2023 (the "Robinson Offer Letter"). The Robinson Offer Letter provides for an annual base salary of $500,000 and an annual cash bonus opportunity with a target amount equal to $1,000,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), which amounts are subject to change at the Compensation Committee's discretion. Under the terms of the Robinson Offer Letter, Mr. Robinson is also eligible to receive, in the Compensation Committee's discretion, an annual grant of RSUs with an initial target grant date fair value of $1,000,000.
Mr. Robinson is subject to certain restrictive covenants under the terms of the Robinson Offer Letter and the agreements governing his equity awards, including (a) prohibitions on competing with us during his employment with us and for a period of 12 months thereafter, (b) prohibitions on soliciting or hiring our clients or employees during his employment with us and for a period of 12 months thereafter, and (c) non-disparagement and confidentiality obligations. Upon certain terminations of employment, Mr. Robinson is eligible to receive severance benefits payable under our A&R Severance Plan. For information regarding these severance benefits, see “—Potential Payments Upon Termination or Change in Control—A&R Severance Plan” below in this Proxy Statement.
Ms. Perkins
C&W Global was party to an offer letter with Ms. Perkins, effective as of July 1, 2023 (the "Perkins 2023 Letter"). On March 12, 2025, C&W Global issued a Compensation Update Letter to Ms. Perkins, which amended certain terms of her compensation (the "Perkins Update Letter" and, the Perkins 2023 Letter as amended by the Perkins Update Letter, the "Perkins Offer Letter"). The Perkins Offer Letter provides for an annual base salary of $600,000 and an annual cash bonus opportunity with a target amount of $600,000 (and a maximum annual bonus opportunity equal to 200% of such target amount), which amounts are subject to change at the Compensation Committee's discretion. Under the terms of the Perkins Offer Letter, Ms. Perkins is also eligible to receive, in the Compensation Committee's discretion, an annual grant of RSUs with a target grant date fair value of $1,100,000.
Ms. Perkins is subject to certain restrictive covenants under the terms of the Perkins Offer Letter and the agreements governing her equity awards, including (a) prohibitions on competing with us during her employment with us and for a period of 12 months thereafter, (b) prohibitions on soliciting or hiring our clients or employees during her employment with us and for a period of 12 months thereafter, and (c) non-disparagement and confidentiality obligations. Upon certain terminations of employment, Ms. Perkins is eligible to receive severance benefits payable under our A&R Severance Plan. For information regarding these severance benefits, see “—Potential Payments Upon Termination or Change in Control—A&R Severance Plan” below in this Proxy Statement.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS
Employment Arrangements

Potential Payments Upon Termination or Change in Control
The Named Executive Officers are eligible to receive certain severance payments and benefits under their employment agreements, equity grant agreements and/or our A&R Severance Plan in connection with a termination of employment under various circumstances.
A&R Severance Plan
Each of Mr. Johnston, Mr. Robinson and Ms. Perkins are entitled to certain benefits under our A&R Severance Plan and their RSU award agreements that we believe are in line with market practice. In the event Mr. Johnston, Mr. Robinson or Ms. Perkins experiences an “Involuntary Termination” of employment (as defined in the A&R Severance Plan), he or she will be eligible to receive the following severance benefits, subject to the Named Executive Officer’s execution of a valid release: (a) an amount equal to the sum of (i) 1.0 times his or her annual base salary plus (ii) 1.0 times his or her target annual bonus for the year in which the termination occurs (such sum, the “Cash Severance Benefit”), (b) a discretionary, pro-rated annual bonus for the year in which the termination occurs, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 12 months, (d) reimbursement for outplacement services up to a maximum of $25,000, and (e) accelerated pro-rata vesting of outstanding and unvested RSUs, with the vesting of PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the termination. The Cash Severance Benefit will be payable in substantially equal installments over 12 months following such Named Executive Officer’s termination of employment, in accordance with the Company’s normal payroll practices.
In the event Mr. Johnston’s, Mr. Robinson’s or Ms. Perkins’s employment is terminated by the Company through an Involuntary Termination or he or she resigns for good reason, in either case, on or within two years after a change in control, he or she will be eligible to receive the following severance benefits, subject to the Named Executive Officer’s execution of a valid release: (a) an amount equal to the sum of (i) 2.0 times his or her then-current base salary plus (ii) 2.0 times his or her target annual bonus for the year in which the termination occurs (such sum, the “Change in Control Cash Severance Benefit”), (b) a discretionary, pro-rated annual bonus for the year in which the termination occurs, payable at the same time annual bonuses are paid to other similarly situated employees, (c) subsidized continued health coverage for 24 months, (d) reimbursement for outplacement services up to a maximum of $25,000, and (e) if the acquirer assumes the outstanding RSU awards in the change in control transaction, accelerated vesting in full of his or her outstanding and unvested RSU awards, with the vesting of any PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the termination. The Change in Control Cash Severance Benefit will be payable in substantially equal installments over 24 months following such Named Executive Officer’s termination of employment. In the event there is a change in control in which the acquirer does not assume the Company’s outstanding RSU awards, generally the award agreements provide that the RSU awards will accelerate and vest immediately prior to such change in control, with the vesting of any PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the change in control.
In the event that Mr. Johnston’s, Mr. Robinson’s or Ms. Perkins’s employment is terminated due to their death or “disability” (as defined in the applicable RSU award agreements), the RSU agreements provide that the RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior would vest on a pro-rated basis.
The severance benefits for Ms. MacKay and Mr. McDonald are more fully described under “Employment Arrangements” above.

58	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Potential Payments Upon Termination or Change in Control
Potential Payments upon Termination of Employment or Change in Control Table
The table below provides an estimate of the value of payments and benefits assuming that a qualifying termination of employment and, as applicable, a change in control, occurred on December 31, 2025, and assuming a share price of $16.19 per share, the closing price of our common shares on the last business day of 2025. The actual amounts that would be paid or distributed to the Named Executive Officers as a result of one of the termination events occurring in the future will depend on factors such as the date of termination, the manner of termination and the terms of the applicable agreements in effect at such time, which could differ materially from the terms and amounts described here.

	Ms. MacKay	Mr. Johnston	Mr. McDonald	Mr. Robinson	Ms. Perkins
Termination without Cause Not in Connection with Change in Control
Cash Severance	$4,375,000	$1,675,616	$2,600,000	$1,500,000	$1,200,000
Annual Bonus (1)	$2,500,000	$975,616	$1,700,000	$1,000,000	$600,000
Accelerated Vesting of RSU Awards (2)	$41,900,173	$10,473,457	$27,818,322	$4,511,667	$4,519,568
Health and Welfare Benefits (3)	$31,509	$—	$21,006	$11,089	$12,409
Outplacement Services (4)	$25,000	$25,000	$25,000	$25,000	$25,000
TOTAL	$48,831,682	$13,149,689	$32,164,328	$7,047,756	$6,356,977
Termination without Cause in Connection with Change in Control (5)
Cash Severance	$7,500,000	$3,351,232	$5,200,000	$3,000,000	$2,400,000
Annual Bonus (1)	$2,500,000	$975,616	$1,700,000	$1,000,000	$600,000
Accelerated Vesting of RSU Awards (6)	$41,900,173	$16,035,936	$27,818,322	$7,033,357	$6,574,484
Health and Welfare Benefits (3)	$42,012	$—	$42,012	$22,178	$24,819
Outplacement Services (4)	$25,000	$25,000	$25,000	$25,000	$25,000
TOTAL	$51,967,185	$20,387,784	$34,785,334	$11,080,535	$9,624,303
Death or Disability
Cash Severance	—	—	—	—	—
Annual Bonus	—	—	—	—	—
Accelerated Vesting of RSU Awards (7)	$15,712,249	$6,164,359	$10,633,317	$2,640,638	$3,607,974
Health and Welfare Benefits	—	—	—	—	—
Outplacement Services	—	—	—	—	—
TOTAL	$15,712,249	$6,164,359	$10,633,317	$2,640,638	$3,607,974
Change in Control Not in Connection with a Termination Where Awards Are Not Assumed (8)
Cash Severance	—	—	—	—	—
Annual Bonus	—	—	—	—	—
Accelerated Vesting of RSU Awards	$41,900,173	$16,035,936	$27,818,322	$7,033,357	$6,574,484
Health and Welfare Benefits	—	—	—	—	—
Outplacement Services	—	—	—	—	—
TOTAL	$41,900,173	$16,035,936	$27,818,322	$7,033,357	$6,574,484

(1)Represents a pro-rated bonus for the year of termination, determined in the sole discretion of the administrator of the A&R Severance Plan and based on Company performance and Named Executive Officer performance, and taking into account the Named Executive Officer’s period of service in the applicable bonus year.
(2)For each of Ms. MacKay and Mr. McDonald, the applicable offer letter provides that if the Named Executive Officer’s employment is terminated without cause (not in connection with a change in control), the following will occur: (a) any outstanding and unvested time-vesting RSUs will vest on their regularly-scheduled date as if the executive were still employed by the Company at that time, and (b) any outstanding and unvested PRSUs will vest on their regularly-scheduled date as if the executive were still employed by the Company at that time to the extent the applicable performance metrics are satisfied. For the amounts listed in the table above, (a) for the time-vesting RSUs, we have included the value of all outstanding and unvested time-vesting RSUs as if they vested as of December 31, 2025, and (b) for the PRSUs, we have included the value of all outstanding and unvested PRSUs as if they vested as of December 31, 2025 generally using actual performance levels for any completed calendar years and target performance levels for incomplete calendar years (and for the 2024 PRSUs, using the actual cumulative achievement for each metric as of December 31, 2025). For each of Mr. Johnston, Mr. Robinson and Ms. Perkins, upon an Involuntary Termination, the A&R Severance Plan provides for accelerated pro-rata vesting of outstanding and unvested RSUs, with the vesting of PRSUs generally determined based on the Company’s actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any calendar year in the performance period that has not been completed as of the termination (and for the 2024 PRSUs, based on the actual cumulative achievement for each metric as of December 31, 2025). We treat calendar year 2025 as being completed for purposes of this table.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS
Potential Payments Upon Termination or Change in Control

(3)Represents the aggregate COBRA payments payable to each Named Executive Officer in accordance with the terms of his or her applicable agreement, assuming a termination date of December 31, 2025.
(4)Represents the maximum reimbursement for reasonable fees of no more than one outplacement or similar service provider engaged by the Named Executive Officer to assist in finding employment opportunities during the one-year period following the Named Executive Officer’s termination.
(5)Assumes that the acquirer assumed the Company’s unvested RSU awards in connection with the change in control.
(6)Under the A&R Severance Plan, for each Named Executive Officer, if their employment is terminated without cause or they resign for good reason, in either case on or within the two years following a change in control of the Company, each Named Executive Officer would be entitled to accelerated vesting in full of any outstanding and unvested RSU awards. Generally, the vesting of PRSUs would be determined based on actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any non-completed calendar year in the performance period (and for the 2024 PRSUs, based on the actual cumulative achievement for each metric as of December 31, 2025).
(7)Generally speaking, the RSU agreements for the Named Executive Officers provide that, in the event an individual’s service is terminated due to their death or disability, the individual’s outstanding and unvested RSUs will vest immediately, with the vesting of any PRSUs determined at target levels of performance, provided that any grants made less than a year prior would vest on a pro-rated basis.
(8)In the event that the acquirer does not agree to assume the Company’s unvested RSU awards in connection with a change in control, generally the RSU awards will vest immediately prior to the change in control, with the vesting of any PRSUs generally determined based on actual achievement of the applicable performance metrics for any completed calendar years in the performance period and at target levels of achievement for any non-completed calendar year in the performance period.

CEO Pay Ratio
The SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total compensation of the principal executive officer (“PEO”). The Company’s PEO is our CEO as of the end of 2025. The Company is presenting the required disclosure as follows:
We identified a median employee as of December 31, 2025 using the following approach. We had 51,615 full-time, part-time and seasonal employees as of December 31, 2025 (excluding independent contractors and brokers). As of December 31, 2025, 23,140 of our employees were located outside of the United States (or 20,600 outside the United States after the de minimis exemptions listed below). For purposes of this 2025 determination, we excluded the population of the workforce that were not considered employees of the Company under applicable local regulations. In addition, under the de minimis exemption of the SEC rule, we excluded 4.92% of our population by excluding employee populations in the following jurisdictions: Brazil (1,771), Indonesia (287), Colombia (181), Chile (173), Peru (127) and Lithuania (1). We identified our median as of December 31, 2025 utilizing base pay earnings for the population of employees described above. Our median employee is a full-time employee located in the United States.
For 2025, we determined that our median employee’s total compensation, calculated in accordance with Item 402(c) of Regulation S-K, was $60,408, which includes all base, bonus and company 401(k) match compensation. Based upon this methodology and the CEO’s total compensation of $9,469,699 in 2025, as set forth in the Summary Compensation Table, we estimate the ratio of our CEO pay to the median worker’s pay is 157:1.
The SEC requirements for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us.

60	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Pay Versus Performance
Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance metrics of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, see “—Compensation Philosophy and Objectives” and “—Compensation Elements” in this Proxy Statement.

	Summary Compensation Table Total for CEO (1)	Summary Compensation Table Total for CEO (2)	Compensation Actually Paid to CEO (3)	Compensation Actually Paid to CEO (4)	Average Summary Compensation Table Total for Non-CEO NEOs (5)	Average Compensation Actually Paid to Non-CEO NEOs (6)	Value of Initial Fixed $100 Investment Return on:
Year							CWK TSR (7)	Peer Group TSR (7)	Net Income (Loss)	Compensation EBITDA (8)
(a)	(b)(i)	(b)(ii)	(c)(i)	(c)(ii)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$9,469,699		$15,642,206		$3,476,416	$5,575,775	$109	$216	$88,200,000	$604,000,000
2024	$9,682,351		$12,644,306		$4,936,365	$4,879,543	$88	$174	$131,300,000	$591,000,000
2023	$4,668,810	$5,326,223	$3,809,627	$3,785,709	$3,686,033	$2,842,435	$73	$137	$(35,400,000)	$581,300,000
2022	$8,587,627		$1,753,622		$5,909,537	$1,579,668	$84	$110	$196,400,000	$963,000,000
2021	$19,990,492		$30,999,620		$4,632,973	$6,962,418	$150	$177	$250,000,000	$877,000,000

(1)The dollar amounts reported in column (b)(i) are the amounts of total compensation reported in the Summary Compensation Table for Ms. MacKay in 2025, 2024 and 2023, John Forrester in 2022, and Mr. White in 2021, respectively.
(2)We had two CEOs in fiscal year 2023. Mr. Forrester served as our CEO from January 1, 2023 to June 30, 2023, and Ms. MacKay served as our CEO from July 1, 2023 to December 31, 2023. The dollar amount reported in column (b)(ii) is the amount of total compensation reported in the Summary Compensation Table for Mr. Forrester in 2023.
(3)The dollar amounts reported in column (c)(i) represent the amount of “compensation actually paid” to (a) Ms. MacKay in 2025, 2024 and 2023, (b) Mr. Forrester in 2022, and (c) Mr. White in 2021. All such amounts were computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such individuals during the applicable year. The table below shows adjustments which were made to Ms. MacKay’s total compensation in 2025 to determine the “compensation actually paid.” For such adjustments, equity values were calculated in accordance with Topic 718.
(4)We had two CEOs in fiscal year 2023. The dollar amount reported in column (c)(ii) represents the amount of “compensation actually paid” to Mr. Forrester in 2023.
(5)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Named Executive Officers as a group (excluding our CEOs in each year) in the “Total” column of the Summary Compensation Table in each year. The names of each of the Named Executive Officers (excluding our CEOs in each year) included for purposes of calculating the average amounts in each year are as follows: (i) for 2025, Mr. Johnston, Mr. McDonald, Mr. Robinson and Ms. Perkins; (ii) for 2024, Mr. Johnston, Mr. McDonald, Mr. Robinson, Ms. Perkins and Mr. White; (iii) for 2023, Mr. Johnston, Mr. White, Mr. McDonald and Ms. Perkins; (iv) for 2022, Mr. Johnston, Mr. White, Ms. MacKay and Mr. McDonald; and (v) for 2021, Duncan Palmer, Mr. Johnston, Mr. Forrester, Ms. MacKay and Mr. Robinson.
(6)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Named Executive Officers as a group (excluding our CEOs in each year), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Named Executive Officers as a group (excluding our CEOs in each year) during the applicable year. The table shows adjustments that were made to average total compensation for the Named Executive Officers as a group (excluding our CEO in each year) in 2025 to determine the “compensation actually paid.” For such adjustments, equity values were calculated in accordance with Topic 718.
(7)TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020, including the reinvestment of dividends. The Peer Group TSR reported in column (g) is comprised of four global commercial real estate services companies publicly traded in the United States: Jones Lang LaSalle Incorporated (NYSE: JLL), CBRE Group, Inc. (NYSE: CBRE), Colliers International Group Inc. (Nasdaq: CIGI) and Newmark Group Inc. (Nasdaq: NMRK). This is the same peer group as reported in the 2025 Annual Report.
(8)Adjusted EBITDA is defined as net income (loss) plus depreciation and amortization, interest expense, net of interest income, and provision for income taxes, and adjusted for unrealized (gain) loss on investments, net, impairment of investments, loss on dispositions, net, acquisition related costs, cost savings initiatives, system implementation costs, loss (gain) from insurance proceeds, net of legal fees, non-operating items related to Cushman Wakefield Greystone LLC and other non-recurring items. Compensation EBITDA reported in column (i) is defined as Adjusted EBITDA further adjusted for (a) foreign currency rate fluctuations and (b) certain other one-time items outside of our control. While the Company uses numerous financial and non-financial measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Compensation EBITDA represents the most important measure used by the Company to link “compensation actually paid” to our Named Executive Officers to Company performance for the most recently completed year. In recent years, we have improved our quality of earnings by reducing the number of adjustments to these metrics.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS
Pay Versus Performance

2025
(MacKay)
SCT Total Compensation	$9,469,699
Less: Stock Award Values Reported in SCT for the Covered Year	$(5,687,408)
Plus: Year End Fair Value of Stock Awards Granted in the Covered Year	$8,439,257
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$4,055,405
Fair Value of Stock Awards Granted and Vested in the Covered Year	$—
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(161,173)
Less: Fair Value of Stock Awards Forfeited during the Covered Year	$(473,574)
Compensation Actually Paid	$15,642,206

Non-CEO NEO Average
2025
SCT Total Compensation	$3,476,416
Less: Stock Award Values Reported in SCT for the Covered Year	$(1,728,502)
Plus: Year End Fair Value of Stock Awards Granted in the Covered Year	$2,660,618
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$1,471,781
Fair Value of Stock Awards Granted and Vested in the Covered Year	$—
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(79,398)
Less: Fair Value of Stock Awards Forfeited during the Covered Year	$(225,140)
Compensation Actually Paid	$5,575,775

Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in “—Compensation Philosophy and Objectives,” the Company’s executive compensation program reflects a compensation package for executive officers that is competitive, tied to performance and aligned with the interests of our shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those measures are presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.
COMPENSATION ACTUALLY PAID AND TSRs

CEO	Average for Non-CEO NEOs	Company TSR	Peer Group TSR

62	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Pay Versus Performance
COMPENSATION ACTUALLY PAID AND NET INCOME (LOSS)

CEO	Average for Non-CEO NEOs	Net Income (Loss)

COMPENSATION ACTUALLY PAID AND COMPENSATION EBITDA

CEO	Average for Non-CEO NEOs	Compensation EBITDA
Financial Performance Measures
The metrics that the Company uses for both our AIP and our long-term incentive plan are selected based on an objective of achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s Named Executive Officers to the Company’s performance for the most recently completed year are as follows:

Most Important Performance Measures
Compensation EBITDA
Adjusted EPS
Strategic Cash Generation
Strategic Cost Efficiency
Adjusted Free Cash Flow

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	63

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are asking you to approve, on an advisory basis, a resolution on the compensation paid to our Named Executive Officers as reported in this Proxy Statement. This say-on-pay proposal gives you the opportunity to provide feedback on our 2025 executive compensation program for our Named Executive Officers. We conduct this vote annually, the frequency preferred by our shareholders, and intend to hold the next vote at next year’s annual meeting. We expect to hold the next non-binding, advisory vote related to the frequency of our “say-on-pay” proposals in 2031.
In deciding how to vote on this proposal, the Board encourages you to review the Compensation Discussion and Analysis in this Proxy Statement for a detailed description of our executive compensation practices, philosophy and objectives.
This year’s say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2025 to our Named Executive Officers resulting from our compensation practices, philosophy and objectives as described in this Proxy Statement. Because your vote on this proposal is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our shareholders and will review the voting results on this proposal in connection with their ongoing evaluation of our executive compensation program.
The text of the resolution in respect of Proposal 3 is as follows:
RESOLVED, that the compensation paid to our Named Executive Officers for 2025 as set forth in the Compensation Discussion and Analysis, the compensation tables and the related disclosure in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.
Required Vote
This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own common shares through a bank, broker or other nominee, you must instruct your bank, broker or such nominee how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2025.

64	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
On March 26, 2026, the Compensation Committee approved the Cushman & Wakefield Ltd. 2026 Omnibus Share and Cash Incentive Plan (the “2026 Plan”), subject to approval by our shareholders at the Annual Meeting. The 2026 Plan will replace both our Fourth Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan and our Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan (the “Prior Plans”). If the 2026 Plan is approved, no further awards will be granted under the Prior Plans after the 2026 Plan becomes effective. As of March 16, 2026, there were 435,149 common shares that remained available for future issuances under the Prior Plans (assuming outstanding performance awards are counted at the maximum vesting level), which will cease to be available for grants under the Prior Plans and instead become available for future grants under the 2026 Plan if approved by our shareholders.
If the 2026 Plan is approved by shareholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success.
Share Information on Equity Compensation Plans as of March 16, 2026
The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of March 16, 2026 (except as otherwise noted):

Total number of common shares subject to options outstanding(1)	264,734
Total number of common shares subject to full value awards outstanding (includes restricted stock, time-vesting restricted stock units (RSUs) and performance-vesting RSUs (PRSUs))(2)	13,252,541
Total number of common shares remaining available for future grant under the Prior Plans(3)	435,149
Total number of common shares outstanding as of the Record Date	234,287,353
(1)The weighted-average exercise price and weighted-average remaining term of stock options outstanding as of March 16, 2026 was $17.00 and 1.73 years, respectively. No stock appreciation rights were outstanding as of March 16, 2026.
(2)Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.
(3)Represents the total number of shares available for future awards under the Prior Plans, reflecting performance-based awards at maximum payout. The Cushman & Wakefield Ltd. Fourth Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan and Cushman & Wakefield Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan were our only active equity compensation plans as of March 16, 2026.
Equity Grant Practices
We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. In setting the proposed number of shares reserved and issuable under the 2026 Plan, the Board and the Compensation Committee considered several factors, including the potential dilutive effect of equity awards outstanding under the Company’s prior equity compensation plans, the Company’s historical equity usage and the expected dilution of the 2026 Plan, in order to arrive at what the Company believes is a reasonable and appropriate dilutive impact of the 2026 Plan.
Total Potential Dilution. Annual dilution from our equity compensation program is measured as the total number of our common shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total common shares outstanding at the end of the year. Annual dilution from our equity compensation program for 2025 was 1.30%. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of common shares subject to outstanding equity compensation awards plus the number of common shares available to be granted, divided by the total number of outstanding common shares. As of March 16, 2026, our overhang was 6.0%. As of March 16, 2026, the 12,150,000 common shares being requested under the 2026 Plan would increase our overhang by 5.2% to a total potential overhang of approximately 11.1%. Overhang percentages are based on 234,287,353 common shares outstanding as of March 16, 2026.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	65

PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
Burn Rate. Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of shareholder dilution. Our burn rate for the past three fiscal years has been as follows:

		Full Value Awards
Fiscal Year	Stock Options Granted	RSUs Granted	PSUs Vested	Stock Options + Full Value Awards	Weighted Average Basic Number of Common Shares Outstanding	Burn Rate
2025	0	3,100,000	300,000	3,400,000	231,200,000	1.47%
2024	0	3,000,000	400,000	3,400,000	228,900,000	1.49%
2023	0	3,200,000	200,000	3,400,000	226,900,000	1.50%
Expected Share Pool Duration. We currently anticipate that the shares requested in connection with the approval of the 2026 Plan will last for approximately three years, based on our historic grant rates and the approximate current share price. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the extent to which they provide for settlement in stock, and how the Company chooses to balance total compensation between cash and equity-based awards.

Certain Features of the 2026 Plan
The following features of the 2026 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2026 Plan and our shareholders’ interests:
•Awards will be subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2026 Plan as described below and the Compensation Committee’s ability to provide for accelerated exercisability or vesting of any award in connection with a termination of service or a change in control;
•No discounting of stock options or stock appreciation rights;
•No repricing or replacement of underwater stock options or stock appreciation rights without shareholder approval;
•No dividend equivalents on stock options or stock appreciation rights;
•No dividends or dividend equivalents paid on unearned awards;
•Prohibition of the recycling of shares used to pay the exercise price or taxes with respect to awards;
•Annual non-employee director compensation limit that applies to both cash and equity compensation; and
•No liberal definition of “change in control”.
Summary of the Material Terms of the 2026 Plan
The following is a summary of the material terms of the 2026 Plan, but does not include all of the provisions of such plan. This summary is qualified in its entirety by reference to the 2026 Plan itself, a copy of which is attached as Annex B to this Proxy Statement for reference.
Purpose. The purpose of the 2026 Plan is to promote the interests of the Company and its shareholders by providing certain employees, non-employee directors, consultants and independent contractors of the Company and its affiliates with incentives and rewards to encourage them to continue in the service of the Company and its affiliates.

66	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
Administration. The 2026 Plan will be administered by the Compensation Committee. Among the Compensation Committee’s powers are the power to determine those employees, non-employee directors, consultants and independent contractors who will be granted awards and the amount, type and other terms and conditions of awards. The Compensation Committee may delegate its powers and responsibilities under the plans, in writing, to a sub-committee, including delegating to a sub-committee of directors or employees the ability to grant awards to participants who are not subject to Section 16 of the Exchange Act and to take certain administrative actions under the 2026 Plan. The Compensation Committee has full discretionary authority to administer the 2026 Plan, including to interpret and construe any and all provisions of the plan and the terms of any award (or award agreement) granted thereunder, and to adopt, amend or rescind such rules and regulations for the administration of the plan as it deems appropriate. Decisions of the Compensation Committee will be final, binding and conclusive.
Subject to the minimum vesting provisions in the 2026 Plan as described below, on or after the date of grant of any award under the 2026 Plan, the Compensation Committee may accelerate the date on which any award becomes vested, exercisable or transferable, extend the term of any award (including the period following a termination of a participant’s employment or service during which any award may remain outstanding), waive any conditions to the vesting, exercisability or transferability of any award, or provide for the payment of dividends or dividend equivalents with respect to any such award (other than in the case of an option or share appreciation right award).
Except in certain circumstances specified in the plan, including in connection with a change in control (as defined in the plan) or the capitalization adjustment provisions set forth in the 2026 Plan, the Company will not, without the approval of our shareholders, (i) reduce, whether through amendment or otherwise, the exercise price of any outstanding option or stock appreciation right, (ii) grant any new award or make any payment of cash to a participant in substitution for, or upon the cancellation of, any outstanding option or stock appreciation right when the exercise price of such option or stock appreciation right exceeds the fair market value of the underlying common shares, or (iii) take any other action that would be viewed as repricing under the NYSE listing standards.
Available Shares. The maximum number of common shares that will initially be available for awards granted under the 2026 Plan will be (i) 12,150,000 common shares, plus (ii) any common shares that are available for awards under the Prior Plans as of the effective date of the 2026 Plan. Following the approval of the 2026 Plan, no future awards will be made under the Prior Plans. Out of such aggregate, the maximum number of common shares that may be covered by options that are designated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") will not exceed 12,150,000 common shares. The maximum number of shares referred to in the preceding sentences will in each case be subject to adjustment as provided in the 2026 Plan. Of the shares described, 100% may be delivered in connection with “full-value awards,” meaning awards other than options or stock appreciation rights. Any shares granted under any awards will be counted against the share limit on a one-for-one basis.
To the extent that common shares subject to an award granted under the 2026 Plan or a Prior Plan, other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related stock appreciation right or shares subject to a stock appreciation right cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such common shares will again be available under the 2026 Plan.
Notwithstanding anything to the contrary contained in the 2026 Plan, common shares subject to an award granted under the 2026 Plan or a Prior Plan will not again be made available for issuance or delivery under the 2026 Plan if such common shares are (i) delivered, withheld or surrendered in payment of the exercise price of an option or stock-settled stock appreciation right, (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation related to an award or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.
The number of common shares available for awards under the 2026 Plan will not be reduced by (i) the number of common shares subject to substitute awards granted in connection with a corporate transaction, or (ii) available shares under a shareholder-approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under the 2026 Plan (subject to applicable stock exchange requirements).
Common shares issued under the 2026 Plan may be unissued shares, treasury shares, shares purchased by the company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Compensation Committee determines in its sole discretion.
The closing price of a common share, as reported on the NYSE on March 16, 2026, was $12.37 per share.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	67

PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
Minimum Vesting Term. A vesting period of at least one year will apply to all awards issued under the 2026 Plan, other than cash incentive awards; provided, however, that the following awards will not be subject to the 2026 Plan’s minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company; (ii) ordinary delivered in lieu of fully-vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual general meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual general meeting; and (iv) any additional awards that the Compensation Committee may grant, up to a maximum of five percent of the common shares reserved for issuance under the 2026 Plan (and subject to the adjustment provisions thereunder). The 2026 Plan’s minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award in the event of termination of employment or service or a change in control (as defined under the 2026 Plan), including in the cases of retirement, death or disability.
Eligibility for Participation. The persons eligible to receive awards under the 2026 Plan are our employees, non-employee directors of the Board, consultants and independent contractors, and employees, consultants and independent contractors of our affiliates (and persons expected to become employees, non-employee directors of the Board, consultants and independent contractors), whom the Compensation Committee in its sole discretion will select from time to time. However, only our employees and employees of our subsidiaries are eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code) under the plan. The basis for participation in the 2026 Plan is the Compensation Committee’s decision to select participants from those eligible. As of March 16, 2026, approximately 58,000 employees and nine non-employee directors would be eligible to participate in the 2026 Plan if selected for participation by the Compensation Committee. While consultants and independent contractors are eligible to participate in the 2026 Plan, we have not historically granted equity awards to consultants and independent contractors.
Director Compensation Limit. The aggregate value of cash compensation and the grant date fair value of common shares that may be awarded or granted in any fiscal year of the Company to any non-employee member of the Board will not exceed $800,000 (or, in the case of the non-executive Chairman of the Board, $1,000,000). The 2026 Plan’s director compensation limit will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or its affiliates or compensation received by the director in his or her capacity as an executive officer or employee of the Company or its affiliates.
Cash Incentive Awards. Under the 2026 Plan, the Compensation Committee may grant cash incentive awards, which may be settled in cash or in other property, including common shares (provided that the term “cash incentive awards” under the 2026 Plan excludes options, stock appreciation rights, and stock awards).
Stock Options. Under the 2026 Plan, the Compensation Committee may grant nonqualified stock options (and incentive stock options with respect to up to 12,150,000 common shares) to purchase common shares. The Compensation Committee determines the number of common shares subject to each option, the vesting schedule (subject to the minimum vesting provisions under the 2026 Plan), the method and procedure to exercise vested options (provided that no option may be exercisable after the expiration of 10 years after the date of grant), restrictions on transfer of options and the other terms of each option. The exercise price per common share covered by any option may not be less than 100% of the fair market value of an common share on the date of grant.
No incentive stock option may be granted to a 10% shareholder unless the exercise price of the option is at least 110% of the fair market value of an common share at the time such incentive stock option is granted and such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.
Stock Appreciation Rights. The 2026 Plan provides for the grant of stock appreciation rights on such terms as the Compensation Committee will determine, subject to the terms and conditions set forth in the 2026 Plan.
Each stock appreciation right will be exercisable for no more than ten (10) years after its date of grant, except that such expiration may be tolled during certain blackout periods or where such exercise would jeopardize the ability of the Company to continue as a going concern. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a stock appreciation right will not be less than 100% of the fair market value of an common share on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A stock appreciation right entitles the holder to receive upon exercise (subject to withholding taxes) common shares (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the common shares on the exercise date and the base price of the share appreciation right.

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PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
Stock Awards. The 2026 Plan provides for the grant of stock awards. The Compensation Committee may grant a stock award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a shareholder of the Company, including the right to vote and receive dividends with respect to restricted stock and to participate in any capital adjustments applicable to all holders of the Company’s common shares. The agreement awarding restricted stock units will specify (1) whether such award may be settled in common shares, cash or a combination thereof; and (2) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Compensation Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of common shares subject to such award. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a shareholder of the Company.
The Compensation Committee may grant other stock, stock-based or stock-related awards in such amounts and subject to such terms and conditions as determined by the Compensation Committee pursuant to the 2026 Plan (referred to as “other stock awards”). Each such other stock award may (i) involve the transfer of common shares to the award recipient, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of common shares, (ii) be subject to performance-based and/or service-based conditions, and (iii) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each such other stock award must be denominated in, or must have a value determined by reference to, a number of our common shares that is specified at the time of the grant of such award.
Performance Measures. Under the 2026 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of common shares subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Compensation Committee in establishing performance measures under the 2026 Plan: the attainment by an common share of a specified fair market value for a specified period of time; increase in shareholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total shareholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin, cash flow generation, or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Compensation Committee may determine whether or not listed herein.
Each such goal may be expressed on a pre-tax or post-tax basis or on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Compensation Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Compensation Committee may establish at any time.

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PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
Shareholder Rights. No person will have any rights as a shareholder with respect to any of our common shares covered by or relating to any award granted pursuant to the 2026 Plan until the date of the issuance of such shares on our books and records. Any dividends or dividend equivalents payable with respect to awards will be payable to a participant only if, when and to the extent such award vests. Any dividends or dividend equivalents payable with respect to awards that do not vest will be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents will be granted with respect to options or stock appreciation rights.
Adjustment. In the event of any change in the number of common shares of the Company outstanding by reason of a stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of common shares with respect to which the Compensation Committee may grant awards, exercise or base price of options and stock appreciation rights, and the performance targets and criteria applicable to awards will be equitably adjusted or substituted by the Compensation Committee to prevent enlargement or reduction in rights granted under the award. In the event of any change in the number of common shares outstanding by reason of any other event or transaction, the Compensation Committee will, to the extent deemed appropriate by the Compensation Committee, make such adjustments to the number or type of common shares with respect to which awards may be granted.
In the event of any increase or decrease in the number of common shares resulting from a subdivision or consolidation of common shares or the payment of a stock dividend (but only on the common shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Compensation Committee will, to the extent deemed appropriate by the Compensation Committee, adjust the type or number of common shares subject to each outstanding award and the exercise price or base price per share of each such award.
In the event of any transaction or event described above, the Compensation Committee will also, to the extent deemed appropriate by the Compensation Committee, make such adjustments in the terms and conditions of any cash incentive award.
Change in Control. Unless otherwise provided in an award agreement or a participant’s effective employment, change in control, severance or other similar agreement in effect on the date of grant of the applicable award, in the event of a change in control of the Company in which the successor company assumes the applicable award or substitutes for the applicable award, if a participant’s employment or service with such successor company (or the Company) or an affiliate thereof terminates within 12 months (or such other period set forth in the award agreement) following such change in control without cause or under circumstances specified in the award agreement, then: (i) options and stock appreciation rights outstanding as of the date of such termination of employment will vest and become exercisable based on the level specified in the award agreement, and may thereafter be exercised for the period set forth in the award agreement (but in no event beyond the regularly-scheduled term of such award); and (ii) the restrictions, limitations and other conditions applicable to any other awards under the 2026 Plan outstanding as of the date of such termination of employment will lapse and such awards will become vested, based on the level set forth in the award agreement (with the attainment of the performance goals determined at target levels for any performance periods which have not yet been completed as of the date of such change in control (unless the award agreement specifies vesting at actual or the greater of target and actual performance levels), and actual performance levels for any performance periods completed on or prior to the date of such change in control).
Subject to the terms of the applicable award agreement, in the event of a change in control in which the awards are not effectively assumed or substituted as described above, then the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and stock appreciation rights will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, or other property be substituted for some or all of the common shares subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.
Under the terms of the 2026 Plan, a change in control is generally defined as (i) any one person (or persons acting as a group), other than the Company or an employee benefit plan sponsored by the Company, acquires ownership of shares of the Company representing more than 50% of the total fair market value or voting power of the shares of the Company; (ii) any one person (or persons acting as a group), other than the

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PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
Company or an employee benefit plan sponsored by the Company, acquires (during a 12 month period) shares of the Company representing 30% or more of the total voting power of the shares of the Company; (iii) certain changes in the majority composition of the Board; (iv) any person or persons acting as a group acquires within a 12 month period assets from the Company and its subsidiaries that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries immediately before such acquisition or acquisitions; or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of voting securities of the Company immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event.
Amendment and Termination. The Board may at any time suspend or discontinue the 2026 Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval. However, except as expressly provided in the plan, no such amendments may adversely affect in any material respect a participant’s rights under any previously granted and outstanding award without the consent of such affected participant.
Recoupment. Notwithstanding any other provision of the 2026 Plan or any award agreement, we may recoup compensation paid or to be paid under the plan to the extent required by applicable law, permitted or required by our policies in effect on the grant date, and/or required by applicable stock exchange rules.
As disclosed in the Compensation Discussion and Analysis, the Compensation Committee adopted a Clawback Policy, effective as of October 2, 2023, which complies with SEC and NYSE rules. Additionally, our Clawback Policy requires the Company to recoup certain incentive-based compensation in the event of misconduct by an executive officer or by certain other global leaders of the Company. Misconduct is defined as engaging in intentional bad acts related to one’s employment with the Company including, but not limited to, fraud, felonious criminal activities, material violations of the Global Code of Conduct that cause substantial harm to the Company, or violence. The Company is required to recover compensation in accordance with the Clawback Policy except in very limited circumstances, such as when the direct cost of recovery would exceed the amount recovered.
Transferability. Awards granted under the 2026 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Compensation Committee may provide for the transferability of nonqualified stock options (other than to third-party financial institutions for value) subject to conditions and limitations as determined by the Compensation Committee.
Summary of Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the material U.S. federal income tax consequences related to awards under and participation in the 2026 Plan and is provided only for general information. The summary is based on current U.S. laws and regulations as of the date of the filing of this Proxy Statement, and there can be no assurance that those laws and regulations will not change in the future. This summary does not purport to be complete and does not discuss all federal income tax consequences under the 2026 Plan, any federal employment tax consequences, the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances, and this summary is not intended as tax advice to participants, who should consult their own tax advisors. References in this summary to us being entitled to a deduction for federal income tax purposes should be understood to include an affiliated employer entity with respect to any participant, to the extent applicable.
Incentive Stock Options. No taxable income is generally recognized by the participant upon the grant or exercise of an incentive stock option. If common shares of the Company that are issued to an option holder pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the option holder as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the option holder. If common shares of the Company that are acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the option holder will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common shares at exercise (or, if less, the amount realized on a sale of such common shares) over the option exercise price thereof, and

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PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
(ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering common shares of the Company. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. No income is generally recognized by the option holder at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is recognized by the option holder in an amount equal to the difference between the option exercise price and the fair market value of the common shares of the Company on the date of exercise, and we receive a tax deduction for the same amount, subject to the limitations under Section 162(m) of the Code, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the common shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering common shares of the Company. Upon exercise, the option holder will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Stock Appreciation Rights. A participant will not recognize taxable income at the time stock appreciation rights are granted and we will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by us, and we will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
Stock Awards. A participant will not recognize taxable income at the time a share of restricted stock (i.e., share subject to restrictions constituting a substantive risk of forfeiture) is granted and we will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by us as compensation expense, subject to the deduction limits under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and we (or, if applicable, the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
A participant will not recognize taxable income at the time a restricted stock unit is granted, and we will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by us, and we will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
The tax treatment of other stock awards will depend upon the specific terms of such award.
General. As discussed above, any compensation taxable as ordinary income with respect to a participant will generally be subject to applicable federal, state and local income tax withholding, and we will be entitled to a corresponding deduction at the time that ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer, and certain other current and former service providers of the corporation.

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PROPOSAL 4 - APPROVAL OF OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
New Plan Benefits
The benefits that will be awarded or paid under the 2026 Plan are not currently determinable. The issuance of any future awards under the 2026 Plan will be at the discretion of our Compensation Committee, and no such determination as to future awards or who might receive them has been made. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.
Equity Compensation Plan Information Table
The information regarding plans and other arrangements required by Item 10(c) of Schedule 14A under the Exchange Act can be found below in the section entitled “Equity Compensation Plan Information.”
Required Vote
This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own common shares through a bank, broker or other nominee, you must instruct your bank, broker or such nominee how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE OUR 2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN.

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The table below sets forth information as of the close of business on March 16, 2026 regarding the beneficial ownership of our common shares by: (i) each person or group who is known by us to own beneficially more than 5% of our issued and outstanding common shares; (ii) each of our current directors and each nominee for director to the Board; (iii) each of our Named Executive Officers; and (iv) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. All percentages in the table below are based on 234,287,353 common shares issued and outstanding as of March 16, 2026.
Unless otherwise noted, the address of each beneficial owner is c/o Cushman & Wakefield Ltd., 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606.

	Common Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% Shareholders
Vanguard Portfolio Management (1)	24,287,319	10.4%
BlackRock, Inc.(2)	22,070,748	9.4%
Named Executive Officers and Directors:
Michelle MacKay	415,104	*
Neil Johnston	317,017	*
Andrew McDonald	450,369	*
Nathaniel Robinson	105,704	*
Noelle Perkins	73,957	*
Susan Daimler	—	— *
Michelle Felman (3)	44,857	*
Jodie McLean (3)	88,836	*
Jennifer McPeek (3)	35,516	*
Stephen Plavin	—	— *
Angela Sun (3)	63,511	*
Rajesh Vennam (3)	35,516	*
Timothy Wennes	—	— *
Billie Williamson (3)	106,005	*
All Executive Officers and Directors as a group (14 persons) (4)	1,736,392	*

*    Represents beneficial ownership of less than 1%.
(1)Based solely on information in a Schedule 13G filed on February 5, 2026 by Vanguard Portfolio Management (“Vanguard”). As of January 30, 2026, Vanguard reported beneficial ownership of 24,287,319 common shares, shared voting power with respect to 136,645 common shares and shared dispositive power with respect to 24,287,319 common shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based solely on information in a Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc. As of December 31, 2023, BlackRock, Inc. reported beneficial ownership of 22,070,748 common shares, sole voting power with respect to 21,818,525 common shares and sole dispositive power with respect to 22,070,748 common shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)Includes 17,013 common shares underlying RSUs that vest within 60 days of March 16, 2026.
(4)Includes 102,078 common shares underlying RSUs that vest within 60 days of March 16, 2026.

74	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

The following table provides information as of December 31, 2025 regarding the number of common shares that may be issued under our equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (c) (2)
Equity compensation plans approved by security holders	9,537,612	$15.57	9,813,165
Equity compensation plans not approved by security holders	—	—	—
Total	9,537,612	$15.57	9,813,165

(1)Includes common shares underlying 5,495,244 time-vesting RSUs, 3,671,300 PRSUs (at target), 249,154 outstanding time-based options, and 121,914 outstanding performance-based options. Weighted-average exercise price is based on time-based and performance-based options outstanding as of December 31, 2025 and excludes RSUs, which do not have an exercise price.
(2)Reflects number of common shares remaining available for issuance under the Fourth Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan and the Third Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan as of December 31, 2025 assuming the target level of performance for all PRSUs outstanding as of such date.

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The following is a summary of material provisions of various transactions we have entered into with our executive officers, directors or 5% or greater shareholders (or the immediate family members of any such individual) since January 1, 2025. We believe the terms and conditions in these agreements are reasonable and customary for transactions of these types.
Pursuant to our written Related Party Transaction Policy, our Audit Committee is responsible for (i) evaluating each related party transaction that our compliance department has identified as warranting Audit Committee approval and (ii) determining whether such transaction should be approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards.
Deeds of Indemnification and Appointment Letters
We have entered into our standard form of deed of indemnity for directors with all of our directors. Pursuant to this agreement, we agree to indemnify each director to the fullest extent permissible under Bermuda law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director, and to advance expenses incurred as a result of any proceeding against him or her as to which he or she could be indemnified. This agreement does not indemnify a director against any liability to the extent that such indemnity would be rendered void pursuant to the Companies Act 1981 of Bermuda, as amended (the "Bermuda Companies Act"), including, without limitation, any liability arising out of such director's fraud or dishonesty. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance to the fullest extent permissible under Bermuda law (including ensuring that premiums are properly paid) for his or her benefit for so long as any claims may lawfully be brought against him or her.
Our Bye-Laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against our officers and directors unless the act or failure to act involves fraud or dishonesty.
In connection with the director’s appointment to the Board, we also entered into our standard form of letter of appointment for non-employee directors with each director. This letter sets forth the main terms on which he or she serves on the Board. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the NomGov Committee and approval of the Board, re-election by the shareholders and any relevant statutory provisions and provisions of our Bye-Laws relating to removal of a director.

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Special Note Regarding Forward Looking Statements
This Proxy Statement may contain forward-looking statements that reflect our current views with respect to, among other things, trends in or expectations relating to the expected effects of our initiatives, strategies and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, statements regarding our ability to be recognized as the premier brand in our industry, our ability to focus on profitability and drive long-term growth, our ability to leverage the scale of our global platform and invest in advanced technologies, our ability to win new business, our ability to retain and expand existing client relationships while moving up the value chain and capture market share in high-growth asset classes, our ability to invest in high-caliber talent, our ability to seize new opportunities, our business strategy and plans, and our objectives for future operations, which are intended to be covered by the safe harbor provisions for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.
These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “believes,” “expect,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seek,” “predict,” “intend,” “plans,” “estimates,” “anticipate,” “target,” “goal,” “project,” “forecasts,” “shall” or the negative version of those words or other comparable words. Any forward-looking statements contained in this Proxy Statement are based upon our historical performance and on our current plans, estimates, projections and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, projections or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the risks detailed in our filings with the SEC, including the risk factors identified in Part I, Item 1A of our 2025 Annual Report. The risk factors identified in Part I, Item 1A of our 2025 Annual Report should not be construed as an exhaustive list of factors that could affect our future results and should be read in conjunction with the other cautionary statements that are included in our 2025 Annual Report.
The forward-looking statements made in this Proxy Statement are made only as of the date of this Proxy Statement. We do not undertake any obligation to publicly update or revise any of forward-looking statement, whether as a result of events or circumstances, new information, future developments or otherwise, after the date of this Proxy Statement, except as required by applicable securities law.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified in our Annual Report that could cause actual results to differ before making an investment decision to purchase our common shares.
Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
Communications with the Board
The Board believes regular communications are an important part of creating an open, candid and productive dialogue with stakeholders. The Board values the input and insights of the Company’s shareholders and other interested parties and believes that effective communication strengthens the Board’s role as an active, informed and engaged fiduciary. To facilitate communication, the Board adopted our Board of Directors Communication Policy in 2024, which is summarized below.
Shareholders and other interested parties can communicate with the Board as a whole, the independent directors, any individual member of the Board or any committee of the Board. All such communications should be submitted by mail at the following address: Cushman & Wakefield Ltd., c/o Noelle Perkins, Secretary, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606. The Board has designated the Secretary as its agent

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OTHER IMPORTANT INFORMATION FOR SHAREHOLDERS
Communications with the Board
to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward communications that are of a personal nature or not related to the duties and responsibilities of the Board.
Any communications alleging fiscal improprieties or complaints about internal controls or other accounting matters will be assessed for significance and, if necessary, promptly forwarded to the chair of the Audit Committee. The Secretary will promptly forward any communications alleging misconduct by management, or legal, ethical or compliance issues to the Chairman of the Board and the chair of the appropriate committee. The Secretary will share all other written communications with the Board, the appropriate committee or the appropriate directors on a periodic basis. Responses to written communications will generally be provided in writing from the chair of the NomGov Committee. The Board, the appropriate Board committee or appropriate directors will consider each request for communication on a case-by-case basis.

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OTHER IMPORTANT INFORMATION FOR SHAREHOLDERS
Submission of Shareholder Proposals and Board Nominees
Submission of Shareholder Proposals and Board Nominees
Shareholders who wish to present a proposal in accordance with Rule 14a-8 under the Exchange Act for inclusion in our proxy materials to be distributed in connection with our 2027 annual general meeting must submit their proposals in accordance with that rule so that they are received by our Secretary at the address set forth above no later than the close of business on December 4, 2026. If the date of our 2027 annual general meeting is more than 30 days before or after May 14, 2027, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials.
Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Our Bye-Laws require that shareholders who intend to propose any resolution, including nominating candidates for election as directors, at our 2027 annual general meeting must provide notice of such proposals in writing to our Secretary at the registered office of the Company no earlier than the close of business on January 14, 2027 and no later than the close of business on February 13, 2027, unless our 2027 annual general meeting of shareholders is to be held more than 30 calendar days before or more than 60 calendar days after May 14, 2027, in which case the shareholder’s notice must be delivered no earlier than the close of business on the 120th calendar day prior to the 2027 annual general meeting and no later than the close of business on the later of the 90th calendar day prior to the 2027 annual general meeting or the 10th calendar day after public announcement of the date of the 2027 annual general meeting is first made. The notice must set forth the information required by our Bye-Laws. In the case of shareholders seeking to request that an individual be nominated as a director, shareholders must include in the notice all information relating to such director nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Schedule 14A under the Exchange Act, including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. In addition, the request must include, among other things:
•the nominating shareholder’s or shareholders’ name(s) and address(es) as they appear on the Company’s books;
•the class and number of shares beneficially owned by the nominating shareholder(s);
•any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Schedule 14A under the Exchange Act; and
•to the extent known by the shareholder(s) giving notice, the name and address of any other shareholder(s) supporting the election of the director candidate.
Additionally, under Section 79 of the Bermuda Companies Act, shareholders meeting the threshold requirements set forth in that section may require us to include a resolution in our notice of annual general meeting. Provided that the appropriate thresholds are met, notice of the resolution or matter must be received by our Secretary at least six weeks prior to the date of the annual general meeting or, if later, at the time notice of the annual general meeting is delivered to shareholders.
In addition to satisfying the requirements of our Bye-Laws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which notice must be delivered to our Secretary at the registered office of the Company no later than March 15, 2027.
Shareholder Rights under Bermuda Law
Cushman & Wakefield Ltd. is organized under the laws of Bermuda. The rights of holders of our common shares are therefore governed by the laws of Bermuda, including the provisions of the Bermuda Companies Act and by our Bye-Laws. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations organized in Delaware. We have summarized some of these rights below. However, the below summary is not exhaustive of all of the rights of our shareholders. Shareholders wishing to obtain further information are encouraged to refer to the relevant provisions of the Bermuda Companies Act and our Bye-Laws.

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OTHER IMPORTANT INFORMATION FOR SHAREHOLDERS
Shareholder Rights under Bermuda Law
Actions by Shareholders and Ability to Call Special General Meetings
Pursuant to the Bermuda law Companies Act and our Bye-Laws, anything which may be done by resolution of the shareholders in general meeting may be done by unanimous written resolution signed by all shareholders entitled to attend a meeting and vote on such resolution. As a practical matter, given the Company's broad shareholder base, action by unanimous written consent is unlikely to be achieved.
Our shareholders have the right to call special general meetings. Under Section 74 of the Bermuda Companies Act, holders of our common shares may require our directors to call a special general meeting. The Board is required to call a special general meeting once the Company has received requests from shareholders representing at least 10% of the paid-up capital of the Company having the right to vote at shareholder meetings at the date of the deposit. The Board must call such meeting within twenty-one days from the date of the deposit of the requisition. Further, if the Board fails to properly call such a meeting, the meeting may then be called by the shareholders who requested the meeting, or any of them representing more than 50% of the voting rights of the initially requesting shareholders.
Shareholder Approvals
Amendments to Our Bye-Laws
Pursuant to Bye-Law 152, the Bye-Laws may not be amended, in whole or in part, without the approval of: (a) the Board, decided at a meeting by a majority of votes, and (b) the shareholders, by a resolution of the holders of a majority of the issued common shares of the Company entitled to vote in person or by proxy at a general meeting of the Company, subject to the quorum requirements of Bye-Law 7. The Board does not have the power to amend the Bye-Laws without shareholder approval.
Mergers & Acquisitions
The shareholder approval required for a proposed acquisition, merger or amalgamation of the Company would depend on the proposed structure of the transaction. In the case of potential share acquisition, a potential acquirer may wish to structure such acquisition by way of a scheme of arrangement under Bermuda law which would allow the acquirer to acquire 100% of the shares of the Company with the approval of a supermajority of our shareholders through a procedure approved and sanctioned by the Bermuda Supreme Court. The approval thresholds for a scheme of arrangement require: (i) not less than 75% of each class of shareholders to which the scheme applies present (in person or by proxy) by value at a general meeting convened by the direction of the Bermuda court; and (ii) a majority in number of the same shareholders voting at the meeting (in person or by proxy). Once approved, the scheme of arrangement binds all shareholders of the relevant class whether or not they voted in favor of the acquisition, which would allow the acquirer to acquire 100% of the shares of the Company with the approval of a supermajority of voting shareholders. A merger of equals of a Bermuda public company with another business may also be structured as a scheme of arrangement as described above, and so would likewise require a supermajority vote. A sale to a proposed acquirer structured as an asset transfer, however, as well as share acquisitions and mergers or amalgamations structured other than as a scheme of arrangement, may not require a supermajority shareholder vote.
For more information on the provisions of the Bermuda Companies Act and our Bye-Laws related to mergers, amalgamations and acquisitions, see the Risk Factors in our 2025 Annual Report.
Forum
Our Bye-Laws provide that unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933 (the “Securities Act”).
Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring common shares, each shareholder submits to the exclusive jurisdiction of the courts of Bermuda for all disputes: (a) between the shareholder (in that capacity) and the Company or a director, (b) related to or connected with any derivative claim in respect of the Company, (c) arising out of or in connection with the Bye-Laws, or (d) otherwise, to the maximum extent permitted by applicable law. For more information, see the Risk Factors in our 2025 Annual Report.

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Voting Instructions and Information
Why did I receive these proxy materials?
We have delivered the proxy materials (comprised of the notice of Annual Meeting in this Proxy Statement, the Proxy Statement, proxy card or voting instruction form, and our 2025 Annual Report), or a notice card, to our shareholders of record and beneficial holders of our common shares as of the Record Date, in connection with the solicitation of proxies for use at the Annual Meeting, or at any adjournment or postponement thereof.
In addition, we have provided brokers, dealers, bankers, voting trustees and their nominees, at our expense, with additional copies of the proxy materials so that our shareholders of record can, as needed, supply these materials to the beneficial owners of shares as of the Record Date.
Copies of the proxy materials have also been supplied, at our expense, to Computershare Trust Company, N.A. (in their role as depositary, “Depositary”) for those of our common shares that could not be deposited with The Depository Trust Company (“DTC”) at the closing of the Company’s initial public offering and which have not been subsequently transferred. The Depositary will, as needed, supply these materials to the beneficial owners of the depositary receipts as of the Record Date. Each depositary receipt represents one common share in the Company.
Will any other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this Proxy Statement. If any other matters are, in accordance with the Bermuda Companies Act, other applicable law or our Bye-Laws, properly presented for consideration at the Annual Meeting, such matters will, subject to the Bermuda Companies Act, our Bye-Laws and applicable law, be considered at the Annual Meeting and the individuals named in the proxy card and voting instruction form will vote on such matters in their discretion.
What is the difference between holding common shares as a shareholder of record, as a beneficial owner and as a holder of depositary receipts?
If a shareholder is registered on the register of members of the Company in respect of our common shares, they are considered, with respect to those common shares, a shareholder of record.
If your common shares are held for you in a stock brokerage account or by a broker, bank or other nominee in street name, you are considered a beneficial owner of our common shares, and these proxy materials or a notice card are being made available or forwarded to you by your broker, bank or other nominee through whom you hold the common shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your common shares by following the instructions for voting on the voting instruction form.
If you hold depositary receipts through the Depositary, these proxy materials are being made available or forwarded to you by the Depositary. Because each depositary receipt represents one common share in the Company, you have the right to direct the Depositary on how to vote your depositary receipts by following the instructions for voting on your proxy card.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
In order to become a shareholder of record of our common shares, a beneficial owner whose common shares are deposited with a DTC participant (such as a brokerage firm, bank or broker-dealer) or are deposited with the Depositary would need to take steps to withdraw the relevant common shares from the DTC system or the Depositary’s custody, as applicable, and be entered on the Company's register of members maintained in Bermuda in accordance with the Bermuda Companies Act.
What is “householding” and how does it affect me?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a notice card or single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards, voting instruction forms or notice cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may write to Cushman & Wakefield Ltd., c/o Noelle Perkins, Secretary, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606 or contact our Investor Relations team at +1 (312) 338-7860 or by email at ir@cushwake.com. Shareholders who beneficially own common shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Who is entitled to vote at the Annual Meeting?
Shareholders of record and beneficial owners as of the Record Date are entitled to vote at the Annual Meeting. Please note the following special cases:
Beneficial owners of common shares as of the Record Date have the right to direct their broker or other agent on how to vote the common shares in their account. They are invited to virtually attend the Annual Meeting. However, as beneficial owners are not shareholders of record of the relevant common shares, they may not vote their common shares virtually at the Annual Meeting unless they request and obtain a legal proxy from their broker or agent.
Holders of depositary receipts as of the Record Date may instruct the Depositary as to how to exercise the votes attaching to the common shares underlying such depositary receipts by completing the proxy card and following the instructions furnished by the Depositary. After the Depositary has received instructions on how to vote on the proposals from the holders of depositary receipts, it will complete an omnibus proxy card reflecting such instructions and send it to the transfer agent.
What are the total voting rights in the Company?
As of March 16, 2026, the Record Date, there were 234,287,353 common shares issued and outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.
How do I vote if I am a shareholder of record?
If you are a shareholder of record who is entitled to attend and vote at the Annual Meeting, you may vote your common shares during the Annual Meeting at meetnow.global/MTNRSGW or appoint another person or persons as your proxy to exercise any or all of your rights to attend and to speak and vote at the Annual Meeting. You will need to enter your multi-digit control number included on your proxy card or notice card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
You may also appoint a proxy to vote on your behalf using one of the following methods:
•online by going to www.envisionreports.com/CWK and following the instructions provided;
•by telephone, using the number shown on the proxy card or notice card; or
•by returning the proxy card, or other instrument appointing a proxy, completed in accordance with the instructions therein and signed, to the address provided with the proxy card mailing (note that you will only have received a proxy card if you received a paper copy of the proxy materials).
Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment. In the case of joint holders, the vote of the senior holder who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and seniority shall be determined by the order in which the names of the holders stand in the register of members.
To be effective, proxies submitted online or by telephone must be received before the polls are declared closed at the Annual Meeting.
The return of a completed proxy card, or the submission of proxy instructions online or by telephone, will not prevent a shareholder of record from attending and voting virtually at the Annual Meeting. If you have appointed a proxy and vote virtually at the Annual Meeting, your proxy appointment will automatically be terminated.
If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card or online or by telephone, and your proxy appointment is not subsequently revoked, your common shares will be voted in accordance with your instructions.
If you are a shareholder of record and you execute and return a proxy card, but do not give instructions, your proxy will be voted FOR the election of each of the director nominees named herein and FOR each of the other proposals.
How do I vote if I am a beneficial owner?
If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or online to your broker, bank or other nominee, or request and return a paper voting instruction form to your broker, bank or other nominee (if you received a paper copy of the proxy materials). Alternatively, a beneficial owner can vote by attending the meeting virtually. For more information regarding online voting, see “Can I attend the Annual Meeting virtually?” below in this Proxy Statement.
If you have not received a voting instruction form and believe that you should have one, please contact your broker, bank or other nominee for more information.
How do I vote if I am a holder of depositary receipts?
If you are a holder of depositary receipts, you should follow the instructions on the form of proxy card furnished to you by the Depositary. After the Depositary has received instructions as to how to vote on the proposals from the depositary receipt holders, it will then complete an omnibus proxy card reflecting such instructions.
How is a quorum determined?
The presence of the holders of record of common shares of the Company who together represent the majority of the voting rights of all the shareholders of record entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall be a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of determining a quorum at the Annual Meeting.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
How many votes are required to approve each proposal?
Each proposal scheduled to be voted on at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting. It is important to note that votes on Proposal 3 are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolution.
How does the Board recommend that I vote?
The Board recommends that you vote:
•“FOR” each of the director nominees named in Proposal 1; and
•“FOR” each of the other Proposals.
What are “routine” and “non-routine” matters and what are “broker non-votes”?
Brokers, banks or other nominees generally have discretionary voting power with respect to “routine” matters.
For “routine” matters, if you own your common shares through a bank, broker or other nominee and you do not provide them with specific voting instructions, the bank, broker or nominee will have discretion to vote your shares. Brokers, banks and other nominees may not vote on your behalf on “non-routine” matters and will submit a “broker non-vote” if you do not provide them with specific instructions on how to vote your shares on those matters.
Under the rules and interpretations of the NYSE (which by extension imposed by the SEC apply to all US brokers), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and executive compensation, including advisory shareholder votes on executive compensation and on the frequency of future votes on executive compensation. Proposal 2 is considered to be “routine,” and therefore, if you own your common shares through a bank, broker or other nominee, your bank, broker or nominee will have discretion to vote your shares on such proposals in the absence of voting instructions from you. All of the other proposals are non-routine matters. Broker non-votes will not be counted as “for” or “against” any such non-routine matters.
What are the voting requirements to approve the resolutions?
In accordance with our Bye-Laws, all resolutions will be taken on a poll. Voting on a poll will mean that each common share represented virtually at the meeting or by proxy may be voted “for” or “against” a particular resolution, or may abstain from voting with respect to a particular resolution. For a detailed explanation of the voting requirement for each proposal, see the discussion under each proposal in this Proxy Statement.
Can I change my vote or revoke my proxy?
If you are a shareholder of record, you can change how you wish to instruct the proxy to vote or revoke your proxy at any time before the Annual Meeting, by:
•delivering a valid, later-dated proxy card prior to the cut-off time for receipt of proxies, in which case your later-submitted proxy will be recorded and your earlier proxy revoked. Any later-dated proxy card received after the relevant cut-off time will be disregarded;
•amending your online or telephone proxy instruction prior to the cut-off time for receipt of proxies, whereby your original instruction will be superseded. Any amended proxy instruction received after the relevant cut-off time will be disregarded;
•sending written notice to the office of the Secretary at the Company’s registered office, which must be received at least 24 hours prior to the start of the Annual Meeting; or
•voting on the poll virtually at the Annual Meeting.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
If you are a beneficial owner of common shares, you may submit new voting instructions by contacting your broker, bank or other nominee. Your broker, bank or other nominee may have a deadline by which you need to submit your new voting instructions.
If you are a holder of depositary receipts, you may submit a new proxy card by following the instructions previously set out, at any time prior to 11:59 p.m. (Eastern Time) on May 11, 2026.
All common shares that have been properly voted and not revoked will be counted in the votes held on the resolutions proposed at the Annual Meeting. Attending the Annual Meeting virtually without taking further action will not automatically revoke your prior proxy.
We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy online or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.
Can I attend the Annual Meeting virtually?
We are pleased that the Annual Meeting will be hosted virtually. We are excited to embrace the latest technology to provide expanded access and improved communication for our shareholders.
Shareholders of record on the Record Date may attend the Annual Meeting virtually. If you are a shareholder of record, you may attend, vote and ask questions virtually at the meeting by logging in at meetnow.global/MTNRSGW and following the instructions on your proxy card, notice card or on the instructions that accompany your proxy materials.
If you are a beneficial owner, you have two options:
(a)    Register in advance of the Annual Meeting
Submit proof of your legal proxy from your broker or bank reflecting your Cushman & Wakefield holdings along with your name and email address to Computershare Trust Company, N.A. ("Computershare").
Requests for advance registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 11, 2026. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to Computershare at the following:
By email: Forward the email from your broker or bank granting you a legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail: Computershare
Cushman & Wakefield Ltd. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
(b)    Register at the Annual Meeting
We expect that the vast majority of beneficial owners will be able to fully participate virtually by using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. As a result, we strongly encourage beneficial owners to choose the “Register in advance of the Annual Meeting” option above, if they plan to vote or ask questions virtually at the Annual Meeting.
Please go to meetnow.global/MTNRSGW for more information on the available options and registration instructions.
The live webcast of the Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the registration process.
Where is the Annual Meeting being held?
The Annual Meeting will be held via live webcast at meetnow.global/MTNRSGW.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
Can I ask questions at the Annual Meeting?
If you were a shareholder on the Record Date and have the right to virtually attend the Annual Meeting, you can ask questions at the Annual Meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Shareholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. For further assistance should you need it you may contact Computershare by phone at +1 (888) 724-2416.
Who will count the votes?
Representatives of the Company’s transfer agent, Computershare, will serve as the inspector of election, count the votes and tabulate the final results.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K, which the Company is required to file with the SEC.
Who will solicit and pay the cost of soliciting proxies?
The solicitation is being made by Innisfree M&A Incorporated ("Innisfree") on our behalf and the Company will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and in person. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution. We anticipate that Innisfree's proxy solicitation services will cost approximately $25,000.
Other information
For additional information, please contact our Investor Relations team by email at ir@cushwake.com or phone at +1 (312) 338-7860.

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RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Use of Non-GAAP Financial Measures
The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have used the following measures, which are considered “non-GAAP financial measures”:
•Adjusted net income and Adjusted earnings per share (“Adjusted EPS”); and
•Free cash flow.
Management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not measurements recognized under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors for the additional purposes described below.
Adjusted net income and Adjusted EPS: Management assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally eliminates depreciation and amortization related to merger, financing and other facility fees, unrealized (gain) loss on investments, net, impairment of investments, loss on dispositions, net, acquisition related costs, cost savings initiatives, system implementation costs, loss (gain) from insurance proceeds, net of legal fees, non-operating items related to Cushman Wakefield Greystone LLC (the "Greystone JV") and other non-recurring items. Tax impact of adjusted items reflects management’s estimated annual effective tax rate. The Company also uses Adjusted EPS as a component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income divided by total basic and diluted weighted average shares outstanding.
Free Cash Flow: Free cash flow is a financial performance metric that is calculated as net cash provided by operating activities, less capital expenditures (reflected as Payment for property and equipment in the investing activities section of the Consolidated Statements of Cash Flows).
Adjustments to U.S. GAAP Financial Measures Used to Calculate Non-GAAP Financial Measures
Unrealized (gain) loss on investments, net represents net unrealized gains and losses on fair value investments.
Impairment of investments reflects certain one-time impairment charges related to investments, equity method investments or other assets.
Loss on dispositions, net reflects net gains and losses on the sale or disposition of businesses or investments as well as other transaction costs associated with the sales, which are not indicative of our core operating results given the low frequency of business dispositions by the Company.
Acquisition related costs includes certain direct costs incurred in connection with acquiring businesses.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	A-1

ANNEX A – RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Adjustments to U.S. GAAP Financial Measures Used to Calculate Non-GAAP Financial Measures
Cost savings initiatives primarily reflects severance and other one-time employment-related separation costs related to actions to reduce headcount across select roles to help optimize our workforce given the challenging macroeconomic conditions and operating environment, as well as property lease rationalizations. These actions continued through September 30, 2024.
System implementation costs includes costs incurred related to transformative system implementations that may take several years to complete.
Loss (gain) from insurance proceeds, net of legal fees represents one-time gains related to certain contingent events, such as insurance recoveries, which are not considered ordinary course and which are only recorded once realized or realizable, net of related legal fees or estimated settlements. We exclude such net gains from the calculation of non-GAAP financial measures to improve the comparability of our operating results for the current period to prior and future periods.
Non-operating items related to the Greystone JV reflects certain non-operating activity presented within (loss) earnings from equity method investments related to the Greystone JV for (i) gains recognized from the retention of mortgage servicing rights (“MSRs”) upon the origination and sale of mortgage loans, (ii) increases or decreases in the fair value of the MSRs and (iii) estimated provisions for credit losses related to mortgage loans. This activity is specific to the Greystone JV rather than all of the Company’s equity method investments based on the Greystone JV’s specialized industry, namely, multi-family lending and loan servicing solutions. Starting in the second quarter of 2025, the Company has excluded such activity from the calculation of non-GAAP financial measures as it is non-cash in nature and does not represent the underlying operating performance of the business. This activity is reported entirely within the Americas reportable segment.

A-2	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

ANNEX A – RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Reconciliations of Non-GAAP financial measures
Reconciliations of Non-GAAP financial measures
Reconciliation of Net income to Adjusted net income and Adjusted EPS:

	Year Ended December 31,
(in millions, except per share data) (unaudited)	2025	2024
Net income	$88.2	$131.3
Adjustments:
Merger and acquisition related depreciation and amortization	40.8	47.6
Financing and other facility fees(1)	—	2.9
Unrealized (gain) loss on investments, net	(26.1)	0.8
Impairment of investments	183.5	—
Loss on dispositions, net	1.1	18.4
Acquisition related costs	0.8	—
Cost savings initiatives	—	28.9
System implementation costs	5.6	—
Loss (gain) from insurance proceeds, net of legal fees	2.7	(16.5)
Non-operating items related to the Greystone JV	37.4	—
Other(2)	16.6	22.4
Tax impact of adjusted items(3)	(65.4)	(23.3)
Adjusted net income	$285.2	$212.5
Weighted average shares outstanding, basic	231.2	228.9
Weighted average shares outstanding, diluted(4)	234.7	232.8
Earnings per share, diluted	$0.38	$0.56
Adjusted earnings per share, diluted	$1.22	$0.91

(1)Financing and other facility fees reflects costs related to the refinancing of a portion of the borrowings under our credit agreement, including $2.9 million of new transaction costs expensed directly in the second quarter of 2024.
(2)Other includes miscellaneous income and expense items such as non-cash amortization of certain merger related deferred rent and tenant incentives and non-cash amortization of the A/R Securitization servicing liability.
For the year ended December 31, 2025, Other also reflects one-time consulting costs associated with the redomiciliation to Bermuda, legal fees and costs associated with an antitrust dispute and a portion of non-cash stock-based compensation expense associated with performance-based equity awards granted to four executive officers in 2024. The long-term incentive awards granted to these four executive officers consisted entirely of performance-based awards in 2024 and they provided for a higher maximum payout than typical awards. This award design structure was unique to 2024 and was not utilized in 2025. We therefore excluded a portion of the non-cash stock-based compensation expense associated with those awards from the calculation of Adjusted net income to improve the comparability of our operating results for the current period to prior and future periods, due to the unique nature of the 2024 awards and because we do not consider it to be a normal, recurring operating expense. These costs were offset by the release of a non-ordinary course compliance reserve, which when originally accrued in a prior period had been excluded from the calculation of Adjusted net income within “Legal and compliance matters”.
For the year ended December 31, 2024, Other also reflects one-time consulting costs associated with the Company rebranding, professional services fees associated with discrete offshoring, legal fees and costs associated with an antitrust dispute, one-time legal and consulting costs associated with a secondary offering of our common shares by our former shareholders, non-cash stock-based compensation expense associated with certain one-time retention awards which vested in February 2024 and bad debt expense driven by a sublessee default.
(3)Reflective of management’s estimation of an adjusted effective tax rate of 24% for both the years ended December 31, 2025 and 2024.
(4)Weighted average shares outstanding, diluted is calculated by taking basic weighted average shares outstanding and adding dilutive shares of 3.5 million and 3.9 million for the years ended December 31, 2025 and 2024, respectively.

Reconciliation of Net cash provided by operating activities to Free cash flow:

	Year Ended December 31,
(in millions) (unaudited)	2025	2024
Net cash provided by operating activities	$340.4	$208.0
Payment for property and equipment	(47.4)	(41.0)
Free cash flow	$293.0	$167.0

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	A-3

2026 Omnibus Share and Cash Incentive Plan
1.Purpose of the Plan
This Plan is intended to promote the interests of the Company and its shareholders by providing certain employees, non-employee directors, consultants or independent contractors of the Company with incentives and rewards to encourage them to continue in the service of the Company. Upon approval by the Company’s shareholders, this Plan will replace the Cushman & Wakefield Ltd. Fourth Amended & restated Omnibus Management Share and Cash Incentive Plan and the Cushman & Wakefield Ltd. Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan with respect to future grants, although such plans shall remain in effect for awards previously granted under such plans.
2.Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a)“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.
(b)“Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.
(c)“Board of Directors” means the Board of Directors of C&W.
(d)“C&W” means Cushman & Wakefield Ltd., an exempted company limited by shares incorporated under the laws of Bermuda whose registration number is 202504560 and any successor thereto.
(e)“Cash Incentive Award” means an award granted to a Participant pursuant to Section 9 of the Plan.
(f)“Change in Control” means (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than C&W or any employee benefit plan sponsored by C&W, acquires ownership of shares of C&W that, together with shares held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of C&W; (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than C&W or any employee benefit plan sponsored by C&W acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of C&W possessing 30 percent or more of the total Voting Power of the shares of C&W; (iii) a majority of members of the Board of Directors is replaced during any 36-month period by directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into C&W or in which securities of C&W are issued, as a result of which the holders of Voting Securities of C&W immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.

B-1	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
(h)“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.
(i)“Common Shares” means C&W’s common shares, par value $0.10 per share, or any other security into which the Common Shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan, or instruments representing the same.
(j)“Company” means C&W and all of its Affiliates, collectively.
(k)“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.
(l)“Effective Date” means the date set forth in Section 25.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” means, with respect to a Common Share, a price that is based on the opening, closing, actual, high, low, or average selling prices of a Common Share reported on the NYSE or such other established stock exchange on which the Common Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall mean, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which Common Shares are then listed or admitted to trading. In the event that the price of a Common Share shall not be so reported, the Fair Market Value of a Common Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.
(o)“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, Common Shares (which may be Restricted Stock) or, to the extent set forth in the applicable Award Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Common Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
(p)“Incentive Award” means one or more Share Incentive Awards and/or Cash Incentive Awards, collectively.
(q)“NYSE” means the New York Stock Exchange.
(r)“Option” means a share option to purchase Common Shares granted to a Participant pursuant to Section 6.
(s)“Other Share Award” means an award granted to a Participant pursuant to Section 8(d).
(t)“Participant” means an employee, non-employee member of the Board of Directors, consultant or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.
(u)“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the Participant’s interest, in the case of a Restricted Stock Award, of the Common Shares subject to such award, or, in the case of a Restricted Stock Unit Award or Other Share Award, to the holder’s receipt of the Common Shares subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	B-2

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
under this Plan: the attainment by a Common Share of a specified Fair Market Value for a specified period of time; increase in shareholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total shareholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin, cash generation, or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
(v)“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
(w)“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.
(x)“Plan” means this 2026 Omnibus Share and Cash Incentive Plan, as it may be amended from time to time.
(y)“Prior Plans” means the Cushman & Wakefield Ltd. Fourth Amended & restated Omnibus Management Share and Cash Incentive Plan and the Cushman & Wakefield Ltd. Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan.
(z)“Restricted Stock” shall mean Common Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
(aa)“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
(ab)“Restricted Stock Unit” shall mean a right to receive one Common Share or, in lieu thereof and to the extent set forth in the applicable Award Agreement, the Fair Market Value of such Common Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(ac)“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
(ad)“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Award Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Share Award shall remain in effect.
(ae)“SAR” shall mean a share appreciation right which may be a Free-Standing SAR or a Tandem SAR.

B-3	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
(af)“Securities Act” means the Securities Act of 1933, as amended.
(ag)“Service” means the period during which an individual is classified or treated by the Company as an employee, non-employee director, consultant or independent contractor of the Company.
(ah)“Share Incentive Award” means an Option, SAR, or Share Award granted pursuant to the terms of the Plan.
(ai)“Share Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Share Award.
(aj)“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(ak)“Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by C&W or one of its Affiliates or with which C&W or one of its Affiliates combines.
(al)“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.
(am)“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.
3.Shares Subject to the Plan
(a)Shares Subject to the Plan
The maximum number of Common Shares that shall initially be available for Incentive Awards granted under the Plan shall be (i) 12,150,000 Common Shares plus (ii) any Common Shares that are available for awards under the Prior Plans as of the Effective Date. Out of such aggregate, the maximum number of Common Shares that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 12,150,000 Common Shares. The maximum number of shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or SARs. Any shares granted under any Incentive Awards shall be counted against the share limit on a one-for-one basis.
To the extent that Common Shares subject to an award granted under this Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related share appreciation right or shares subject to a share appreciation right cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Common Shares shall again be available under this Plan.
Notwithstanding anything to the contrary contained herein, Common Shares subject to an award granted under this Plan or a Prior Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (i) delivered, withheld or surrendered in payment of the exercise price of an option or share-settled share appreciation right, (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation related to an award, or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.
The number of Common Shares available for awards under this Plan shall not be reduced by (i) the number of Common Shares subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Common Shares issued under the Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.
(b)Minimum Vesting Schedule

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	B-4

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
A vesting period of at least one year shall apply to all Incentive Awards issued under the Plan, other than Cash Incentive Awards; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company; (ii) Common Shares delivered in lieu of fully-vested cash obligations; (iii) awards to non-employee members of the Board of Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual general meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual general meeting; and (iv) any additional Incentive Awards that the Committee may grant, up to a maximum of five percent of the Common Shares reserved for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 10); provided, however, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Incentive Award in the event of termination of employment or a Change in Control, including in the cases of retirement, death or disability.
4.Administration of the Plan
The Plan shall be administered by the Committee consisting of two or more Persons, each of whom is intended to qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Common Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not subject to Section 16 of the Exchange Act, subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
Subject to Section 3(b), on or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award (other than an Option or SAR); provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, except in connection with a Change in

B-5	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
Control or as permitted under Section 10, the Company shall not, without the approval of the shareholders of C&W, (x) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SAR, (y) grant any new Incentive Award or make any payment of cash to a Participant in substitution for, or upon the cancellation of, any outstanding Option or SAR when the exercise price of such Option or SAR exceeds the Fair Market Value of the underlying Common Shares, or (z) take any other action that would be viewed as a repricing under the NYSE listing standards.
The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.
Subject to applicable law, no member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and C&W shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees, non-employee members of the Board of Directors, consultants and independent contractors of the Company and persons expected to become employees, non-employee members of the Board of Directors, consultants and independent contractors of the Company as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement. The aggregate value of cash compensation and the grant date fair value of Common Shares that may be awarded or granted in any fiscal year of C&W to any non-employee member of the Board of Directors shall not exceed $800,000 (or, in the case of the non-executive Chairman of the Board of Directors, $1,000,000); provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
6.Options
The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option. If an Option is not designated as an “incentive stock option” or fails to qualify as an “incentive stock option” under Section 422 of the Code, then the Option shall be a nonqualified stock option. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Exercise Price
The number of Common Shares subject to Option shall be determined by the Committee. The exercise price per Common Share covered by any Option shall be not less than the greater of its par value and 100% of the Fair Market Value of a Common Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Common Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.
(b)Term and Exercise of Options
(i)Subject to Section 3.1(b), each Option shall become vested and exercisable on such date or dates, during such period and for such number of Common Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however, that subject to Section 409A of the Code, the expiration of the Option (other than an “incentive stock option”) may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern, or such earlier date as required to comply with Section 409A of the Code.
(ii)Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii)An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net settlement or other method of cashless exercise.
(c)Special Rules for Incentive Stock Options
Incentive stock options may only be granted to individuals who are employees of the Company, as determined in accordance with Section 422 of the Code. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns shares possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of shares of C&W or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a Common Share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.
7.Share Appreciation Rights.
The Committee may from time to time grant SARs on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)Number of SARs and Base Price.
The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a Tandem SAR shall be the purchase price per share of a Common Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted), it being understood that the base price of a SAR that is a Substitute Award may be less than the Fair Market Value per Common Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.
(b)Term and Exercise of SARs.
(i)Subject to Section 3.1(b), each SAR shall become vested and exercisable on such date or dates, during such period and for such number of Common Shares as set forth in the Award Agreement; provided that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted; provided, however, that subject to Section 409A of the Code, the expiration of the SAR may be tolled while the Participant cannot exercise such SAR because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further that the period during which the SAR may be exercised is not extended more than 30 days after the exercise of the SAR first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern, or such earlier date as required to comply with Section 409A of the Code.
(ii)Each SAR shall be exercisable in whole or in part. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii)A SAR shall be exercised by such methods and procedures as the Committee determines from time to time.

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
8.Share Awards
The Committee may from time to time grant Share Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement relating to a Share Award shall specify whether the Share Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Share Award, the type of award being granted. Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(i)Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(ii)Vesting and Forfeiture. Subject to Section 3.1(b), the Award Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Common Shares subject to such award (i) if the holder of such award remains continuously in the Service of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Common Shares subject to such award (x) if the holder of such award does not remain continuously in the Service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(iii)Share Issuance. During the Restriction Period, the Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 14, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Award Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to C&W of all or a portion of the Common Shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 15, the restrictions shall be removed from the requisite number of Common Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award.
(iv)Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Award Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of C&W, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares.
(b)Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(i)Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(ii)Vesting and Forfeiture. Subject to Section 3.1(b), the Award Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the Service of the Company

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Common Shares subject to such award (x) if the holder of such award does not remain continuously in the Service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(iii)Settlement of Vested Restricted Stock Unit Awards. The Award Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in Common Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Common Shares subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of C&W with respect to the Common Shares subject to such award.
(c)Other Share Awards. The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share Award may (i) involve the transfer of actual Common Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Common Shares, (ii) be subject to performance-based and/or service-based conditions, and (iii) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Share Award shall be denominated in, or shall have a value determined by reference to, a number of Common Shares that is specified at the time of the grant of such Incentive Award.
9.Cash Incentive Awards
The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including Common Shares, provided that the term “Cash Incentive Award” shall exclude any Option, SAR or Share Award.
10.Adjustment Upon Certain Changes
Subject to any action by the shareholders of C&W required by law, applicable tax rules or the rules of any exchange on which Common Shares of C&W are listed for trading:
(a)Shares Available for Grants
In the event of any change in the number of Common Shares outstanding by reason of any share dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Common Shares with respect to which the Committee may grant Incentive Awards, exercise or base price of any Option or SAR and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Common Shares of C&W outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Common Shares with respect to which Incentive Awards may be granted.
(b)Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of Common Shares or the payment of a share dividend (but only on the Common Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Common Shares subject to each outstanding Incentive Award and the exercise price or base price per Common Share of each such Incentive Award.
(c)Other Changes
In the event of any change in the capitalization of C&W or corporate change other than those specifically referred to in Sections 10(a) or (b), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
(d)Cash Incentive Awards
In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (c) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.
(e)No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of C&W or any other corporation. Except as expressly provided in the Plan, no issuance by C&W of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.
(f)Savings Clause
No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. No provision of this Section 10 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
11.Change in Control; Termination of Employment
(a)Change in Control
(i)Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement or a Participant's effective employment, change in control, severance or other similar agreement in effect on the date of grant of the appliable award, in the event of a Change in Control of C&W in which the successor company assumes the applicable award or substitutes a new award for the applicable award, if a Participant's Service with such successor company (or C&W) or an Affiliate thereof terminates within 12 months (or such other period set forth in the applicable Award Agreement) following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) without Cause or under the circumstances specified in the Award Agreement: (i) Options and SARs outstanding as of the date of such termination of Service will vest and become exercisable based on the level specified in the applicable Award Agreement, and may thereafter be exercised for the period set forth in the Award Agreement (but in no event beyond the regularly-scheduled term of such award); and (ii) the restrictions, limitations and other conditions applicable to Share Awards or Cash Incentive Awards outstanding as of the date of such termination of Service shall lapse, and such Share Awards or Cash Incentive Awards shall become free of all restrictions, limitations and conditions and become vested, in each case, at the level set forth in the applicable Award Agreement (with the attainment of the performance goals determined at target levels for any performance periods which have not yet been completed as of the date of such Change in Control (unless the Award Agreement specifies vesting at actual or the greater of target and actual performance levels), and actual performance levels for any performance periods completed on or prior to the date of such Change in Control). For the purposes of this Section, an award shall be considered assumed or substituted for, if following the Change in Control the award confers the right to purchase or receive, for each Common Share subject to the award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Common Shares for each Common Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common shares of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each Common Share subject thereto, will be solely common shares of the successor company substantially equal in fair market value to the per share consideration received by holders of Common Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee (as in effect prior to the Change in Control) in its sole discretion and its determination shall be conclusive and binding.

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
(ii)Awards Not Assumed. Subject to the terms of the applicable Award Agreements, in the event of a “Change in Control” in which the awards are not effectively assumed or substituted in accordance with Section 11(a)(i), the Board of Directors, as constituted prior to the Change in Control, may, in its discretion:
1.require that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Share Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level; and/or
2.require that shares of capital stock of the corporation resulting from or succeeding to the business of C&W pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Common Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board of Directors in accordance with Section 10; and/or
3.require outstanding awards, in whole or in part, to be surrendered to C&W by the holder, and to be immediately cancelled by C&W, and to provide for the holder to receive (A) a cash payment or other property in an amount equal to (I) in the case of an Option or an SAR, the aggregate number of Common Shares then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Common Share as of the date of the Change in Control, over the exercise price or base price per share of a Common Share subject to such Option or SAR, (II) in the case of a Share Award, the number of Common Shares then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 11(a)(ii)(1), whether or not vested, multiplied by the Fair Market Value of a Common Share as of the date of the Change in Control, and (III) in the case of a Cash Incentive Award, the value of the Cash Incentive Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 11(a)(ii)(1); (B) shares of capital stock of the corporation resulting from or succeeding to the business of C&W pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash or other property pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.
(b)Termination of Employment
(i)Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Service shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Service of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is an Affiliate of C&W and such Person ceases to be an Affiliate of C&W, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director of the Company shall be deemed to have had a termination of Service for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Service in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code.
(ii)The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Service of the Participant holding the Incentive Award.

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
12.Rights Under the Plan
No Person shall have any rights as a shareholder with respect to any Common Shares covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of C&W. Except as otherwise expressly provided in Section 10 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 12 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Common Share if it were issued or outstanding, or from granting rights related to such dividends; provided that any dividends or dividend equivalents payable with respect to Incentive Awards shall be payable to the Participant only if, when and to the extent such Incentive Award vests. The dividends or dividend equivalents payable with respect to Incentive Awards that do not vest shall be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents shall be granted with respect to Options or SARs.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.
13.No Special Service Rights; No Right to Incentive Award
(a)Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service by or with the Company or interfere in any way with the right of the Company at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.
(b)No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.
14.Securities Matters
(a)C&W shall be under no obligation to effect the registration pursuant to the Securities Act of any Common Shares to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, C&W shall not be obligated to cause to be issued Common Shares pursuant to the Plan unless and until C&W is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Committee may require, as a condition to the issuance of Common Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
(b)The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to C&W determines that the issuance and delivery of Common Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. C&W may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. C&W shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	B-12

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
15.Withholding Taxes
(a)Cash Remittance
Whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall have the right to require the Participant to remit to C&W in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Common Shares), C&W shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.
(b)Share Remittance
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to C&W a number of Common Shares that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.
(c)Share Withholding
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event (or, if permitted by the Committee, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect). Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.
16.Amendment or Termination of the Plan
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
17.Recoupment
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan.
18.No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.
19.Transfers
Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Options that are non-qualified stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of (other than to third-party financial institutions for value), on a general or specific basis, subject to such conditions and limitations as the Committee may determine. A non-qualified stock option that is transferred pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and

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ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind C&W unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.
20.Expenses and Receipts
The expenses of the Plan shall be paid by C&W. Any proceeds received by C&W in connection with any Incentive Award will be used for general corporate purposes.
21.Failure to Comply
In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.
22.Relationship to Other Benefits
No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
23.Governing Law
The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles. For purposes of litigating any dispute that arises under this Plan, C&W and any participants hereunder agree to submit to and consent to the jurisdiction of the State of Delaware, and further agree that such litigation shall be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, except as otherwise set forth in the applicable Award Agreement.
24.Section 409A; Section 457A
Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code; provided, however, that in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code). Any payments in respect of an award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of Service shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code and, on the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to this clause, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
25.Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT	B-14

ANNEX B – 2026 Omnibus Share and Cash Incentive Plan
26.Effective Date and Term of Plan
The Effective Date of the Plan is May 14, 2026. No grants of Incentive Awards may be made under the Plan after May 14, 2036, the tenth anniversary of the date upon which the Plan was approved C&W’s shareholders; provided, however, no incentive stock options may be granted after the tenth anniversary of the date upon which the Plan was approved by the Board of Directors.

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B-15	CUSHMAN & WAKEFIELD | 2026 PROXY STATEMENT

Intentionally Left Blank

CUSHMAN & WAKEFIELD

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2026 Annual General Meeting of Shareholders - Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them in the accompanying proxy statement ("Proxy Statement").

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2-4. THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

+

	For	Against	Abstain
1a. Jodie McLean	☐	☐	☐
1b. Timothy Wennes	☐	☐	☐
1c. Billie Williamson	☐	☐	☐

IF APPOINTING A PROXY BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

1 U P X

+

0499GF

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The notice of the 2026 annual general meeting of shareholders, the Proxy Statement and annual report on Form 10-K for the year ended December 31, 2025 are available at: www.envisionreports.com/CWK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Cushman & Wakefield Ltd.
Annual General Meeting of Shareholders
May 14, 2026 9:00 a.m. (Eastern Time)
virtually via the internet at meetnow.global/MTNRSGW

This proxy is solicited by the Board of Directors

Michelle MacKay, Noelle Perkins and Steven Belew, or any of them, are hereby appointed as proxies of the undersigned, each with the power to appoint his or her substitute, and are hereby authorized to attend and speak on behalf of the undersigned, and vote all of the common shares and/or depositary receipts ("Securities") of Cushman & Wakefield Ltd. (the "Company") held by the undersigned, with all of the powers which the undersigned would possess if personally present, at the annual general meeting of shareholders of the Company to be held on May 14, 2026 or at any adjournment or postponement thereof (the "Annual Meeting"). To appoint a person as proxy other than the person nominated in this form, insert the full name in the space provided. The signer hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials and/or the Proxy Statement. All previous proxies given with respect to the Annual Meeting are revoked.

Securities in respect of which the proxy is appointed will be voted as directed by the shareholder. If this proxy is signed but no direction is given, this proxy will be voted FOR the election of each of the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. In the event that any other matter may properly come before the Annual Meeting, or any postponement or adjournment thereof, the proxy is authorized to vote or abstain from voting the Securities in respect of which the proxy is appointed, at his or her discretion. To appoint more than one proxy in respect of your Securities, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling +1 (877) 750-9497 (within the United States and Canada) or +1 (412) 232-3651.

In the case of joint holders of a Security, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

(Proposals on which to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title. If signing on behalf of a company or partnership, please enter the full corporate or partnership name below and state your official capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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